                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                                  $150,000,000


                                     among


                                 CONVERSE INC.,

                                  as Borrower,


                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 13.6 HEREOF,

                                   as Lenders,


                                       and


                           BT COMMERCIAL CORPORATION,

                                    as Agent





                            Dated as of May 21, 1997


                                TABLE OF CONTENTS
                                -----------------
ARTICLE                                                                    PAGE
-------                                                                    ----
1   Definitions.............................................................  1
    1.1      General Definitions............................................  1
    1.2      Accounting Terms and Determinations............................ 29
    1.3      Other Definitional Terms....................................... 29

2   Conditions Precedent.................................................... 30
    2.1      Initial Loans.................................................. 30
    2.2      All Loans...................................................... 31

3   The Loans............................................................... 31
    3.1      Commitment and Delivery of Revolving Notes..................... 31
    3.1.2    ............................................................... 32
    3.2      Determination of Borrowing Base................................ 32
    3.3      Borrowings; Notices of Borrowings.............................. 33
    3.4      Alternate Periodic Settlements Among Lenders................... 34
    3.5      Mandatory Payment; Voluntary Reductions of Commitments......... 37
    3.6      Payments and Computations...................................... 38
    3.7      Maintenance of Account......................................... 40
    3.8      Loan Disbursement Account...................................... 40
    3.9      Statement of Account........................................... 40
    3.10     Taxes.......................................................... 41
    3.11     Sharing of Payments............................................ 43

4   Letters of Credit, Foreign Exchange Contracts and Acceptances........... 43
    4.1      Letter of Credit Issuances..................................... 43
    4.2      Foreign Exchange Contracts..................................... 45
    4.2.1    Acceptances.................................................... 46
    4.3      Lenders' Participation......................................... 50
    4.4      Definition of Obligations...................................... 50
    4.5      Indemnification................................................ 51
    4.6      Certain Waivers................................................ 51
    4.7      Limitation on Liability; Authority of Lender................... 52
    4.8      Covenants of Borrower.......................................... 52
    4.9      Rights and Remedies of Lenders................................. 53

5   Representations and Warranties.......................................... 53
    5.1      Corporate Existence; Qualification; Power; Licenses and Permits 53



ARTICLE                                                                     PAGE
-------                                                                     ----

    5.2      Corporate and Governmental Authorization; Contravention........ 54
    5.3      Binding Effect................................................. 54
    5.4      Information.................................................... 54
    5.5      No Material Adverse Change..................................... 55
    5.6      Litigation and Judgments....................................... 55
    5.7      Compliance with ERISA.......................................... 55
    5.8      Taxes.......................................................... 56
    5.9      Subsidiaries................................................... 57
    5.10     Not an Investment Company...................................... 57
    5.11     No Conflicting Requirements.................................... 57
    5.12     Debt........................................................... 58
    5.13     Title to Properties and Assets; Collateral..................... 58
    5.14     Compliance with Law............................................ 60
    5.15     Compliance with Environmental Laws............................. 60
    5.16     Security Interests and Liens; Inventory and Equipment.......... 61
    5.17     Labor Relations................................................ 61
    5.18     UCC Filing Information......................................... 62
    5.19     Solvency....................................................... 62
    5.20     Fictitious Business Names...................................... 63
    5.21     Use of Proceeds................................................ 63
    5.22     Margin Security................................................ 63
    5.23     No Event of Default............................................ 63
    5.24     Status of Accounts............................................. 63
    5.25     Survival of Representations.................................... 63
    5.26     Affiliate Transactions......................................... 63
    5.27     Accuracy and Completeness of Information....................... 63
    5.28     Representations Upon Execution................................. 64

6   Affirmative Covenants................................................... 64
    6.1      Information.................................................... 64
    6.2      Payment of Obligations......................................... 68
    6.3      Maintenance of Property: Insurance............................. 68
    6.4      Compliance with Laws........................................... 70
    6.5      Inspection of Property, Books and Records; Change of Name,
             Principal Place of Business, Location of Collateral, Etc....... 70
    6.6      Compliance with Credit Documents............................... 71
    6.7      Covenant to Mortgage After-Acquired Property................... 71
    6.8      Corporate Existence............................................ 72
    6.9      ERISA.......................................................... 72


ARTICLE                                                                     PAGE
-------                                                                     ----
    6.10     Environmental Matters.......................................... 74
    6.11     Collateral Records............................................. 75
    6.12     Security Interests............................................. 75
    6.13     Taxes.......................................................... 76
    6.14     Use of Proceeds................................................ 76
    6.15     Collection of Accounts......................................... 77
    6.16     Notice; Credit Memoranda; and Returned Goods................... 77
    6.17     Trademarks..................................................... 77
    6.18     Patents........................................................ 77

7   Negative Covenants and Financial Covenants.............................. 78
    7.1      Debt and Guarantees............................................ 78
    7.2      Restricted Payments............................................ 79
    7.3      Investments.................................................... 80
    7.4      Negative Pledge................................................ 80
    7.5      Consolidations, Mergers and Sales of Assets.................... 81
    7.6      Capital Expenditures........................................... 83
    7.7      Interest Coverage Ratio........................................ 83
    7.8      Transactions with Affiliates................................... 83
    7.9      Restrictions on Foreign Subsidiary Support..................... 84
    7.10     Environmental Matters.......................................... 84
    7.11     [INTENTIONALLY OMITTED]........................................ 85
    7.12     [INTENTIONALLY OMITTED]........................................ 85
    7.13     [INTENTIONALLY OMITTED]........................................ 85
    7.14     [INTENTIONALLY OMITTED]........................................ 85
    7.15     Amendments to Certificates of Incorporation and By-Laws........ 85
    7.16     No Prohibited Transactions Under ERISA......................... 85
    7.17     No Additional Bank Accounts.................................... 86
    7.18     No Additional Subsidiaries..................................... 86
    7.19     [INTENTIONALLY OMITTED]........................................ 86

8   Interest, Fees and Expenses............................................. 86
    8.1      Interest on LIBOR Rate Loans................................... 86
    8.2      Interest on Prime Rate Loans................................... 87
    8.3      Notice of Rollover and Notice of Conversion.................... 87
    8.4      Interest After Event of Default................................ 89
    8.5      Reimbursement of Expenses...................................... 90
    8.6      [INTENTIONALLY OMITTED]........................................ 90
    8.7      Unused Line Fee................................................ 90



ARTICLE                                                                    PAGE
-------                                                                    ----
    8.8      Letter of Credit Fees; Foreign Exchange Fees................... 91
    8.9      [INTENTIONALLY OMITTED]........................................ 94
    8.10     Collateral Management Fees; Expenses........................... 94
    8.11     Authorization to Charge Account................................ 94
    8.12     Indemnification in Certain Events.............................. 94

9   Powers of Attorney...................................................... 95
    9.1      Appointment as Attorney-in-Fact................................ 95
    9.2      Limitation on Exercise of Power................................ 96
10  Events of Default and Remedies.......................................... 96
    10.1     Events of Default.............................................. 96
    10.2     Acceleration................................................... 99
    10.3     Remedies.......................................................100

11  Termination of the Revolving Commitments................................101

12  The Agent...............................................................102
    12.1     Appointment of Agent...........................................102
    12.2     Nature of Duties of Agent......................................102
    12.3     Lack of Reliance on Agent......................................103
    12.4     Certain Rights of the Agent....................................103
    12.5     Reliance by Agent..............................................103
    12.6     Indemnification of Agent.......................................104
    12.7     The Agent in its Individual Capacity...........................104
    12.8     Holders of Notes...............................................104
    12.9     Successor Agent................................................104
    12.10    Collateral Matters.............................................105
    12.11    Actions with Respect to Defaults...............................107
    12.12    Delivery of Information........................................107

13  Miscellaneous...........................................................108
    13.1     Waivers........................................................108
    13.2     JURY TRIAL.....................................................108
    13.3     GOVERNING LAW..................................................108
    13.4     VENUE; SERVICE OF PROCESS; WAIVER OF DAMAGES...................108
    13.5     Notices........................................................110
    13.6     Assignability..................................................110
    13.7     [INTENTIONALLY OMITTED]........................................113



ARTICLE                                                                    PAGE
-------                                                                    ----
    13.8     Information....................................................113
    13.9     Indemnification................................................113
    13.10    Entire Agreement; Successors and Assigns.......................114
    13.11    Amendments, Etc................................................114
    13.12    [INTENTIONALLY OMITTED]........................................115
    13.13    Nonliability of Agent and Lenders..............................115
    13.14    Independent Nature of Lenders' Rights..........................115
    13.15    Counterparts...................................................116
    13.16    Effectiveness..................................................116
    13.17    Severability...................................................116
    13.18    Headings Descriptive...........................................116
    13.19    Maximum Rate...................................................116
    13.20    Right of Setoff................................................117
    13.21    Confidentiality................................................117


ANNEXES
-------

Annex I - List of Lenders and Commitment Amounts




EXHIBITS
--------
Exhibit A         -        Form of Assignment and Acceptance
Exhibit B         -        Form of Assumption Agreement
Exhibit C         -        Form of Letter of Credit Request
Exhibit D         -        Form of Patent Security Agreement
Exhibit E         -        Form of Pledge Agreement
Exhibit F         -        Form of Revolving Note
Exhibit G         -        Form of Security Agreement
Exhibit H         -        Form of Trademark Security Agreement
Exhibit I         -        Form of Opinions of Borrower's General and Special Counsel
Exhibit J         -        Form of Notice of Borrowing
Exhibit K         -        Form of Lockbox Agreement
Exhibit L         -        Form of Concentration Account Agreement
Exhibit M         -        Form of Compliance Certificate
Exhibit N         -        Form of Borrowing Base Certificate
Exhibit O         -        Form of Notice of Rollover
Exhibit P         -        Form of Notice of Conversion



Exhibit Q         -        Form of Remote Letter of Credit Customer Agreement

SCHEDULES
---------

Schedule A        -        Closing Document List
Schedule B        -        Outstanding Letters of Credit
Schedule C        -        Proprietary Rights Schedule
Schedule D        -        Disclosure Schedule


                                CREDIT AGREEMENT
                                ----------------


     THIS CREDIT AGREEMENT is entered into as of May 21, 1997, among CONVERSE INC., a Delaware corporation ("Borrower"), and each of those financial institutions identified as Lenders on Annex I hereto (together with each of their successors and assigns, referred to individually as a "Lender" and collectively as the "Lenders") and BT COMMERCIAL CORPORATION ("BTCC"), acting in the manner and to the extent described in Article 12 hereof (in such capacity,
                                          ----------
the "Agent").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Borrower wishes to obtain a revolving credit facility to refinance certain of Borrower's existing indebtedness and to provide financing for the Borrower's ongoing working capital, letter of credit, foreign exchange contracts, acceptances, and general corporate needs; and

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make loans and advances to the Borrower;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:


                                   ARTICLE 1
                                   ---------

                                  Definitions
                                  -----------

     1.1  General Definitions.  As used herein, the following terms shall have
          -------------------
the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     Acceptance shall mean a draft of the Borrower accepted by an Accepting Bank
     ----------
pursuant to Article 4 hereof.
            ---------

     Acceptance Commission shall mean, with respect to any Acceptance, the fees
     ---------------------
and commissions payable to the Agent for the benefit of the Lenders by the Borrower under and pursuant to Section 8.8 hereof.
                               -----------

     Acceptance Date shall have the meaning given to it in Section 13.6(c)
     ---------------                                       ---------------
hereof.

     Acceptance Letter of Credit shall mean a Letter of Credit providing for the
     ---------------------------
payment of the Borrower's reimbursement obligations arising upon a drawing thereunder by the creation and discounting of an Acceptance by an Accepting Bank.

     Acceptance Obligations shall mean, at any time, without duplication, (i)
     ----------------------
the sum of the face amount of all Acceptances outstanding as of such time plus
                                                                          ----
(ii) the aggregate amount of all payments made by each Lender to an Accepting Bank with respect to its participation in Acceptances as provided in Article 4
                                                                     ---------
for which the Borrower is obligated to and has not at such time reimbursed the Lenders whether by payment to the Lenders (as contemplated by Section 4.2.1
                                                                      -----
hereof) or otherwise.

     Accepting Bank shall mean Bankers Trust Company or any other bank or
     --------------
financial institution approved by the Agent in writing to create Acceptances for the account of the Borrower.

     Accounts shall mean all of the Borrower's accounts, whether now existing or
     --------
existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of the Borrower's sales of goods or rendition of services made under any of the Borrower's trade names or styles, or through any of the Borrower's divisions; (ii) unpaid or unexercised seller's rights (including any right of rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Borrower with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; (vi) insurance policies; or (vii) rights relating to any of the foregoing.

     Acknowledgement Agreement shall mean any acknowledgement agreement required
     -------------------------
to be delivered by the Borrower to the Agent pursuant to which any mortgagee or lessor of property on which Collateral is stored or otherwise located, or pursuant to which any warehouseman, filler, processor or packer of any Inventory acknowledges the Liens and security interests of the Agent and, in the case of any real property leased by the Borrower or subject to a mortgage executed by the Borrower, provides the Agent access to such real property for a reasonable period of time to assemble, complete and sell any Collateral located thereon.

     Additional Permitted Debt shall have the meaning given to such term in
     -------------------------
Section 7.1 hereof.
-----------

     Adjusted LIBOR Rate shall mean, with respect to each Interest Period for
     -------------------
any LIBOR Rate Loan, the rate obtained by dividing (i) the LIBOR Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate
                                                -----
(stated as a decimal) of all reserves required to be maintained against Eurocurrency liabilities as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     Affiliate shall mean (i) a Controlling Person or any Person which is
     ---------
controlled by or is under common control with a Controlling Person and (ii) any other Person who is a director, officer or member of management of the Borrower, any of its Subsidiaries or any Controlling Person. For purposes of this Credit Agreement, control of a Person shall mean the power, direct or indirect, (a) to vote 20% or more of the outstanding stock or other ownership interests having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     After-Acquired Personal Property shall have the meaning given to it in
     --------------------------------
Section 12.10(d) hereof.
----------------

     After-Acquired Real Property shall have the meaning given to it in Section
     ----------------------------                                       -------
12.10(d) hereof.
--------

     Agent shall mean BTCC as provided in the preamble to this Credit Agreement
     -----
or any successor to BTCC.

     Ancillary Documents shall mean any Proprietary Rights Collateral Documents,
     -------------------
any Security Agreements, any Pledge Agreements, any Mortgages and any Collateral Assignments.

     Apollo shall mean Apollo Advisors, L.P. and Lion Advisors, L.P., both
     ------
Delaware limited partnerships.

     Applicable Lending Office shall mean, with respect to each Lender, such
     -------------------------
Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

     Asset Disposition shall mean any sale, transfer, lease, assignment or other
     -----------------
disposition of any asset by the Borrower or any Subsidiary thereof (other than a disposition to any other Subsidiary of the Borrower), excluding, however, any sale or disposition by a Borrower or Subsidiary in the ordinary course of business of Inventory.

     Assignment and Acceptance shall mean an assignment and acceptance agreement
     -------------------------
entered into by an assigning Lender and an assignee Lender, and accepted by the Agent, in accordance with Section 13.6 hereof, in the form attached hereto as
                          ------------
Exhibit A.

     Auditors shall mean a nationally-recognized firm of independent public
     --------
accountants selected by the Borrower and satisfactory to the Agent in its reasonable discretion. For purposes of this Credit Agreement, any of the current so-called "Big Six" firms of independent public accountants shall be deemed to be satisfactory to the Agent.

     Beneficial Owner is used as defined in Rule 13d-3 promulgated by the
     ----------------
Securities and Exchange Commission under the Securities Exchange Act of 1934.

     Benefit Plan shall mean a defined benefit plan as defined in Section 3(35)
     ------------
of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     Borrower shall mean Converse Inc.
     --------

     Borrowing Base shall mean an amount equal to the sum of
     --------------

          (A) eighty-five percent (85%) of the then Eligible Accounts Receivable, plus
                 ----

          (B) the sum of (1) sixty-five percent (65%) of the then Eligible Inventory; plus (2) an amount equal to sixty-five percent (65%) of the face amount of any letter of credit (including Letters of Credit) issued to support the purchase of finished goods Inventory which, in the determination of the Agent in the exercise of its Permitted Discretion, would constitute Eligible Inventory when title thereto passes to the Borrower ("Eligible L/C Inventory"); provided, however, that during the
                                          --------  -------
     months of April, May, June and July of each year during the term hereof, the advance rate with respect to Eligible Inventory and Eligible L/C Inventory shall be seventy percent (70%), plus
                                               ----

          (C) sixty percent (60%) of the then Eligible Retail Inventory, plus
                                                                         ----

          (D) $10,000,000 during the period from the date hereof, through and including September 30, 1997; thereafter, on the first Business Day of each October, January, April and July of each year during the term hereof, such amount shall automatically reduce by $360,000; provided, however, that such amount shall automatically be reduced from time to time during the term hereof by an amount equal to (i) the Net Cash Proceeds in excess of $1,000,000 from any Asset Disposition of any fixed asset during any fiscal year during the term hereof, or (ii) the Net Cash Proceeds of any Funded Debt secured by any fixed assets as permitted by Section 7.1(v) hereof, plus
     ----

          (E) the lesser of (i) $15,000,000, or (ii) sixty-five percent (65%) of Borrower's annual Royalty Income, based on a rolling twelve month period.

     Borrowing Base Certificate shall have the meaning given to such term in
     --------------------------
Section 6.1 hereof.
-----------

     BT Account shall have the meaning given to such term in Section 3.6 hereof.
     ----------                                              -----------

     Business Day shall mean:  (a) for all portions of the Loans on which
     ------------
interest accrues based upon the Prime Lending Rate, any day other than a Saturday, Sunday or public holiday or the equivalent for banks in Chicago, Illinois, and (b) for portions of the Loans on which interest accrues based upon the LIBOR Rate, the days described in the immediately preceding subclause (a) for the definition of Business Day, but excluding therefrom any day on which commercial banks are not open for dealing in Dollar deposits in the London (England, U.K.) interbank market.

     Capital Lease shall mean any lease of property, real or personal, the
     -------------
obligation of the lessee in respect of which is required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

     Cash Equivalents shall mean, as to any Person, (i) direct obligations of
     ----------------
the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) time deposits with, including certificates of deposit issued by, the Agent or any office located in the United States of any bank or trust company the senior debt securities of which are rated in one of the two highest categories by a nationally recognized credit rating agency, provided in each case that such securities or other
                      --------
obligations described in subsections (i), (ii) and (iii) above mature within one year from the date of acquisition thereof by the Borrower or a Subsidiary, (iv) repurchase obligations with a term of not more than ten (10) days of underlying securities of the type described in clause (i) entered into with any bank of the type described in clause (iii), (v) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $100,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above, and (vi) investments in any other money market mutual fund the underlying assets of which are rated at least AAA or the equivalent by Standard & Poor's Corporation or at least Aaa or the equivalent thereof by Moody's Investors Service, Inc., including, without limitation, any such mutual fund managed or advised by the Agent or any Lender. All such Cash Equivalents must be denominated solely for payment in U.S. Dollars.

     Casualty Loss shall have the meaning given to such term in Section 6.3
     -------------                                              -----------
hereof.

     Change in Control shall mean the occurrence of any of the following: (i)
     -----------------
the sale or other transfer of all or substantially all of the assets of the Borrower to any person other than Apollo, any account managed by Apollo for so long as it exercises power of disposition and voting with respect thereto (a "Controlled Account"), or an Affiliate of Apollo or of a Controlled Account, (ii) any transaction (including a merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty-five percent (35%) (calculated on a fully diluted basis) of the voting power of all classes of Voting Stock of the Borrower and/or warrants or options to acquire such Voting Stock and, at such time, such person or group is the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Borrower than that which is then beneficially owned (calculated on a fully diluted basis) by Apollo or a Controlled Account or an Affiliate of Apollo or of a Controlled Account, (iii) the adoption of a plan relating to the liquidation or dissolution of the Borrower, and (iv) the first day on which a majority of the members of the Board of Directors of the Borrower cease to be Continuing Directors (meaning the directors of the Borrower on the date hereof and each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the Continuing Directors at the time of such nomination or election)

     Closing shall mean the execution of this Credit Agreement and the other
     -------
documents identified on Part I of the Closing Documents List, and the satisfaction of the other conditions precedent to the Initial Credit Event set forth in Article 2 hereof.
         ---------

     Closing Date shall mean the date on which the Closing occurs.
     ------------

     Closing Documents List shall mean the Closing Documents List attached
     ----------------------
hereto as Schedule A.

     Code shall have the meaning given to it in Section 1.3 hereof.
     ----                                       -----------

     Collateral shall mean any and all assets and rights and interests in or to
     ----------
property of the Borrower pledged from time to time as security for the Obligations pursuant to the Ancillary Documents whether now owned or hereafter acquired, including, without limitation, (i) all of the Accounts, Inventory, Equipment, Intellectual Property, Intangibles and Real Estate of the Borrower, as defined in any Security Agreement, any Mortgage, any Pledge Agreement or any Proprietary Rights Collateral Document (excluding any property expressly excluded from the pledge or grant under any Ancillary Document) and (ii) all of the rights and interest of the Borrower assigned to the Agent for the benefit of the Lenders pursuant to the Collateral Assignments, if any.

     Commitments of any Lender shall mean the Revolving Credit Commitment of
     -----------
such Lender.

     Compliance Certificate shall have the meaning given to such term in Section
     ----------------------                                              -------
6.1(c) hereof.
------

     Concentration Account shall have the meaning given to such term in Section
     ---------------------                                              -------
3.6 hereof.
---

     Concentration Account Agreement shall have the meaning given to such term
     -------------------------------
in Section 3.6 hereof.
   -----------

     Consolidated Capital Expenditures shall mean, for any period, the additions
     ---------------------------------
to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are (or, in accordance with GAAP, would be) set forth in the consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

     Consolidated Interest Expense shall mean, for any period, the sum of (i)
     -----------------------------
the aggregate amount of interest (except as hereinafter provided, including Fees payable in connection with this Credit Agreement except to the extent any such Fees are amortized by Borrower in accordance with GAAP, but excluding non-cash interest, non-cash financing fee amortization and amortization of discount), in each case, whether or not paid or payable, accrued or paid (without duplication) by the Borrower and its Consolidated Subsidiaries during such period which is treated as interest in accordance with GAAP and (ii) dividends paid or declared in cash or other property (other than in stock) on preferred stock during such period, less (iii) the aggregate amount of cash interest income during such period.

     Consolidated Net Income shall mean, for any period, the consolidated net
     -----------------------
income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, excluding (i) gains or losses from dispositions of assets, (ii) any extraordinary items, and (iii) other non-recurring items not related to operations.

     Consolidated Subsidiary of any Person shall mean at any date any Subsidiary
     -----------------------
or other entity the accounts of which in accordance with GAAP would be consolidated with those of such Person in its consolidated financial statements as of such date.

     Contractual Obligations shall mean, with respect to any Person, any term or
     -----------------------
provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     Controlling Person means any Person that is in control of the Borrower or
     ------------------
any of its Subsidiaries (such control being the power to direct or cause the direction of the management and policies of the Borrower or any such Subsidiary, whether through the ownership of voting stock, by contract or otherwise).

     Convert, Conversion and Converted each shall refer to a conversion of Loans
     ---------------------------------
of one Type into Loans of another Type pursuant to Section 8.3 hereof.
                                                   -----------

     Credit Agreement shall mean this credit agreement, dated as of the date
     ----------------
hereof, as the same may be modified, amended, extended, restated or supplemented from time to time.

     Credit Documents shall mean, collectively, this Credit Agreement, the
     ----------------
Notes, each of the Ancillary Documents, the Fee Letter, and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

     Credit Parties shall mean, collectively, the Borrower and any other parties
     --------------
to the Credit Documents (other than the Lenders and the Agent).

     Debt shall mean of any Person at any date, without duplication, (a) all
     ----
obligations of such Person and its Consolidated Subsidiaries for borrowed money,
(b) all obligations of such Person and its Consolidated Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person and its Consolidated Subsidiaries to pay the deferred purchase price of property or services, except non-intercompany trade accounts payable arising in the ordinary course of business representing the deferred purchase price of property or services and having a maturity equal to or less than 360 days, (d) all obligations of such Person and its Consolidated Subsidiaries under Capital Leases, (e) all contingent or non-contingent obligations of such Person and its Consolidated Subsidiaries to reimburse any Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (f) all Debt of others secured by a Lien on any asset of such Person or a Consolidated Subsidiary, and (g) all Debt of others Guaranteed by such Person or a Consolidated Subsidiary.

     Default shall mean an event, condition or default which with the giving of
     -------
notice, the passage of time or both would be an Event of Default.

     Defaulting Lender shall have the meaning given to such term in Section
     -----------------                                              -------
3.4(b) hereof.
------

     Depositary Account shall have the meaning given to such term in Section 3.6
     ------------------                                              -----------
hereof.

     Discount Rate shall mean, with respect to any Acceptance, the applicable
     -------------
discount rate of the applicable Accepting Bank (determined by such Accepting Bank on the date of discount prior to 12:00 noon, Chicago time) for bankers acceptances having maturities comparable to the maturity of such Acceptance and with face amounts equal to the face amount thereof.


     DOL shall mean the United States Department of Labor and any successor
     ---
department or agency.

     Domestic Lending Office shall mean, with respect to any Lender, the office
     -----------------------
of such Lender specified by such Lender to the Borrower and the Agent as its "Domestic Lending Office" from time to time.

     EBITDA with respect to any period, shall mean Consolidated Net Income for
     ------
such period before payment or provision of taxes measured by income plus,
                                                                    ----
without duplication, all interest charges (to the extent deducted in computing Consolidated Net Income), all Fees payable in connection with this Credit Agreement, amortization and depreciation expense (including any amortization and depreciation associated with "fresh start accounting") and other non-cash items reducing Consolidated Net Income for such period, in each case determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries.

     Eligible Accounts Receivable shall mean the aggregate face amount of such
     ----------------------------
Borrower's Accounts that conform to the warranties contained herein and at all times continue to be acceptable to the Agent in its Permitted Discretion, less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves established or required to be established by the Agent from time to time for slow paying accounts, foreign sales, bill and hold (or deferred shipment) transactions and the Lenders' charges as set forth in this Credit Agreement. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

          (a) it arises out of a sale made by the Borrower to an Affiliate (other than an Affiliate of Apollo which would not otherwise be an Affiliate of Borrower but for the relationship to Apollo); or

          (b) the Account is unpaid more than 60 days after the original due date specified in the related invoice or the Account is unpaid more than 120 days after the initial date of such invoice, based on Borrower's reasonable estimate thereof, and subject to reserves established by the Agent with respect thereto in its Permitted Discretion; or

          (c) the Account, when aggregated with all other Accounts of such account debtor, exceeds fifteen percent (15%) in face value of all Accounts of the Borrower then outstanding, to the extent of such excess, unless such Account is supported by an irrevocable letter of credit or other form of financial support in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent and which, following any request therefor by Agent, has been endorsed in blank and delivered to the Agent; or


          (d) (i) the account debtor is also a creditor of the Borrower or of its Subsidiaries, in each case to the extent of the amount owed by the Borrower or such Subsidiary to the account debtor, (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account, in each case which has not been resolved, but the subject Account shall be excluded from Eligible Accounts Receivable only to the extent of any amount with respect to which the account debtor has disputed its liability or has made a claim or (iii) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

          (e) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (f) the sale is to an account debtor outside of the United States, Canada or Puerto Rico, unless the account debtor thereon has supplied the Borrower with an irrevocable letter of credit or other form of financial support in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent and which, following any request therefor by the Agent, has been endorsed in blank and delivered to the Agent; or

          (g) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (h) the Agent believes, in its Permitted Discretion, that collection of such Account is insecure or that such Account may not be paid by reason of the account debtor's financial inability to pay; or

          (i) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. sec. 3727 et seq.); or
                                -- ---

          (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

          (k) the Account exceeds a credit limit determined by the Agent, in its Permitted Discretion, to the extent such Account exceeds such limit; or

          (l) fifty percent (50%) or more, in face amount, of other Accounts from the same account debtor are not deemed Eligible Accounts Receivable hereunder; or

          (m) the Account does not comply with all applicable legal requirements, including, without limitation, applicable provisions of the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended; or

          (n) the Account is not owned by the Borrower free and clear of any Liens (other than Liens in favor of the Agent) or is one in which the Agent does not have a first prior perfected security interest; or

          (o) the Account does not constitute a valid and binding obligation of the applicable account debtor in accordance with its terms; or

          (p) the Agent, in the exercise of its Permitted Discretion, determines it to be ineligible.

     In addition to the foregoing, Eligible Accounts Receivable shall include such Accounts for which Borrower shall request approval and that the Agent approves in advance, in writing, and in its Permitted Discretion, which approval shall not prevent the Agent from time to time from revoking such approval in the exercise of its Permitted Discretion.

     Eligible Inventory shall mean:
     ------------------

          (a) the gross amount of the Borrower's Inventory, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by the Borrower and with respect to which the Borrower has good, valid and marketable title; (ii) is either (A) stored on property that is not a retail location of the Borrower and that is either (x) owned or leased by the Borrower or (y) owned or leased by a warehouseman that has contracted with the

     Borrower to store Inventory on such warehouseman's property or by a filler, processor or packer of the Borrower (provided that, with respect to
                                          --------
     Inventory stored on property leased by the Borrower, the Borrower shall have delivered in favor of the Agent an Acknowledgement Agreement, except that no Acknowledgement Agreement shall be required with respect to the Charlotte, North Carolina warehouse leased by the Borrower (the "Charlotte Warehouse") as a prerequisite to the inclusion of the Inventory therein as "Eligible Inventory" so long as (1) Borrower has notified the landlord of the Charlotte Warehouse of the Lender's security interest in the Collateral at such facility and directed such landlord to send all notices with respect to the Charlotte Warehouse, including without limitation, notices of non-payment, late payment or default under the lease, to Agent, and provided Agent with proof of such notice and (2) the rent on such location is paid at least two (2) months in advance and, upon request, evidence of such rental payments is provided to Agent, and, with respect to Inventory stored on property owned or leased by a warehouseman, filler, processor or packer, the Borrower shall have delivered to the Agent Acknowledgement Agreements executed by the warehouseman) or (B) finished goods in transit to a domestic location of Borrower, and which are being imported (or have been imported) by Borrower for which payment is to be effected by either
     (1) the presentment of a Letter of Credit issued (or deemed issued) pursuant to this Agreement or (2) such other method agreed to between the Borrower and the seller thereof pursuant to an open account purchase order, so long as, (x) the Agent is named as consignee on the applicable bill of lading or other similar document of title, (y) such bill of lading or document has been delivered to the Agent (or a Person designated by the Agent to act as its agent for such purpose) and (z) the Inventory is covered by insurance acceptable to the Agent; (iii) is subject to a valid, enforceable and perfected first priority Lien in favor of the Agent except, with respect to Eligible Inventory stored at sites described in clause
     (ii)(A)(y) above, for Liens for normal and customary warehouseman filler, packer and processor charges and provided such Eligible Inventory is not subject to any other Lien or consignment arrangement; other than Liens in favor of the Agent; (iv) is located in the United States, Canada or Puerto Rico or, with respect to Inventory described in (ii)(B) above, is in transit to a domestic location; (v) is not obsolete, damaged, defective, slow moving, unmerchantable, work-in-process, unsalable or otherwise capable of sale only at a price materially less than the original cost of such item and which otherwise conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in its Permitted Discretion; and (vi) is not financed by letters of credit (including Letters of Credit),

          (b) less any goods otherwise included in Eligible Inventory pursuant
              ----
     to the preceding paragraph (a) that are returned or rejected by the Borrower's customers and goods in transit to third parties (other than to the Borrower's agents, warehouses, fillers, processors or packers that comply with clause (a)(ii)(B) above),

          (c) less any Inventory otherwise included in Eligible Inventory
              ----
     pursuant to the preceding paragraph (a) that the Agent determines in its Permitted Discretion to be a no charge or sample item,

          (d) less any reserves required by the Agent in its Permitted
              ----
     Discretion for special order goods and market value declines, and

          (e) less any Inventory that the Agent determines in its Permitted
              ----
     Discretion to be ineligible.


     In addition to the foregoing, Eligible Inventory shall include such items of Borrower's Inventory for which the Borrower shall request approval and that the Agent approves in advance, in writing, and in its Permitted Discretion, which approval shall not prevent the Agent from time to time from revoking such approval in the exercise of its Permitted Discretion.

     Eligible Retail Inventory shall mean Borrower's Inventory which would
     -------------------------
otherwise constitute Eligible Inventory but for the fact that it is located at a retail location of the Borrower; provided, however, that no Acknowledgement Agreement shall be required with respect to retail locations leased by Borrower as a prerequisite to the inclusion of the inventory thereon as Eligible Retail Inventory.

     Environmental Law shall mean any federal, state or local law, statute,
     -----------------
ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about any real property owned, operated or leased by the Borrower or any Subsidiary thereof.

     Equity Offering Proceeds shall mean the aggregate amount of cash received
     ------------------------
by the Borrower from a public offering or private placement of equity securities (including, without limitation, common stock, preferred stock and warrants and options to acquire the same) of such Borrower minus, but without duplication,
                                              -----
all underwriting discounts and commissions, placement fees and other professional fees, expenses and taxes incurred in connection with such offering or placement. For purposes of this definition, if any such discounts, commissions, fees, expenses or taxes payable in connection with such offering or placement are not known as of the date of the distribution of the proceeds thereof, then such discounts, commissions, fees, expenses or taxes shall be estimated in good faith by the Borrower and such estimated amounts shall be deducted from the calculation of Equity Offering Proceeds.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as
     -----
amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

     ERISA Affiliate shall mean any (i) corporation which is or was at any time
     ---------------
during the immediately preceding six years a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue
Code) as the Borrower; (ii) partnership or other trade or business (whether or not incorporated) at any time during the immediately preceding six years under common control (within the meaning of Section 414(c) of the Internal Revenue
Code) with the Borrower; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.


     Event(s) of Default shall have the meaning provided for in Article 10 of
     -------------------                                        ----------
this Credit Agreement.

     Excess Consolidated Net Income shall mean, for any fiscal year, fifty
     ------------------------------
percent (50%) of the amount of the Borrower's Consolidated Net Income in excess of the amounts set forth below for the corresponding fiscal year:

          1997                      $13,000,000
          1998                      $20,000,000
          1999 and each fiscal      $30,000,000
          year thereafter during
          the term hereof



     Excluded Taxes shall mean income, franchise and branch profits taxes
     --------------
(including any privilege or intangible taxes to the extent measured by income or calculated in a manner similar to franchise or branch profits taxes) imposed on the Agent (or Bankers Trust Company) or any Lender (or an office, branch or agency of the Agent or a Lender) by any governmental authority in a jurisdiction in which the Agent or any Lender is organized or has its principal or registered office or is acting for purposes of this Credit Agreement (other than any jurisdiction in which the Agent or such Lender has become subject to taxation as a result of entering into or performing its obligations under this Credit Agreement).

     Expenses shall mean all present and future expenses reasonably incurred by
     --------
or on behalf of the Agent in connection with this Credit Agreement or any of the other Credit Documents or any of the transactions contemplated hereby or thereby, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, reasonable counsel fees, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to "insufficient funds" of deposited checks and the Agent's standard fee relating thereto, costs of the Agent (including internal and external collateral examination staff) in conducting field examinations, reasonable fees and expenses of accountants, appraisers or other experts or advisors retained by the Agent, title insurance search fees (but not including any premiums for title insurance except in connection with enforcement of the Agent's Liens), real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording Collateral Assignments, Proprietary Rights Collateral Documents, Mortgages, the Security Agreement and all expenses, costs and fees set forth in Article 8 of this Credit Agreement.
                            ---------

     Expiration Date shall mean May 21, 2002.
     ---------------

     Federal Funds Rate shall mean, for any period, a fluctuating interest rate
     ------------------
per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

     Fees shall mean the Unused Line Fee, the Foreign Exchange Fees, the Letter
     ----
of Credit Fees, the Acceptance Commissions and the Collateral Management Fee payable hereunder, and the fees payable for the account of the Agent pursuant to the letter dated April 29, 1997 between Borrower and Agent (the "Fee Letter").

     Filing Assets shall mean all property and assets comprising Collateral
     -------------
which constitute Inventory, Accounts, equipment (excluding motor vehicles and other equipment covered by a certificate of title or similar statute), general intangibles or chattel paper other than any of the foregoing located outside of the United States.

     Financials shall have the meaning given to it in Section 5.4 hereof.
     ----------                                       -----------

     Financial Statements shall mean the consolidated and consolidating balance
     --------------------
sheets, consolidated and consolidating statements of operations, consolidated statements of changes in cash flows and consolidated statements of changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the period specified prepared in accordance with GAAP and consistent with prior practices.

     Foreign Exchange Contract shall mean any contract (other than spot
     -------------------------
contracts) between a Foreign Exchange Guarantor and the Borrower requested by the Borrower and executed pursuant to the terms of Article 4 hereof that
                                                   ---------
requires payment or delivery of a currency other than U.S. Dollars.

     Foreign Exchange Exposure shall mean, with respect to any Foreign Exchange
     -------------------------
Contract, an amount equal to the product of (i) the U.S. Dollar equivalent (as determined by the Agent from time to time) of the foreign currency obligation under such Foreign Exchange Contract and (ii) a percentage determined by the applicable Foreign Exchange Guarantor, which percentage shall be the percentage reasonably determined by such Foreign Exchange Guarantor with respect to the applicable Foreign Exchange Contract.

     Foreign Exchange Facing Fees shall have the meaning given to it in Section
     ----------------------------                                       -------
8.8 hereof.
---

     Foreign Exchange Fees shall mean the fees payable to the Agent for the
     ---------------------
benefit of the Lenders by the Borrower under and pursuant to Section 8.8 hereof.
                                                             -----------

     Foreign Exchange Guarantor shall mean Bankers Trust Company or any other
     --------------------------
bank or financial institution approved by the Agent in writing to enter into Foreign Exchange Contracts.

     Foreign Exchange Obligations shall mean, at any time, the sum of, without
     ----------------------------
duplication, (i) the outstanding Foreign Exchange Exposure under Foreign Exchange Contracts at such time, plus (ii) the aggregate amount of all payments
                                 ----
under Foreign Exchange Contracts for which the Foreign Exchange Guarantor is entitled to be and has not at such time been reimbursed, plus (iii) the
                                                         ----
aggregate amount of all payments made by each Lender to the Foreign Exchange Guarantor with respect to the participation in Foreign Exchange Contracts as provided in Article 4 for which the Borrower is obligated to and has not at such
            ---------
time reimbursed the Lenders, whether by payment to the Lenders, by way of a Revolving Loan (as contemplated by Section 4.2 hereof) or otherwise.
                                   -----------

     Foreign Lender shall mean any Lender organized under the laws of a
     --------------
jurisdiction outside of the United States.

     Foreign Subsidiary shall mean any Subsidiary of a Person not incorporated
     ------------------
in or having material assets or operations in the United States.

     Funded Debt shall mean, with respect to any Person, all Debt of such Person
     -----------
which by the terms of the agreement governing, or instrument evidencing, such Debt matures more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term Debt, revolving credit and short-term Debt extendable beyond one year at the option of the debtor and, in respect of the Borrower, including the Loans outstanding hereunder, but excluding Acceptances, Foreign Exchange Contracts and Letters of Credit.

     Funding Bank shall have the meaning given to such term in Section 8.12
     ------------                                              ------------
hereof.

     GAAP shall mean generally accepted accounting principles in the United
     ----
States of America, as in effect from time to time.

     Guarantee by any Person shall mean any obligation, contingent or otherwise,
     ---------
of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term
                                                       --------
Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     Hazardous Substance shall mean those substances included within the
     -------------------
definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.,
                                                                       -- ---
the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S) 6901 et
                                                                          --
seq. and the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et
---                                                                        --
seq., and in the regulations promulgated pursuant to said laws, and such other
---
substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations.

     Highest Lawful Rate shall mean, at any given time during which any
     -------------------
Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of Illinois (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under Illinois (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

     Initial Credit Event shall have the meaning given to it in Section 2.1
     --------------------                                       -----------
hereof.

     Insurance Proceeds shall mean the proceeds of any insurance or any
     ------------------
judgments or settlements made in lieu thereof resulting from a casualty with respect to the Collateral or any part thereof.

     Interest Period shall mean for any LIBOR Rate Loan the period commencing on
     ---------------
the date of such borrowing and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Rollover or Notice of Conversion, select; provided, however, that the Borrower may not select any Interest Period that
--------  -------
ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest
--------  ----
Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.


     Interim Advances shall have the meaning given to it in Section 3.2 hereof.
     ----------------                                       -----------

     Interim Advance Period shall have the meaning given to it in Section 3.2
     ----------------------                                       -----------
hereof.

     Internal Revenue Code shall mean the Internal Revenue Code of 1986, as
     ---------------------
amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published, and generally applicable rulings entitled to precedential effect to the extent such regulations or rulings by their effective dates are applicable hereto.

     Internal Revenue Service shall mean the Internal Revenue Service and any
     ------------------------
successor agency.

     Inventory shall mean all of the Borrower's inventory, including without
     ---------
limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's business;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(iii) all goods returned or repossessed by the Borrower.

     Investment shall mean any investment in any Person, whether by means of
     ----------
share purchase, capital contribution, loan, advance, time deposit or otherwise.

     Issuing Bank shall mean Bankers Trust Company or any other bank or
     ------------
financial institution approved by the Agent in writing to issue Letters of Credit for the account of the Borrower.

     Judgment shall have the meaning given to it in Section 10.1(g) hereof.
     --------                                       ---------------

     L/C Facing Fee shall have the meaning given to it in Section 8.8 hereof.
     --------------                                       -----------

     Leased Real Property shall mean all of the real property leased by the
     --------------------
Borrower at any time, including, without limitation, all of the material real property leased by the Borrower as of the date of this Credit Agreement as set forth on Schedule D hereto.

     Leases shall have the meaning given to such term in Section 5.13 hereof.
     ------                                              ------------

     Lender shall have the meaning provided in the preamble to this Credit
     ------
Agreement.

     Letter of Credit Fees shall mean the fees payable to the Agent for the
     ---------------------
benefit of the Lenders by the Borrower under and pursuant to Section 8.8 hereof.
                                                             -----------

     Letter of Credit Obligations shall mean, at any time, the sum of, without
     ----------------------------
duplication, (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under
                          ----
Letters of Credit for which the Issuing Bank is entitled to be and has not at such time been reimbursed, plus (iii) the aggregate amount of all payments made
                           ----
by each Lender to the Issuing Bank with respect to its participation in Letters of Credit as provided in Article 4 for which the Borrower is obligated to and
                         ------- -
have not at such time reimbursed the Lenders, whether by payment to the Lenders, by way of a Revolving Loan (as contemplated by Section 4.1 hereof) or otherwise.
                                               -----------

     Letter of Credit Request shall mean a request for the issuance of a Letter
     ------------------------
of Credit executed by the Borrower in the form of Exhibit C hereto.

     Letters of Credit shall mean all letters of credit (whether commercial or
     -----------------
stand-by and whether for the purchase of inventory, equipment or otherwise) issued by any Issuing Bank for the account of the Borrower in accordance with
Article 4 hereof.
---------

     LIBOR Lending Office shall mean, with respect to any Lender, such office or
     --------------------
such affiliate of such Lender as such Lender may specify from time to time to the Borrower and the Agent (or, if no such office is specified, its Domestic Lending Office).

     LIBOR Rate shall mean, with respect to the Interest Period for each LIBOR
     ----------
Rate Loan comprising part of the same borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the LIBOR market by Bankers Trust Company for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period.

     LIBOR Rate Loan shall mean a Loan that bears interest as provided in
     ---------------
Section 8.1 hereof.
-----------

     LIBOR Rate Margin shall mean the percentage set forth in the schedule
     -----------------
below, determined as follows:

     Prior to the delivery by Borrower of the financial reports with respect to the fiscal quarter ending September 27, 1997, the LIBOR Rate Margin shall be two and fifty hundredths percent (2.50%) per annum. Thereafter, if the ratio of Borrower's EBITDA to Consolidated Interest Expense as at the end of any fiscal quarter, commencing with the fiscal quarter ending September 27, 1997, measured on the basis of the period consisting of the three (3) fiscal quarters ending September 27, 1997 and the four (4) fiscal quarters ending with any subsequent fiscal quarter (the "Measurement Period"), shall fall within any of the ranges set forth in the schedule below, based on such financial reports delivered by Borrower to Agent sufficient to Agent's satisfaction confirming such fact, and so long as no Default or Event of Default then exists and subject to the additional terms hereof, effective on the first day of the month (the "Effective Date") immediately following such confirmation by Agent, the LIBOR Rate Margin for any LIBOR Rate Loan outstanding at any time during the period of three calendar months commencing with the Effective Date, shall be the percentage set forth below opposite the applicable range:

           Range of Ratio        LIBOR Rate Margin
           --------------        -----------------

     less than 2.50 to 1                2.50%

     2.50 to 1 or greater, but          2.25%
     less than 2.75 to 1

     2.75 to 1 or greater, but          2.00%
     less than 3.0 to 1

     3.0 to 1 or greater, but           1.75%
     less than 3.25 to 1

     3.25 to 1 or greater               1.50%

     In the event that Borrower shall receive any Equity Offering Proceeds during the term hereof, Borrower's Consolidated Interest Expense shall be calculated on a proforma basis as if such Equity Offering Proceeds were used on a daily basis from the beginning of such Measurement Period until the date such Equity Offering Proceeds were received to permanently reduce the Revolving Loans outstanding on each day thereof in an amount equal to the lesser of such Revolving Loans then outstanding or such Equity Offering Proceeds.

     Notwithstanding the foregoing, (1) any change in the LIBOR Rate Margin to which Borrower is otherwise entitled to hereunder shall nonetheless be limited to not more than (a) twenty five hundredths percent (.25%) reduction based on Borrower's performance hereunder measured as at the end of the first full fiscal quarter occurring after the date hereof, (b) fifty hundredths percent (.50%) reduction based on Borrower's performance hereunder measured as at the end of the second full fiscal quarter occurring after the date hereof, and (c) seventy five hundredths percent (.75%) reduction based on Borrower's performance hereunder measured as at the end of the third full fiscal quarter occurring after the date hereof (provided, however, that the limitations of the preceding subsections (b) and (c) shall not apply if Borrower shall be entitled to a greater reduction in the LIBOR Rate Margin by reason of the receipt of Equity Offering Proceeds), and (2) if a Default or Event of Default shall occur at any time during the term hereof in which Borrower is otherwise entitled to the benefit of a LIBOR Rate Margin of less than 2.50%, the LIBOR Rate Margin shall revert to not less than 2.50% during the pendency of any such Default or Event of Default (subject to the provisions of Section 8.4 hereof).
                                                          -----------

     Lien shall mean, with respect to any asset, any mortgage, lien, pledge,
     ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Credit Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     Loan Account shall have the meaning given to it in Section 3.7 hereof.
     ------------                                       -----------

     Loans shall mean the Revolving Loans made from time to time hereunder.
     -----

     Lockbox Agreements shall have the meaning given to such term in Section 3.6
     ------------------                                              -----------
hereof.

     Lockbox Bank shall have the meaning given to such term in Section 3.6
     ------------                                              -----------
hereof.

     Lockboxes shall have the meaning given to such term in Section 3.6 hereof.
     ---------                                              -----------

     Material Adverse Change shall mean a material adverse change (i) in the
     -----------------------
business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole, or (ii) in the value of a material portion of the Inventory or Accounts or in the value of the Collateral taken as a whole or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

     Material Adverse Effect shall mean a material adverse effect on (i) the
     -----------------------
business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the value of a material portion of the Inventory or Accounts or the value of the Collateral taken as a whole or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (iii) the Borrower's ability to perform its obligations under the Credit Documents, or (iv) the rights and remedies of the Agent or the Lenders hereunder.

     Mortgage shall mean, with respect to real property owned by the Borrower,
     --------
each mortgage or deed of trust executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, and with respect to real property leased by the Borrower, each leasehold mortgage or leasehold deed of trust, if any, executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, as any of the same may be amended, modified, supplemented, extended or renewed from time to time.

     Multiemployer Plan shall mean a "multiemployer plan" as defined in Section
     ------------------                                                 -------
4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six
----------
(6) years was, contributed to by the Borrower or any ERISA Affiliate or (ii) with respect to which the Borrower or any ERISA Affiliate may incur any liability.

     Net Cash Proceeds shall mean, with respect to the sale or disposition of
     -----------------
any asset, the aggregate amount of cash received by the Borrower (including cash payments received in respect of deferred payment pursuant to any note or installment receivable or otherwise and state or federal income tax refunds attributable to such sale or disposition, but in each case only as and when received) in respect of such sale or disposition minus (i) all fees,
                                                 -----
commissions, expenses and taxes incurred in connection with such sale or disposition, (ii) the principal amount of Debt of the Borrower which is senior (in lien priority) to the Debt hereunder and which by its terms is required to be and is repaid, and (iii) any amount considered appropriate by the Borrower, in good faith, to provide reserves for payment of indemnities or liabilities that may be incurred in connection with such sale or disposition. For purposes of this definition, if taxes or other expenses payable in connection with the sale or disposition of any asset are not known as of the date of such sale or disposition, then such fees, commissions, expenses or taxes shall be estimated by the Borrower, in good faith, and such estimated amounts shall be deducted therefrom.

     Notes shall mean the Revolving Notes.
     -----

     Notice of Borrowing shall have the meaning given to such term in Section
     -------------------                                              -------
3.3 hereof.
---

     Notice of Conversion shall have the meaning given to such term in Section
     --------------------                                              -------
8.3 hereof.
---

     Notice of Rollover shall have the meaning given to such term in Section 8.3
     ------------------                                              -----------
hereof.

     Obligations shall mean the Loans, any other loans and advances or
     -----------
extensions of credit made or to be made by any Lender to the Borrower, or to others for the Borrower's account pursuant to the terms and provisions of this Credit Agreement, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of the Borrower on account of Letters of Credit and Foreign Exchange Contracts (including, without limitation, the Letter of Credit Obligations and the Foreign Exchange Obligations), any amounts payable under or in respect of the Acceptances (including, without limitation the Acceptance Obligations), and any and all indebtedness, liabilities and obligations which may at any time be owing by the Borrower to any Lender pursuant to this Credit Agreement or any other Credit Document, whether now in existence or incurred by the Borrower from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of the Borrower's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Borrower is liable to such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to any Lender by the Borrower under this Credit Agreement, the Credit Documents, the Borrower's liability to any Lender pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, the Borrower's liability to any Lender pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Lender may make or issue to others for the Borrower's account pursuant to this Credit Agreement or any other Credit Document, including any accommodation extended with respect to applications for Letters of Credit, or any Lender's acceptance of drafts or endorsement of notes or other instruments for the Borrower's account and benefit.

     OSHA shall mean the Occupational Safety and Health Act, as amended from
     ----
time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

     Other Taxes  shall have the meaning given to such term in Section 3.10
     ------------                                              ------------
hereof.

     Owned Real Property shall mean the real property owned by the Borrower at
     -------------------
any time, including, without limitation, all of the material real property owned by the Borrower as of the date of this Credit Agreement as set forth on Schedule D hereto.

     Patent Security Agreements shall mean, collectively, the Patent Security
     --------------------------
Agreements executed by the Borrower in favor of the Agent in the form attached hereto as Exhibit D.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any Person
     ----
succeeding to the functions thereof.

     Permitted Discretion shall mean the Agent's judgment exercised in good
     --------------------
faith and not in an irrational manner based upon its consideration of any factor which the Agent believes in good faith could affect the value of any Inventory or Accounts or the amount which the Agent and the

Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral. In exercising such judgment, the Agent may consider such factors which are already included in or tested by the definition of Eligible Accounts Receivable, Eligible Inventory, or Eligible Retail Inventory, as well as any of the following: (i) changes in collection history and dilution with respect to the Accounts, (ii) changes in levels of backlog of firm purchase orders and demand for, and pricing of, Inventory, (iii) changes in any concentration of risk with respect to Accounts and Inventory, and (iv) any other factors that change the credit risk of lending to the Borrower on the security of the Accounts and Inventory.

     Permitted Investments shall mean (i) Cash Equivalents, (ii) interest-
     ---------------------
bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that the Borrower may, in the
                           --------  -------
ordinary course of its business, maintain in the Loan Disbursement Account from time to time amounts in excess of then applicable FDIC or other program insurance limits, (iii) securities distributed in connection with the confirmation of a plan of reorganization following the bankruptcy of any Person indebted to the distributee at the time such bankruptcy is filed, (iv) any reinvestment of dividends paid by a Foreign Subsidiary or a foreign Affiliate in such Foreign Subsidiary or such foreign Affiliate and (v) such other investments as the Agent may approve in its sole discretion.

     Permitted Liens shall mean, without duplication:
     ---------------

          (a) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the appropriate Subsidiary, as the case may be, in accordance with GAAP;

          (b) statutory Liens of landlords and carriers', or other warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lenders or the Agent in any of the Collateral subject to the Ancillary Documents or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (c) pledges or deposits and Liens (other than any Lien imposed by ERISA) under bonds required in connection with workers compensation, unemployment insurance and other social security legislation;

          (d) Liens (other than any Lien imposed by ERISA or by Environmental
     Laws) incurred on deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not substantially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (f) Liens affecting assets existing at the time such assets are acquired provided that such Liens are not created in contemplation of such
              -------- ----
     acquisition;

          (g) Liens affecting the assets of any of the Borrower's Subsidiaries at the time such Subsidiaries are acquired provided such Liens are not created in contemplation of such acquisition; and

          (h) Liens affecting the assets of any Foreign Subsidiary.

     Person shall mean any individual, sole proprietorship, partnership, joint
     ------
venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

     Plan shall mean any "employee benefit plan" as defined in Section 3(3) of
     ----
ERISA, maintained or contributed to by the Borrower or with respect to which the Borrower may incur liability.

     Pledge Agreement shall mean, collectively, the Pledge Agreements executed
     ----------------
by the Borrower in favor of the Agent, in the form attached hereto as Exhibit E.

     Prime Lending Rate shall mean the rate which Bankers Trust Company
     ------------------
announces from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     Prime Rate Loan shall mean a Loan that bears interest as provided in
     ---------------
Section 8.2 hereof.
-----------

     Proportionate Share shall mean, with respect to any Lender, a fraction
     -------------------
(expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Loan Commitments.

     Proprietary Rights shall have the meaning given to such term in Section
     ------------------                                              -------
5.13 hereof.
----

     Proprietary Rights Collateral Documents shall mean the Trademark Security
     ---------------------------------------
Agreements and the Patent Security Agreements.

     Real Estate shall mean, collectively, the Owned Real Property and the
     -----------
Leased Real Property.

     Register shall have the meaning given to it in Section 13.6(e) hereof.
     --------                                       ---------------

     Regulation G shall mean Regulation G of the Board of Governors of the
     ------------
Federal Reserve System, as in effect from time to time.

     Regulation U shall mean Regulation U of the Board of Governors of the
     ------------
Federal Reserve System, as in effect from time to time.

     Regulation X shall mean Regulation X of the Board of Governors of the
     ------------
Federal Reserve System, as in effect from time to time.

     Rentals of any Person shall mean at any date, without duplication, (i) all
     -------
obligations of such Person under any lease (excluding any Capital Lease) having, as of such date, an unexpired term (including any renewals at the option of the lessor) of one year or more, plus (ii) all Rentals of others Guaranteed by, or
                             ----
secured by a Lien on any asset of, such Person.

     Reportable Event shall mean any of the events described in Section 4043 of
     ----------------                                           ------------
ERISA and the regulations thereunder.

     Required Lenders shall mean, at any time, subject to the provisions set
     ----------------
forth in Section 13.11 hereof, Lenders holding more than fifty percent (50%) of
         -------------
the then aggregate unpaid principal amount of the Revolving Notes or, if no such principal amount is then outstanding, Lenders having more than fifty percent (50%) of the Total Commitments.

     Retiree Health Plan shall mean an "employee welfare benefit plan" within
     -------------------
the meaning of Section 3(1) of ERISA that provides health care benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

     Revolving Credit Commitment of any Lender shall mean the amount set forth
     ---------------------------
opposite such Lender's name on Annex I hereto, as such annex may be amended from time to time, under the heading Revolving Credit Commitment, as such amount may be reduced from time to time pursuant to the terms of this Credit Agreement.

     Revolving Loans shall have the meaning given to such term in Section 3.2
     ---------------                                              -----------
hereof, which Loan may be a LIBOR Rate Loan or a Prime Rate Loan.

     Revolving Note shall mean a promissory note of the Borrower payable to the
     --------------
order of any Lender, in the form of Exhibit F hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender (including any Revolving Loans made pursuant to Section 4.1
                                                                    -----------
hereof to reimburse any Issuing Bank for drawings under any Letter of Credit, Revolving Loans made pursuant to Section 4.2 hereof to reimburse a Foreign
                                 -----------
Exchange Guarantor for payments under any Foreign Exchange Contract, and Revolving Loans made pursuant to Section 4.2.1 hereof to repay an Accepting Bank
                                 -------------
with respect to any Acceptance) or acquired by such Lender from another Lender pursuant to Section 13.6 hereof.
            ------------

     Rollover shall have the meaning given to such term in Section 8.3 hereof.
     --------                                              -----------

     Royalty Income shall mean the amount of royalty income earned by Borrower,
     --------------
determined in accordance with GAAP, as reflected on Borrower's monthly income statements, paid to Borrower by licensees of certain of Borrower's registered trademarks, pursuant to license agreements between Borrower and such licensees, and which agreements shall be assigned to Agent pursuant to the Trademark Security Agreement.

     Security Agreement shall mean the Security Agreement between the Agent and
     ------------------
the Borrower, in the form attached hereto as Exhibit G.

     Settlement Period shall have the meaning given to such term in Section 3.4
     -----------------                                              -----------
hereof.

     Structures shall mean all plants, offices, manufacturing facilities,
     ----------
warehouses, administration buildings and related facilities of the Borrower located at the Owned Real Property.

     Subordinated Note Indenture shall mean that certain Indenture dated May 21,
     ---------------------------
1997 by and between Borrower and First Union National Bank, as trustee, governing the issuance of the Subordinated Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     Subordinated Notes shall mean those certain 7% Convertible, Subordinated
     ------------------
Notes in the aggregate principal amount of not less than $60,000,000, due June 1, 2004, issued by Borrower pursuant to the Subordinated Note Indenture.

     Subsidiary shall mean, with respect to any Person, a corporation,
     ----------
partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other persons performing similar functions are at the time, directly or indirectly through one or more intermediaries, or both, owned or controlled, by such Person. Unless otherwise expressly indicated to the contrary herein, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     Taxes shall mean any federal, state, local or foreign income, sales, use,
     -----
transfer, payroll, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest thereon.

     Termination Event shall mean (i) a Reportable Event with respect to any
     -----------------
Benefit Plan or Multiemployer Plan which is likely to constitute grounds for termination of such Benefit Plan or Multiemployer Plan; (ii) the withdrawal (within the meaning of Section 4063 of ERISA) of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) described in Section 4042(a) of ERISA and which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) described in Section 4041A(a) of ERISA and that could reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any ERISA Affiliate from a Multiemployer Plan.

     Total Commitments shall mean the aggregate of the Revolving Credit
     -----------------
Commitments of all Lenders from time to time.

     Trademark Security Agreements shall mean, collectively, each of the
     -----------------------------
Trademark Security Agreements executed by the Borrower in favor of the Agent in the form attached hereto as Exhibit H.

     Type shall mean, with respect to any Loan, whether such Loan is a LIBOR
     ----
Rate Loan or a Prime Rate Loan.

     Unrestricted Debt Proceeds shall mean the sum of (i) that portion of the
     --------------------------
proceeds of any Debt permitted pursuant to Section 7.1(v) hereof, and (ii) that
                                           --------------
portion of the proceeds of any Additional Permitted Debt, each which are not required to be applied to the repayment of the Loans pursuant to Section 3.5
                                                                 -----------
hereof.

     Unrestricted Equity Proceeds shall mean that portion of Equity Offering
     ----------------------------
Proceeds which are not required to be applied to the repayment of the Loans pursuant to Section 3.5 hereof. Upon
            -----------
final determination of all discounts, commissions, fees, expenses and taxes paid or payable in connection with any transaction giving rise to any Unrestricted Equity Proceeds, to the extent such discounts, commissions, fees, expenses and taxes shall exceed the amounts estimated by the Borrower in good faith in connection with such transaction, the amount of Unrestricted Equity Proceeds shall be reduced by such excess.

     Unrestricted Proceeds shall mean the sum of (i) Unrestricted Debt Proceeds
     ---------------------
and (ii) Unrestricted Equity Proceeds.

     Unused Line Fee shall mean that fee payable by the Borrower to the Agent
     ---------------
for the Account of the Lenders pursuant to Section 8.7 hereof.
                                           -----------

     Voting Stock shall mean stock of the Borrower of the class or classes
     ------------
having general voting power under ordinary circumstances to elect at least a majority of the board of directors of the Borrower (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     1.2  Accounting Terms and Determinations.  Unless otherwise defined or
          -----------------------------------
specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Sections
                                                                      --------
7.6, 7.7, and 7.11 hereof and otherwise to be made under this Credit Agreement
---  ---      ----
shall be made in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 28, 1996. All Financial Statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP. The parties hereto agree, however, that in the event that any change in accounting principles from those used in the preparation of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 28, 1996 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or Accounting Principles Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and results in any change in the method of calculation of financial covenants, standards or terms found in this Credit Agreement, such financial covenants, standards or terms (other than in respect of Financial Statements to be delivered hereunder) shall be computed without giving effect to such change in accounting principles, and the certificates required to be delivered pursuant to Section 6.1 hereof demonstrating compliance
                                     -----------
with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants without giving effect to such change in accounting principles. If the Borrower shall change its method of inventory accounting from the first-in-first-out method to the last-in-first-out method, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

     1.3  Other Definitional Terms.  Terms not otherwise defined herein which
          ------------------------
are defined in the Uniform Commercial Code as in effect in the State of Illinois (the "Code") shall have the meanings given them in the Code. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Annex, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified.


                                   ARTICLE 2
                                   ---------

                              Conditions Precedent
                              --------------------

     2.1  Initial Loans.  The obligation of the Lenders to make the initial
          -------------
Loans, or, if earlier, to cause the initial issuance of Letters of Credit hereunder or the execution of a Foreign Exchange Contract hereunder (the first one to occur being hereinafter referred to as the "Initial Credit Event") is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Loans or such issuance, the following conditions precedent:

          (a) Not less than $60,000,000 in gross proceeds shall be generated by Borrower's issuance of its Subordinated Notes and the Agent shall have received copies of the Subordinated Note Indenture, and any and all agreements, registration statements and opinions executed and delivered or filed in connection therewith.

          (b) Borrower shall have demonstrated to the satisfaction of Agent that Borrower has in place accounts receivable and inventory financing facilities for its Foreign Subsidiaries and foreign factory support in amounts and subject to such terms as are acceptable to Agent in its sole discretion;

          (c) The Initial Credit Event shall have occurred on or before June 30, 1997.

          (d) The Lenders shall have received (i) on or prior to the Closing Date each of the documents and certificates set forth in Section I of the Closing Documents List and (ii) on or prior to the Initial Credit Event each of the documents and certificates set forth in Section II of the Closing Documents List.

          (e) The Lenders shall have received on the Closing Date the opinions of counsel to the Borrower reasonably satisfactory to the Agent, dated the Closing Date in substantially the form of Exhibit I.

          (f) The Agent and the Lenders shall have received payment in full of the Fees (as applicable), the Expenses and all other fees and expenses (or an irrevocable authorization to pay such fees out of the proceeds of the Loans) referred to in Article 8 hereof which are payable to them on or
                           ---------
     before the date of the Initial Credit Event.

          (g) The Borrower shall have executed and delivered to the Agent all documents which the Agent determines are reasonably necessary to consummate the lending arrangements contemplated hereby.

     2.2  All Loans.  On the date of the making of any Loan, the issuance of any
          ---------
Letter of Credit, the execution of any Foreign Exchange Contract, or the creation of any Acceptance (including the Initial Credit Event), both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Agent (and each request for borrowing under the Revolving Loan, request for a Letter of Credit, request for a Foreign Exchange Contract, and request for an Acceptance and the acceptance by the Borrower of the proceeds of such Loan, the issuance of such Letter of Credit, the execution of such Foreign Exchange Contract, or the creation of an Acceptance shall constitute a representation and warranty by the Borrower that on the date of such Loan, such issuance of such Letter of Credit, such execution of such Foreign Exchange Contract, or such creation of such Acceptance before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

          (a) the representations and warranties contained in this Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of such Loan, such issuance of such Letter of Credit, such execution of such Foreign Exchange Contract, or such creation of such Acceptance as though made on and as of such date, except to the extent that such representations expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) no event, condition or default has occurred and is continuing, or would result from such Loan, the issuance of any Letter of Credit, the execution of any Foreign Exchange Contract or the creation of such Acceptance or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement; and

          (c) no Material Adverse Change, or event or development which could reasonably be expected to have a Material Adverse Effect shall have occurred.

                                   ARTICLE 3
                                   ---------

                                   The Loans
                                   ---------

     3.1  Commitment and Delivery of Revolving Notes.  On the terms and
          ------------------------------------------
conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower, at any time or from time to time on or after the Closing Date and before the Expiration Date, such Lender's Proportionate Share of the Revolving Loans as may be requested by the Borrower. The Borrower hereby agrees to execute and deliver to each of the Lenders a Revolving Note to evidence the maximum Revolving Loan which may be extended to the Borrower by such Lender. The actual principal amount outstanding under the Revolving Notes at any time shall equal and be determined in accordance with the then outstanding principal balance of the Revolving Loans as set forth in the Loan Account of the Borrower.

     3.1.2  INTENTIONALLY OMITTED.

     3.2    Determination of Borrowing Base.
            -------------------------------

            (a) The Lenders severally agree, subject to the terms and conditions of this Credit Agreement, from time to time, to make revolving loans and advances to the Borrower. Such loans and advances to the Borrower (each a "Revolving Loan" and collectively the "Revolving Loans") shall not in the aggregate exceed the lesser of (i) the Total Commitments then in effect, minus the aggregate Letter of Credit Obligations, minus the aggregate
     -----                                             -----
     Foreign Exchange Obligations, minus the aggregate Acceptance Obligations,
                                   -----
     and (ii) an amount equal to the Borrowing Base, minus the aggregate Letter
                                                     -----
     of Credit Obligations, minus the aggregate Foreign Exchange Obligations,
                            -----
     minus the aggregate Acceptance Obligations.  The Agent at any time shall be
     -----
     entitled to establish reserves against the Eligible Accounts Receivable, the Eligible Inventory and the Eligible Retail Inventory of the Borrower in the exercise of its Permitted Discretion to reflect the Agent's assessment of the performance of the Collateral and general credit considerations then affecting the Borrower.

            (b) No Lender shall be obligated at any time to make available to the Borrower its Proportionate Share of any requested Revolving Loan if such amount plus its Proportionate Share of all Revolving Loans, its
                 ----
     Proportionate Share of all Letter of Credit Obligations, its Proportionate Share of all Foreign Exchange Obligations and its Proportionate Share of all Acceptance Obligations then outstanding would exceed such Lender's Revolving Credit Commitment at such time. The aggregate balance of Revolving Loans outstanding, plus the aggregate amount of all Letter of
                                  ----
     Credit Obligations outstanding, plus the aggregate amount of all Foreign
                                     ----
     Exchange Obligations, plus the aggregate amount of all Acceptance
                           ----
     Obligations shall not at any time exceed the lesser of

     (i) the Borrowing Base and (ii) the Total Commitments. No Lender shall be obligated to make available, nor shall the Agent make available, any Revolving Loans to the Borrower to the extent such Revolving Loan when added to the then outstanding Revolving Loans, all Letter of Credit Obligations of the Borrower, all Foreign Exchange Obligations of the Borrower and all Acceptance Obligations of the Borrower would cause the aggregate outstanding Revolving Loans, all Letter of Credit Obligations of the Borrower, all Foreign Exchange Obligations of the Borrower and all Acceptance Obligations of the Borrower to exceed the lesser of the (i) Borrowing Base and (ii) the Total Commitments. The Borrower shall promptly repay to the Lenders from time to time the full amount of the excess, if any, of (i) the amount of all Revolving Loans, Letter of Credit Obligations outstanding, Foreign Exchange Obligations outstanding and Acceptance Obligations outstanding over (ii) the lesser of (A) the Total Commitments and (B) the Borrowing Base.

          (c) Notwithstanding the provisions of subsection (b) above to the contrary, in the event the Borrower is unable to comply with (i) the Borrowing Base limitations set forth in Section 3.2(a) or (ii) the conditions precedent to the making of a Loan, the issuance of a Letter of Credit or the execution of a Foreign Exchange Contract set forth in Section 2.1, the Lenders authorize the Agent in its sole discretion, to make advances ("Interim Advances") to the Borrower for a period commencing on the date Agent first receives a Notice of Borrowing requesting an Interim Advance until the earlier of (i) the seventh (7th) Business Day after such date, (ii) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent set forth in Section 2.1, or obtains an amendment or waiver with respect thereto, or (iii) the date the Required Lenders instruct the Agent to cease making Interim Advances (in each case, the "Interim Advance Period"). The Agent shall not, in any event, make any Interim Advance if at such time the aggregate amount of all such Interim Advances outstanding would exceed $5,000,000. An Interim Advance shall cease to be an Interim Advance if the unsatisfied conditions or events which cause such advance to be an Interim Advance shall thereafter be satisfied.

     3.3  Borrowings; Notices of Borrowings.
          ---------------------------------

          (a) Each Revolving Loan of each Lender shall be made pursuant to a single borrowing which borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type; provided,
                                                                  --------
     however, that the Borrower may, at its option, request more than one
     -------
     borrowing of a Revolving Loan on a single day; and provided, further, that
                                                        --------  -------
     the right of the Borrower to choose LIBOR Rate Loans is subject to the provisions of Section 8.3(c) hereof.
                   --------------

          (b) Each request for borrowings hereunder shall be made on notice in the form attached hereto as Exhibit J from the Borrower to the Agent (the "Notice of Borrowing"), given not later than 12:00 p.m. (Chicago time) on the Business Day on which the proposed borrowing consisting of Prime Rate Loans is requested to be made and on the third Business Day prior to the date of any proposed borrowing consisting of LIBOR Rate Loans is requested to be made. Each Notice of Borrowing shall be given by either telephone, telecopy, telex, or cable, and, if requested by the Agent, confirmed in writing if by telephone, specifying (i) the requested date of such borrowing, (ii) the Type of Loans comprising such borrowing, (iii) the aggregate amount of such requested borrowing and (iv) in the case of a borrowing consisting of LIBOR Rate Loans, the Interest Period for each Loan comprising such borrowing, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder (including, without limitation, availability under the Borrowing Base). Each Notice of Borrowing shall be irrevocable by and binding on the Borrower. Unless the provisions of Section 3.4 hereof are applicable, the Agent shall give to
                   -----------
     each Lender prompt notice of each Notice of Borrowing by telecopy, telex or cable. Unless the provisions of Section 3.4 hereof are applicable, no later
                                     -----------
     than 2:00 p.m. (Chicago time) on the date of borrowing specified in each Notice of Borrowing (unless such Notice of Borrowing specifies the Closing Date as the date of any such borrowing, in which case no later than 12:00 p.m. (Chicago time) on the Closing Date), each Lender will make available for the account of its Applicable Lending Office to the Agent at the address of the Agent set forth on Annex I hereto, in immediately available funds, its Proportionate Share of such borrowing requested to be made. Unless the Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to the Agent its portion of the borrowing to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent at such time or at the end of the Settlement Period (as defined below) to the extent that the provisions of Section 3.4 hereof are applicable and the
                                   -----------
     Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in Article 2 hereof for such borrowing, the Agent will
                             ---------
     make such funds available to the Borrower by depositing such funds into the Loan Disbursement Account.

     3.4  Alternate Periodic Settlements Among Lenders.
          --------------------------------------------

          (a) In order to administer the Prime Rate Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Lenders hereby instruct the Agent, and the Agent may (but is not obligated to) (i) make available, on behalf of the Lenders, the full amount of all Prime Rate Loans requested by the Borrower without giving each Lender prior notice of the proposed borrowing, of such Lender's Proportionate Share thereof or the other matters covered by the Notice of Borrowing and without requiring that the Borrower give the Agent a written Notice of Borrowing prior to such borrowing, and (ii) if the Agent has made any such amounts available as provided in clause (i), upon repayment of Prime Rate Loans by the Borrower, apply such amounts repaid directly to the amounts made available by the Agent in accordance with clause (i) and not yet settled as described below; provided that the
                                                             --------
     Agent shall not advance funds as described in clause (i) above if the Agent has actually received prior to such borrowing (x) an officers' certificate from the Borrower pursuant to and in accordance with Section 6.1 that a
                                                          -----------
     Default or Event of Default is in existence or (y) a Notice of Borrowing from the Borrower wherein the certification provided therein states that the conditions to the making of the requested Loans have not been satisfied (which certification shall be given in the event such conditions are not satisfied) or (z) a written notice from any Lender that the conditions to such borrowing have not been satisfied, which officers' certificate, Notice of Borrowing or notice, in each case, shall not have been rescinded. If the Agent advances Prime Rate Loans on behalf of the Lenders, as provided in the immediately preceding sentence, the amount of each Lender's Proportionate Share of Prime Rate Loans shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Prime Rate Loans as of 4:00 p.m. (Chicago time) on the Business Day immediately preceding the date of each computation; provided, however, that the Agent retains the absolute right at any time or
     --------  -------
     from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Agent shall determine, a summary statement of the amount of outstanding Prime Rate Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by the Agent and received by the Lenders prior to 11:00 a.m. (Chicago time) each Lender shall make the transfers described in the next succeeding sentence no later than 2:00 p.m. (Chicago time) on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Lenders after 11:00 a.m. (Chicago time), each Lender shall make such transfers no later than 2:00 p.m. (Chicago time) on the next succeeding Business Day. If in any Settlement Period, the amount of a Lender's Proportionate Share of the Prime Rate Loans is more than such Lender's Proportionate Share of the Prime Rate Loans for the previous Settlement Period, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Agent by wire transfer in immediately available funds the amount of the increase; and, on the other hand, if the amount of a Lender's Proportionate Share of the Prime Rate Loans in any Settlement Period is less than the amount of such Lender's Proportionate Share of Prime Rate Loans for the previous Settlement Period, the Agent shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Proportionate Shares of the outstanding Prime Rate Loans. Because the Agent on behalf of the Lenders may be advancing and/or may be repaid Prime Rate Loans prior to the time when the Lenders will actually advance and/or be repaid Prime Rate Loans, interest with respect to Prime Rate Loans shall be allocated by the Agent to each Lender (including the Agent) in accordance with the amount of Prime Rate Loans actually advanced by and repaid to each Lender (including the Agent) during each Settlement Period and shall accrue from and including the date such Loans are advanced by the Agent to but excluding the date such Loans are repaid by the Borrower in accordance with Section 3.5 hereof or, if later, actually
                                 -----------
     settled by the applicable Lender as described in this Section 3.4.
                                                           -----------

          (b) If the amounts described in Section 3.3 hereof or this Section 3.4
                                          -----------                -----------
     are not in fact made available to the Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender.
     If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than five Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and the Borrower, (x) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 8.1 or Section 8.2 hereof, plus (y) in each
                        -----------    -----------         ----
     case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (y) above on account of such Defaulting Lender's default.

          (c) The failure of any Lender to make the Revolving Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

          (d) The Revolving Loans made by each Lender shall be evidenced by Revolving Notes with appropriate insertions as to the date and principal amount, payable to the order of each Lender.

          (e) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Article 8
                                                                ---------
     hereof, on outstanding Revolving Loans which it has funded to the Agent.

          (f) Notwithstanding the obligation of the Borrower to send written confirmation of a Notice of Borrowing made by telephone if and when requested by the Agent, in the event that the Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent in good faith to be from the Borrower or its agents. The Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on the Borrower in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

     3.5  Mandatory Payment; Voluntary Reductions of Commitments.
          ------------------------------------------------------

          (a) The aggregate balance of Revolving Loans, plus all  Letter of
                                                        ----
     Credit Obligations outstanding, plus all Foreign Exchange Obligations, plus
                                     ----                                   ----
     all Acceptance Obligations at any time in excess of the lesser of (i) the Borrowing Base and (ii) the Total Commitments shall be immediately due and payable without the necessity of any demand.

          (b) On the Expiration Date, the Revolving Credit Commitment of each Lender shall automatically reduce to zero and may not be reinstated.

          (c) If the Borrower shall make any Asset Disposition, Borrower shall make a prepayment of the Revolving Loans in an amount equal to the lesser of (A) such Revolving Loans then outstanding, and (B) the Net Cash Proceeds received in connection therewith.

Any such prepayments of Revolving Loans required to be made under this subsection (c) shall not constitute a permanent reduction of the Total Commitments; but shall, to the extent set forth in the definition of the term Borrowing Base, constitute a permanent reduction of the amount available to Borrower pursuant to subsection (D) of the defined term Borrowing Base.

          (d)    (i)  If the Borrower shall receive any Equity Offering
                      Proceeds, the Borrower shall make a prepayment of the Revolving Loans in an amount equal to the lesser of (1) the Revolving Loans then outstanding, and (2)(y) twenty-five percent (25%) of such Equity Offering Proceeds if received from the issuance of common stock (or warrants or options to acquire the same), and (z) fifty percent (50%) of such Equity Offering Proceeds if received from the issuance of preferred stock (or warrants or options to acquire the same).

                (ii) If the Borrower shall receive proceeds from any Debt permitted by Section 7.1(v) hereof, the Borrower shall make a prepayment of the Revolving Loans then outstanding in an amount equal to the lesser of (1) the Revolving Loans then outstanding, and (2) the net amount of such proceeds after deduction for fees, taxes, costs and expenses reasonably incurred in connection therewith.

               (iii) If the Borrower shall receive proceeds from any Additional Permitted Debt (other than purchase money financing or Capital Leases), the Borrower shall make a prepayment of the Revolving Loans in an amount equal to the lesser of
                      (1) the Revolving Loans then outstanding, and (2) seventy-five percent (75%) of the net amount of such proceeds after deduction for fees, taxes, costs and expenses reasonably incurred in connection therewith.

Any such prepayments of Revolving Loans required to be made under this subsection (d) shall not constitute a permanent reduction of the Total Commitments, but any such payments required to be made pursuant to subsection
(d)(ii) shall, to the extent set forth in the definition of the term Borrowing Base, constitute a permanent reduction of the amount available to Borrower pursuant to subsection (D) of the defined term Borrowing Base.

          (e) The Borrower may reduce or terminate the Total Commitments at any time and from time to time in whole or in part without premium or penalty; provided, however, that the minimum amount and increments of any such
     --------  -------
     reduction shall be equal to $1,000,000 and provided further that once reduced the amount of any such reductions in the Total Commitments may not be reinstated.

     3.6       Payments and Computations.
               -------------------------

          (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (Chicago time) on the day when due. Unless otherwise agreed to in writing, all payments which the Borrower is required to make hereunder or under any other Credit Document shall be added to the outstanding amount of Revolving Loans. Payments made directly by the Borrower shall be in U.S. Dollars to the Agent at its address referred to in Section 13.5 hereof in immediately available funds. Not later than one
        ------------
     Business Day after such payment has been made, the Agent will cause to be distributed like funds relating to the payment of principal, interest, or Fees (other than amounts payable to the Agent to reimburse the Agent, the Issuing Bank, the Foreign Exchange

     Guarantor and the Accepting Bank for Expenses and other fees and expenses payable solely to them pursuant to Article 8 hereof) ratably to the
                                        ---------
     Lenders, and like funds relating to the payment of any other amount payable to such Lender, in each case to be distributed and applied in accordance with the terms of this Section 3.6. The Borrower's obligations to the
                            -----------
     Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section 3.6 or if not timely paid,
                                            -----------
     may be added to the principal amount of the Revolving Loans outstanding.

          (b)(i)
                    From and after the Closing Date the Borrower shall have established and maintain lockboxes (the "Lockboxes") and depositary accounts, and shall instruct all account debtors on the Accounts (other than present or future account debtors located in Canada with respect to Accounts arising from Borrower's Canadian operations as currently conducted) to remit all payments to its Lockboxes or shall deposit all receipts into its depositary accounts. All receipts held in the Lockboxes at the end of each day and all other amounts received by the Borrower from any account debtor (other than present or future account debtors located in Canada with respect to Accounts arising from Borrower's Canadian operations as currently conducted), in addition to all other cash received from any other source, including, without limitation, Asset Dispositions, upon receipt, shall be deposited into a depositary account opened in the name of the Agent (a "Depositary Account") at each Lockbox Bank (as hereinafter defined).

            (ii) Prior to the Closing Date, the Borrower, the Agent and the financial institutions selected by the Borrower and acceptable to the Agent (the "Lockbox Banks") shall enter into a three party agreement in the form of Exhibit K hereto (the "Lockbox Agreement"), providing, among other things, the matters described in subsection (b)(i) above.

           (iii) The Borrower may close Lockboxes and/or open new Lockboxes with the prior written consent of the Agent and subject to prior execution and delivery to the Agent of Lockbox Agreements consistent with the provisions of this Section
                                                                      -------
                    3.6 and in form and substance satisfactory to the Agent and
                    ---
                    its counsel.

          (c) Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in the Depositary Accounts shall be wired each Business Day into an account (the "Concentration Account") established pursuant to a concentration account agreement entered into among the Borrower, the Agent and Bankers Trust Company substantially in the form of Exhibit L (the "Concentration Account Agreement"). Subject to the terms and conditions of the Concentration Account Agreement, all available funds in the Concentration Account shall be transferred on every Business Day to an account (the "BT Account") maintained by the Agent at Bankers Trust Company. All such amounts shall be credited against the Obligations then outstanding, with the balance, if any, being deposited in the Loan Disbursement Account.

          (d) All amounts received by the Agent for distribution hereunder shall be distributed and applied in the following order: first, to the payment
                                                         -----
     of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including amounts advanced by the Agent on behalf of the Lenders pursuant to Section 3.4(a); second, to the payment
                                          --------------  ------
     of any Fees, Expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; third, to the ratable payment of
                                             -----
     any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section 3.6(d); fourth, to the ratable payment of
                         --------------  ------
     interest due on the Revolving Loans; fifth, to the extent required under
                                          -----
     Section 3.5 hereof, to the ratable payment of principal on the Revolving
     -----------
     Loans; and, sixth, to the ratable payment of principal due on the Revolving
                 -----
     Loans; with the balance, if any, to be made available to Borrowers. Any payment received hereunder as a distribution in any proceeding referred to in Section 10.1(d) hereof shall, unless paid with respect to amounts specifically owing to the Agent or an Accepting Bank, an Issuing Bank or a Foreign Exchange Guarantor, be distributed and applied to the payment of the amounts due hereunder and under the Revolving Notes ratably in accordance with such amounts (or, if a court of competent jurisdiction shall otherwise specify, as specified by such court).

     3.7  Maintenance of Account.  The Agent shall maintain an account on its
          ----------------------
books in the name of the Borrower (the "Loan Account") and in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Revolving Loans, the Letter of Credit Obligations, the Foreign Exchange Obligations, the Acceptance Obligations and with any other Obligations, including any and all interest, Fees, costs, expenses and attorney's fees which the Agent may incur in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against the Borrower or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement or the Accounts, or any

Obligations owing to the Lenders by any Borrower. The Borrower will be credited with all amounts received by the Lenders from the Borrower or from others for the Borrower's account. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any Obligation upon its maturity. Further, it is understood that the Agent shall have no obligation whatsoever to perform in any respect any of the Borrower's contracts or obligations relating to the Accounts.

     3.8  Loan Disbursement Account.  The Borrower has requested, and the Agent
          -------------------------
and the Lenders have agreed, that the Loans and any proceeds of each Acceptance discounted pursuant to Section 4.2.1 will be advanced to account no. 00-311-685
                       -------------
maintained at Bankers Trust Company, 130 Liberty Street, New York, New York 10006 in the name of the Borrower (the "Loan Disbursement Account").

     3.9  Statement of Account.  After the end of each month the Agent shall
          --------------------
send the Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the Borrower during that month. Absent manifest error, the monthly statements shall be deemed correct and binding upon the Borrower and shall constitute an account stated among the Borrower and the Lenders unless the Agent receives a written statement of the Borrower's exceptions within sixty (60) days after same is mailed to the Borrower.

     3.10  Taxes.
           -----

          (a) All payments by the Borrower hereunder or under the Notes to or for the benefit of any Lender shall be made, in accordance with Section 3.6
                                                                     -----------
     hereof, free and clear of and without deduction, hold back or other reduction for all present or future Taxes, deductions, charges or withholdings by or for the benefit of any governmental taxing authority and all liabilities with respect thereto, excluding, in the case of each such Lender and the Agent, Excluded Taxes. If the Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under any Note to or for the benefit of any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this
     Section 3.10) such Lender or the Agent, as the case may be, receives an
     ------------
     amount equal to the sum it would have received had no such deductions been made (based solely on the applicable rate of tax for the computation of such reduction), (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount so deducted to the relevant taxing authority or other authority in accordance with applicable law; provided,
                                                                     --------
     however, that the Borrower shall be under no obligation to increase the sum
     -------
     payable to any Foreign Lender by an amount equal to the amount of the United States Tax required to be withheld under United States law from the sums paid to such Foreign Lender, (aa) if such withholding is caused by the failure of such Foreign Lender to be engaged in the active conduct of a trade or business in the United States, (bb) if all amounts of interest and fees to be paid to such Foreign Lender hereunder are not effectively connected with such trade or business within the meaning of United States Treasury Regulation 1.864-4(a) or (cc) as provided in Section 3.10(e) hereof.
                 ---------------

          (b) In addition, the Borrower agrees to pay any present or future stamp, documentary, privilege, intangible or similar taxes or any other excise or property taxes, charges or similar levies (other than Excluded Taxes) that arise at any time or from time to time (i) from any payment made under all Credit Documents, or (ii) from the execution or delivery by the Borrower or any Subsidiary of, or from the filing or recording or maintenance of, or otherwise with respect to, all Credit Documents (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender and the Agent for the full amount of the Taxes or Other Taxes (other than Excluded Taxes) (including, without limitation and without duplication, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.10,
                                                               ------------
     subject to the provisions of the proviso set forth in Section 3.10(a)) paid
                                                           ---------------
     by such Lender or the Agent (on its own behalf or on behalf of any Lender), as the case may be, in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within thirty (30) days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

          (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall, upon request of the Agent, furnish to the Agent, at its address referred to in Section 13.5 hereof, the original or
                                          ------------
     certified copy of a receipt evidencing payment thereof.

          (e) For any period with respect to which any Lender has failed to provide the Borrower with the appropriate form described in Section 3.10(f)
                                                                 ---------------
     (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under Section 3.10(f)), such Lender
                                               ---------------
     shall not be entitled to indemnification under Section 3.10(a) or (c) with
                                                    ---------------    ---
     respect to Taxes imposed by the United States; provided, however, that
                                                    --------  -------
     should any Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent prior to the Closing Date (or in the case of an assignee Lender of an assigning Lender listed on the signature pages hereof prior to the date of such assignment) (i) two duly completed copies of the United States Internal Revenue Service Form 1001 or United States Internal Revenue Service Form 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive all payments under this Credit Agreement without deduction or withholding of any United States federal income taxes or specifying (in such Form or otherwise) the amount of any required deduction or withholding and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each such Lender also agrees to deliver to the Borrower and the Agent (but only so long as such Lender is lawfully able to do so) two further copies of the said Form 1001 or 4224 and Form W-8 and W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower.

          (g) Within 30 days after the date that any Lender or the Agent receives a refund of any Taxes or Other Taxes (other than Excluded Taxes) for which it has been indemnified by the Borrower pursuant to the provisions of this Section 3.10, such Lender or the Agent, as the case may
                        ------------
     be, shall pay to the Borrower such refund of Taxes or Other Taxes.

          (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.10 shall survive the payment in full of all
                       ------------
     Obligations hereunder and under the Notes.

     3.11 Sharing of Payments.  If any Lender shall obtain any payment (whether
          -------------------
voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in Letters of Credit, Foreign Exchange Contracts or Acceptances in excess of its Proportionate Share of payments on account of the Loans, Letters of Credit, Foreign Exchange Contracts or Acceptances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit, Foreign Exchange Contracts or Acceptances as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that
                                                       --------  -------
if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.11 may, to the fullest extent permitted by law,
                 ------------
exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE 4
                                   ---------

         Letters of Credit, Foreign Exchange Contracts and Acceptances
         -------------------------------------------------------------

     4.1  Letter of Credit Issuances.
          --------------------------

          (a) Subject to and upon the terms and conditions of this Credit Agreement, upon the delivery by the Borrower to the Agent of a Letter of Credit Request at least four (4) Business Days prior to the date of the proposed issuance of any standby Letter of Credit and at least one (1) Business Day prior to the date of the proposed issuance of any commercial Letter of Credit (or, in each case, such shorter period of time to which the Agent and the Issuing Bank may agree), the Agent will, from time to time on or after the Closing Date, cause an Issuing Bank to issue one or more Letters of Credit in an aggregate undrawn amount at such time outstanding not to exceed, together with the then aggregate unpaid principal amount of Revolving Loans, all then outstanding Letter of Credit Obligations, all then outstanding Foreign Exchange Obligations and all then outstanding Acceptance Obligations, an amount equal to the lesser of (i) the Borrowing Base and (ii) the Total Commitments; provided, however, in no
                                                        --------  -------
     event shall the Agent cause an Issuing Bank to issue a Letter of Credit if the original undrawn amount thereof, together with all of the then outstanding Letter of Credit Obligations plus the then outstanding Foreign Exchange Obligations, plus the then outstanding Acceptance Obligations
                           ----
     shall exceed $80,000,000. Each Letter of Credit shall (i) be in form, scope and substance satisfactory to the Agent and the applicable Issuing Bank and
     (ii) if a commercial letter of credit, have an expiration date not later than 180 days after its date of issuance (except to the extent the Agent and the Borrower may otherwise agree) and if a standby letter of credit, have an expiration date not later than 360 days after its date of issuance and all Letters of Credit issued hereunder shall expire on a date that is no later than 5 days prior to the Expiration Date and all Acceptance Letters of Credit shall expire on a date which, when taking into consideration the maturity of the Acceptance to be issued thereunder, will not result in such maturity being later than 5 days prior to the Expiration Date; provided, however, that any Issuing Bank may, but shall not be
           --------  -------
     obligated to, issue Letters of Credit having a term not exceeding 90 days beyond the Expiration Date provided that such Letters
                                -------- ----
     of Credit are collateralized by cash in an amount equal to 110% of the face amount of such Letters of Credit as of the date of issuance. Each payment by an Issuing Bank with respect to drawings under Letters of Credit shall be promptly reimbursed by the Borrower together with interest thereon at the rate applicable to Prime Rate Loans set forth in Article 8 hereof, and
                                                          ---------
     if not so reimbursed each Lender shall, without regard to any other provision of this Credit Agreement, any defense that the Borrower may have to such Borrower's obligation to reimburse such Issuing Bank in connection with such drawing or any defense the Agent or any Lender may have in connection with any participation under Section 4.3(a) hereof in such obligations in connection with any such Letter of Credit, honor its Proportionate Share of the Agent's and the Lenders' obligations to reimburse such Issuing Bank pursuant to this Section 4.1(a), together with
                                                  --------------
     interest thereon in accordance with the provisions of Article 8 hereof, and
                                                           ---------
     any such payments so made by the Lenders shall be deemed to be Revolving Loans.

          For purposes of this Credit Agreement, those currently outstanding letters of credit described on Schedule B hereof shall be deemed to be Letters of Credit requested by the Borrower under the terms hereof.

          (b) The Borrower may request that a Letter of Credit be denominated in, and payable in a currency other than U.S. Dollars. For purposes of calculating facility usage and Letter of Credit Fees under this Credit Agreement, the original face amount of such Letter of Credit shall be equal to the U.S. Dollar equivalent (as determined by the Agent) of the face amount of such Letter of Credit on the date of issuance. Thereafter, so long as such Letter of Credit shall remain outstanding, the amount of such Letter of Credit for such purposes shall be recalculated on the first day of each month based upon the U.S. Dollar equivalent (as determined by the Agent) of the undrawn amount of such Letter of Credit. In addition to the foregoing, the Agent shall establish an additional reserve against the Borrowing Base in an amount equal to 10% of the U.S. Dollar equivalent of the outstanding face amount of any such Letter of Credit as of the date of determination thereof at the times specified in the two immediately preceding sentences.

          (c) In order to facilitate the issuance of Letters of Credit, the Borrower and Bankers Trust Company shall enter into a Remote Letter of Credit Customer Agreement substantially in the form of Exhibit Q hereto providing for the Borrower's use of Bankers Trust Company's Remote L/C service. Each request for the issuance of a Letter of Credit made pursuant to and in accordance with the procedures described in such agreement shall constitute the delivery to the Agent of a Letter of Credit Request and the Borrower shall be deemed to have made the representations and warranties set forth in a Letter of Credit Request. The issuance of any such Letter of Credit shall be subject to and upon the terms and conditions of this Credit Agreement.

     4.2  Foreign Exchange Contracts.
          --------------------------

          (a) Subject to and upon the terms and conditions of this Credit Agreement, the Borrower may request, and the Agent will, from time to time on or after the Closing Date, cause a Foreign Exchange Guarantor to enter into one or more Foreign Exchange Contracts; provided that in no event
                                                  -------- ----
     shall the Agent cause a Foreign Exchange Guarantor to execute a Foreign Exchange Contract if any of (i) the Foreign Exchange Exposure thereunder, together with the then aggregate unpaid principal amount of the Revolving Loans, all then outstanding Letter of Credit Obligations, all then outstanding Foreign Exchange Obligations and all then outstanding Acceptance Obligations, shall exceed an amount equal to the lesser of (A) the Borrowing Base or (B) the Total Commitments, (ii) the U.S. Dollar equivalent (as determined by the Agent from time to time) of the aggregate amount of all payments and deliveries to be made by all Foreign Exchange Guarantors under the Foreign Exchange Contracts shall exceed $50,000,000, or (iii) the Foreign Exchange Exposure thereunder plus the aggregate amount
                                                       ----
     of all Letter of Credit Obligations plus all Foreign Exchange Obligations
                                         ----
     plus all Acceptance Obligations shall exceed $80,000,000 hereof.  The
     ----
     Borrower shall give the Agent written notice thereof no later than 11:00 a.m. (Chicago time) at least two (2) Business Days prior to entering into such Foreign Exchange Contract (or such shorter period of time to which the Agent may agree), together with a summary of all material provisions of such Foreign Exchange Contract and the date on which such Foreign Exchange Contract is to be executed. Each Foreign Exchange Contract shall (i) be in form, scope and substance satisfactory to the Agent and the applicable Foreign Exchange Guarantor and have an expiration date not later than the Expiration Date. Each payment by a Foreign Exchange Guarantor with respect to or under a Foreign Exchange Contract shall be promptly reimbursed by the Borrower together with interest thereon at the rate applicable to Prime Rate Loans set forth in Article 8 hereof, and if not so reimbursed each
                             ---------
     Lender shall, without regard to any other provision of this Credit Agreement, any defense that the Borrower may have to its obligation to reimburse such Foreign Exchange Guarantor in connection with such payment or any defense the Agent or any Lender may have in connection with any participation under Section 4.3(b) hereof in such obligations in favor of
                         --------------
     such Foreign Exchange Guarantor in connection with such Foreign Exchange Contract, honor its Proportionate Share of the Agent's and the Lenders' obligations to reimburse such Foreign Exchange Guarantor pursuant to this
     Section 4.2, together with interest thereon in accordance with the
     -----------
     provisions of Article 8 hereof, and any such payments so made by the
                   ---------
     Lenders shall be deemed to be Revolving Loans.

          (b) For purposes of calculating facility usage and Foreign Exchange Fees under this Credit Agreement, the original Foreign Exchange Exposure with respect to any Foreign Exchange Contract shall be as determined by the Agent on the date of execution of the Foreign Exchange Contract. Thereafter, so long as such Foreign Exchange Contract shall remain in effect, the Foreign Exchange Exposure for such purposes shall be recalculated on the first day of each month. In addition to the foregoing, the Agent shall establish an additional reserve against the Borrowing Base in an amount equal to 10% of the Foreign Exchange Exposure under each Foreign Exchange Contract at the times specified in the two immediately preceding sentences.

          (c) Each request for the execution of a Foreign Exchange Contract made pursuant to and in accordance with the procedures described herein shall constitute a representation and warranty by the Borrower that all conditions precedent to the execution thereof have been satisfied. The execution of any such Foreign Exchange Contract shall be subject to and upon the terms and conditions of this Credit Agreement.

     4.2.1  Acceptances.
            -----------

               (a) Subject to and upon the terms and conditions of this Credit Agreement and in accordance with the terms of the related Acceptance Letter of Credit, the Agent will, from time to time on or after the Closing Date, cause an Accepting Bank to create one or more Acceptances in an aggregate amount at such time outstanding not to exceed, together with the then aggregate unpaid principal amount of Revolving Loans, all then outstanding Letter of Credit Obligations, all then outstanding Foreign Exchange Obligations and all then outstanding Acceptance Obligations, an amount equal to the lesser of (i) the Borrowing Base or (ii) the Total Commitments; provided, however, in no event shall the Agent cause an
                  --------  -------
     Accepting Bank to create an Acceptance if the amount thereof, together with all of the then outstanding Letter of Credit Obligations plus the then
                                                              ----
     outstanding Foreign Exchange Obligation, plus the then outstanding
                                              ----
     Acceptance Obligations shall exceed $80,000,000. Each Acceptance (or group of related Acceptances) (i) shall be in a face amount not greater than an amount which, when discounted and net of all Fees payable at the time of creation, would generate net proceeds equal to the reimbursement obligation owing with respect to the Acceptance Letter of Credit providing for the creation of such Acceptance and (ii) shall have a maturity of not more than 120 days after such Acceptance is created nor in any event later than the Expiration Date.

          (b) To enable the applicable Accepting Bank to create Acceptances, the Borrower shall supply the Agent, prior to or concurrently with each Letter of Credit Request requesting the issuance of an Acceptance Letter of Credit, with drafts satisfactory to such Accepting Bank, duly executed and endorsed (if necessary) by the Borrower. Each such Accepting Bank is hereby authorized by the Borrower to complete such drafts at the request of the Borrower acting through the Agent, including the payee, amount, date and maturity date thereof, in accordance with the applicable Acceptance Letter of Credit. In case any authorized signatory of the Borrower whose signature shall appear on any draft shall cease to have such authority before the creation of an Acceptance with respect to such draft, the obligations of the Borrower hereunder and under such Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation.

          (c) On the date of the creation of an Acceptance by an Accepting Bank, the Agent shall cause such Accepting Bank to (i) duly accept the draft(s) of the Borrower supplied thereby, (ii) discount such Acceptance(s), (iii) give the Borrower and the Agent telephonic notice (confirmed in writing, which may include communication by telex or telecopier) of its creation of such Acceptance, specifying the date, face amount and maturity thereof, and of its discount thereof, specifying the Discount Rate applicable to such Acceptance and the amount to be credited to the account of the Borrower, and (iv) pay directly to the applicable Issuing Bank an amount equal to the proceeds of the discount of such Acceptance (but not in excess of the reimbursement obligations owed to such Issuing Bank in connection with the related Acceptance Letter of Credit). The Accepting Bank shall notify the Borrower by telephone of the Discount Rate applicable to any Acceptance no later than 1:00 P.M., Chicago time, on the date of discount thereof. The Borrower shall have the right not to accept such discount rate concurrently upon being so notified, and any such refusal thereby to accept such Discount Rate shall be deemed to be a withdrawal of its request for acceptance of such Acceptance. An Accepting Bank may, in its sole discretion, create any number of Acceptances aggregating the amount of Acceptances so requested.

          (d) The Borrower hereby unconditionally agrees, to pay to the Agent, for the account of the applicable Accepting Bank, the face amount of each Acceptance created by such Accepting Bank hereunder, on the maturity date of such Acceptance (the payment obligation of the Borrower under this
     Section 4.2.1(d) with respect to each Acceptance being the "Acceptance
     ----------------
     Obligation" with respect to such Acceptance) by making payment to the Agent, for the account of the Accepting Bank, not later than 12:00 noon (Chicago time), on the due date thereof, and if not so paid each Lender shall, without regard to any other provision of this Credit Agreement, any defense that the Borrower may have to its obligation to make such payment in connection with such Acceptance or any Lender may have in connection with any participation with any such Acceptance, honor its Proportionate Share of the Agent's and the Lenders' obligations to make such payment to the Accepting Bank pursuant to this Section 4.2.1(d), together with
                                         ----------------
     interest in accordance with the provisions of Article 8 hereof, and any
                                                   ---------
     such payments so made by the Lenders shall be deemed to be Revolving Loans. Acceptance Obligations may not be prepaid except as may be required by the terms of this Credit Agreement.

          (e) (i) The Borrower represents and warrants with respect to each Acceptance accepted and discounted at its request, that prior to any request by it that any Accepting Bank accept and discount Acceptances, the Borrower shall have entered into one or more bona fide contracts specifically providing for the transactions to which such Acceptances relate having an aggregate value not less than the face amount of such Acceptances; that completion of such transactions is anticipated to occur on or before the maturity date of such Acceptances; that the maturity of such Acceptances will be consistent with the period usually and reasonably necessary to finance transactions of such kind; that the Borrower will not have outstanding any other financing of such transactions; that such Acceptances satisfy the requirements for eligibility for discount under the Federal Reserve Act; and that the proceeds from the discounting of such Acceptance will be used to reimburse an Issuing Bank for drawings under Acceptance Letters of Credit issued by such Issuing Bank. The Borrower hereby agrees to indemnify and hold harmless each Accepting Bank, the Agent and each Lender with respect to any obligation or liability imposed on such Accepting Bank, the Agent or any Lender (including, without limitation, the amount of any penalties and charges and the cost of maintaining reserves) if any Acceptance created by such Accepting Bank or participated in by any Lender is determined not to be eligible for discount by the Federal Reserve pursuant to Section 13 of the Federal Reserve Act, as amended. The determination of the Accepting Bank, the Agent or such Lender, as applicable, made in good faith, as to the amount of any such obligation or liability, shall be conclusive absent manifest error.

               (ii) In the event that an Accepting Bank or any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (A) below, may be made only by the applicable Accepting Bank):

                    (A) at any time, that any draft accepted pursuant to the terms hereof will be ineligible for purchase or for discount (or if already purchased or discounted, should have been ineligible for purchase or discount) by Federal Reserve Banks; or

                    (B) at any time, that the creation or continuance of, or participation in, any Acceptances has become unlawful by compliance by an Accepting Bank or such Lender in good faith with any law, governmental rule, regulation, guideline or order, or that any of the drafts accepted or participated in by it, at any time after their respective executions and deliveries and for any reason, has ceased to be in full force and effect or has been declared to be null and void by a court of competent jurisdiction or a regulatory agency (other than, in the case of a draft, by payment);

     then, and in any such event, such Accepting Bank or such Bank shall on such date give notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination. Thereafter the Borrower shall either (x) if the affected Acceptance is then being created or is required to be created pursuant to an Acceptance Letter of Credit, agree to pay the reimbursement obligations with respect to such Acceptance Letter of Credit upon any drawings thereunder as if such Letter of Credit was not an Acceptance Letter of Credit, or (y) if the affected Acceptance or Acceptances are then outstanding, in the case of clause (A), indemnify the Accepting Bank and each affected Lender as provided in Section 4.2.1(e)(i) and, in the case of clause (B), prepay in full the face amount of each Acceptance so affected.

          (f) Notwithstanding anything to the contrary contained herein, (i) an Accepting Bank shall in no event be required to create an Acceptance unless
     (A) such Accepting Bank, in its sole discretion, determines that the creation of such Acceptance complies with all applicable regulations of the Board of Governors of the Federal Reserve System of the United States governing banker's acceptances and shall (if accepted and endorsed by a member bank of the Federal Reserve System or a bank authorized to create eligible acceptances) be eligible under such regulations for purchase or, if such Acceptance has a maturity at the time of discount of not more than 120 days sight, exclusive of days of grace, for discount by the Federal Reserve Banks and (B) the Agent and the applicable Accepting Bank, in their individual discretion, determine that the creation, discount and rediscount or sale of such Acceptance is commercially reasonable under current market conditions and would not subject the Agent or such Accepting Bank to conditions or restrictions (including reserve or capital adequacy requirements) which the Agent or such Accepting Bank considers undesirable and would otherwise be in all respects in compliance with all laws, rules and regulations; and (ii) such Accepting Bank shall in no event create any Acceptance if, prior to the time of the Borrower's request therefor, the Agent shall notify the Borrower that, in such Accepting Bank's determination, the creation of an Acceptance would or might cause such Bank to exceed its limits for aggregate acceptance liability provided for in
     Section 13 of the Federal Reserve Act or otherwise be in violation of any law, rule or regulation. In the event that the limitations set forth in this clause (f) would excuse Bankers Trust Company from creating an Acceptance requested by the Borrower, the Agent shall be relieved of any obligation which it may have to cause an Accepting Bank to create such an Acceptance.

     4.3  Lenders' Participation.
          ----------------------

          (a) Immediately upon the issuance or amendment by an Issuing Bank of a Letter of Credit in accordance with the procedures set forth in this
     Article 4, each Lender shall be deemed to have irrevocably and
     ---------
     unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Proportionate Share (including, without limitation, all obligations of the Borrower with respect thereto).

          (b) Immediately upon the execution of a Foreign Exchange Contract by a Foreign Exchange Guarantor in accordance with the procedures set forth in this Article 4, each Lender shall be deemed to have irrevocably and
          ---------
     unconditionally purchased and received from such Foreign Exchange Guarantor, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Proportionate Share (including, without limitation, all obligations of the Borrower with respect thereto).

          (c) Immediately upon the creation of any Acceptance by an Accepting Bank in accordance with the procedures set forth in this Article 4, each
                                                              ---------
     Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Accepting Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Proportionate Share (including, without limitation, all obligations of the Borrower with respect thereto).

     4.4  Definition of Obligations.  Any indebtedness, liability or obligation
          -------------------------
of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Letters of Credit or any deferred payment obligations, participations, drafts or acceptances thereunder, under any Foreign Exchange Contract or arising or incurred in connection with any Acceptance (herein part of the "Obligations" heretofore defined) shall be incurred solely as an accommodation to the Borrower and for the Borrower's account. Obligations shall include, without being limited to: all amounts due or which may become due under any Letters of Credit or any drafts or acceptances thereunder; all amounts due or which may become due under any Foreign Exchange Contracts; all amounts due or which may become due under any Acceptance; all amounts charged or chargeable to the Borrower or to the Lenders by the applicable Issuing Bank in respect of any Letter of Credit, or any correspondent bank which opens, issues or is involved with such Letters of Credit; all amounts charged or chargeable to the Borrower or to the

Lenders by the applicable Foreign Exchange Guarantor in respect of any Foreign Exchange Contract; all amounts charged or chargeable to the Borrower or to the Lenders by the applicable Accepting Bank in respect of any Acceptance; any other bank charges; fees and commissions, duties and taxes, costs of insurance, and all such other charges and expenses which may pertain to such Letters of Credit, drafts, acceptances, deferred payment obligations or to the goods or documents relating thereto, to any Foreign Exchange Contract or to any Acceptance. The Agent shall have the right, at any time and without notice to the Borrower, to charge the Loan Account with the amounts of any and all such Obligations. Any debit balance which may exist at any time or from time to time in the Borrower's account shall accrue interest (i) at the rates provided in Section 8.1 or
                                                           -----------
Section 8.2 hereof, as applicable, prior to the occurrence and continuance of an
-----------
Event of Default and (ii) on and after the occurrence and continuance of an Event of Default specified in Section 10.1(a) or following written notice to the
                              ---------------
Borrower of the occurrence of any other Event of Default, to and including the date that such Event of Default is waived, at the rate provided in Section 8.4
                                                                   -----------
hereof.

     4.5  Indemnification.  The Borrower hereby agrees to unconditionally
          ---------------
indemnify each Lender, each Issuing Bank, each Foreign Exchange Guarantor and each Accepting Bank and hold each of them harmless from any and all loss, claim or liability arising from any transactions or occurrences relating to Letters of Credit, the Foreign Exchange Contracts, the Acceptances, the Collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claims due to any action taken by any Issuing Bank, the Foreign Exchange Guarantor, or any Accepting Bank, except where such loss, claim or liability is due to the gross negligence or willful misconduct of the Person seeking indemnification. The Borrower's unconditional obligation to the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever. The Borrower agrees that, as among the Borrower and the Lenders, any charges incurred by the Lenders for the Borrower's account by an Issuing Bank, a Foreign Exchange Guarantor or an Accepting Bank shall be conclusive on the Borrower and may be charged to the Loan Account (in the absence of manifest error).

     4.6  Certain Waivers.  Neither any Issuing Bank, any Accepting Bank nor the
          ---------------
Lenders shall be responsible to the Borrower for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or the documents relating thereto; any deviation from instructions; delay, default, or fraud by the shipper or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. None of the Lenders nor the Agent in their capacity as a Lender or the Agent under this Credit Agreement shall be responsible to the Borrower for any action or inaction by any Issuing Bank, by any Foreign Exchange Guarantor or by any Accepting Bank. Furthermore, without being limited by the foregoing, neither the Lenders, the Agent nor any Issuing Bank shall be responsible for any act or omission with respect to or in connection with any goods referred to in the Letters of Credit.

     4.7  Limitation on Liability; Authority of Lender.  The Borrower agrees
          --------------------------------------------
that any action taken by the Lenders, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guaranties, the drafts or acceptances, or the Collateral, or taken by any Foreign Exchange Guarantor under or in connection with any Foreign Exchange Contract, or taken by any Accepting Bank in connection with any Acceptance shall be binding on the Borrower and no resulting liability shall attach to the Lenders, any such Issuing Bank, any such Foreign Exchange Guarantor or any Accepting Bank other than with respect to any actions taken by such Lender, any such Issuing Bank, any such Foreign Exchange Guarantor or any such Accepting Bank that constitute gross negligence or willful misconduct with respect to its own actions. In determining whether to pay under any Letter of Credit, the Issuing Bank thereon shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. In furtherance thereof, the Agent shall have the full right and authority to:
clear and resolve any questions of non-compliance of documents; give any instructions as to acceptance or rejection of any documents or goods; execute any and all steamship or airway guaranties (and applications therefor), indemnities or delivery orders; grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name (but for the account of the Lenders), and the applicable Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Borrower.

     4.8  Covenants of Borrower.
          ---------------------

          (a) Without the Agent's prior approval, the Borrower agrees not to: clear and resolve any questions of non-compliance of documents; give any instructions as to acceptance or rejection of any non-complying documents or goods; execute any applications for steamship or airway guaranties, indemnities or delivery orders; grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances.

          (b) The Borrower agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with in all material respects; and copies of any certificates in that regard that the Agent may at any time reasonably request will be promptly furnished.
     In this connection, the Borrower represents and warrants that all shipments made under any such Letters of Credit are in all material respects in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited in any material respect by any such laws and regulations. The Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies in respect of any Letters of Credit and the Collateral relating thereto. Any embargo, restrictions, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall, as among the Borrower and the Lenders, be solely the Borrower's risk, liability and responsibility.

     4.9  Rights and Remedies of Lenders.  Any rights, remedies, duties or
          ------------------------------
obligations granted or undertaken by the Borrower to any Issuing Bank, to any Foreign Exchange Guarantor or to any Accepting Bank in any application for Letters of Credit, or any standing agreement relating to Letters of Credit, any Foreign Exchange Contract, any Acceptance or otherwise, shall be deemed to have been granted to the Lenders and apply in all respects to the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.


                                   ARTICLE 5
                                   ---------

                         Representations and Warranties
                         ------------------------------

     In order to induce the Lenders to enter into this Credit Agreement and to make available the credit facilities contemplated hereby, the Borrower hereby represents and warrants to the Agent and the Lenders as follows:

     5.1  Corporate Existence; Qualification; Power; Licenses and Permits.  The
          ---------------------------------------------------------------
Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, (iii) has all corporate power and authority required to own its properties and assets and to carry on its business as now conducted and (iv) has all licenses, authorizations, consents, approvals, franchises, leases, permits, certificates, qualifications, easements, rights of way and other rights required to carry on its business as now conducted which the failure to so have could reasonably be expected to have a Material Adverse Effect. The Borrower is not in violation of the terms of any such license, authorization, consent, approval, franchise, lease, permit, certificate, qualification, easement, right of way or other right in any such case which would have a Material Adverse Effect.

     5.2  Corporate and Governmental Authorization; Contravention.  The
          -------------------------------------------------------
execution, delivery and performance by the Borrower of this Credit Agreement and the other Credit Documents executed in connection herewith or therewith and the consummation by Borrower of the transactions contemplated hereby and thereby,
(i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) except as provided in the Ancillary Documents, require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the Articles or Certificates of Incorporation or By-Laws of the Borrower, (v) do not contravene, or constitute a default under, any agreement, judgment, injunction, order, decree, indenture, contract, lease, instrument or other commitment to which the Borrower is a party or by which the Borrower or any of its assets are bound and which could reasonably be expected to have a Material Adverse Effect, and (vi) will not result in the creation or imposition of any material Lien upon any asset of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Borrower is a party or by which it or any of its assets may be bound or affected (except as contemplated herein).

     5.3  Binding Effect.  The Credit Agreement is and, when executed and
          --------------
delivered in accordance with the terms of this Credit Agreement, all of the other Credit Documents are or will be the legal, valid and binding obligations of the Borrower, and are or will be enforceable against the Borrower in accordance with their terms.

     5.4  Information.  The Borrower has furnished to the Lenders as of the date
          -----------
of this Credit Agreement the following financial statements (the "Financials") of the Borrower: (i) combined balance sheets as of, and combined statements of earnings, changes in consolidated shareholders' equity and changes in consolidated cash flow for the fiscal year ended December 1, 1996 audited by independent certified public accountants, and (ii) unaudited combined balance sheets as of the end of the most recent fiscal quarter ending prior to the Closing Date and the related unaudited combined statements of earnings, changes in shareholders' equity and changes in combined cash flow for the three months then ended. The Financials are and the historical financial statements to be furnished to the Lenders in accordance with Section 6.1 hereof will be in
                                            -----------
accordance with the books and records of the Borrower and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with GAAP consistently applied throughout the periods involved.

     5.5  No Material Adverse Change.  Since December 28, 1996, there has been
          --------------------------
no Material Adverse Change.

     5.6  Litigation and Judgments.  Except as set forth on Schedule D, there is
          ------------------------
no (i) injunction, stay, decree, judgment, writ or order issued and outstanding by any court or arbitrator or any governmental body, agency or official against the Borrower or any of its Subsidiaries or (ii) action, suit, proceeding, litigation, contested claim, investigation or arbitration pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries which, in either case, could reasonably be expected to have a Material Adverse Effect, or which in any manner impairs the validity of this Credit Agreement or any of the other Credit Documents.

     5.7  Compliance with ERISA.  As of the date of this Credit Agreement, and
          ---------------------
except as set forth on Schedule D, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan. Each Plan has been and is being maintained and funded in all material respects in accordance with its terms and in compliance with all provisions of ERISA and the Internal Revenue Code applicable thereto. The Borrower and each ERISA Affiliate has fulfilled in all material respects its obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code relating to the qualification with respect to each Plan intended to be so qualified and has not incurred any material liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred which has resulted in liability which either has not been satisfied or is not reflected on the Borrower's financial statements nor has any other event occurred that is likely to result in a Termination Event which could reasonably be expected to have a Material Adverse Effect. No event or events have occurred in connection with which the Borrower, any ERISA Affiliate, or any Plan, directly or indirectly, is likely to be subject to any liability under ERISA, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order which could reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the following documents have been made available to the Agent as of the date of this Credit Agreement:
(i) each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or the ERISA Affiliates, (ii) the most recent
Revenue Service with respect to each Plan,

(iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan, (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan,
(v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions, (vi) any information that has been provided to the Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and (vii) the aggregate amount of the most recent annual payments made to former employees of the Borrower or any ERISA Affiliate under any Retiree Health Plan.

     5.8  Taxes.
          -----

          (a) Except as set forth on Schedule D, the Borrower and its Subsidiaries have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all United States Federal income tax returns and except as set forth on Schedule D all other material tax returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information filed is complete and accurate in all material respects. All material deductions taken by the Borrower and its Subsidiaries as reflected in such income tax returns have been taken in accordance with applicable laws and regulations.

          (b) Except as set forth on Schedule D, all Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, except where the same are being contested in good faith by appropriate proceedings and appropriate reserves therefor have been established and maintained in accordance with GAAP for the accrual thereof as reflected on the audited financial statements for the Borrower's fiscal year ended December 28, 1996, and, to the extent such reserves are maintained for periods after December 28, 1996, consistent with the Borrower's past practice.

          (c) Except as set forth in Schedule D, (i) no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Borrower or any of its Subsidiaries other than such deficiencies of which the Agent has been notified in writing and which are being contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established and maintained as reflected on the audited financial statements for the Borrower's fiscal year ended December 28, 1996 and in accordance with GAAP, and, to the extent such reserves are maintained for periods after December 28, 1996, consistent with the Borrower's past practice and (ii) no material tax liens have been filed against any of the Collateral other than Liens permitted under Section 7.4 of this Credit Agreement of which the Agent has
                     -----------
     been notified in writing, and which are being contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established and maintained as reflected on the audited financial statements for the Borrower's fiscal year ended December 28, 1996 in accordance with GAAP and, to the extent such reserves are maintained for periods after December 28, 1996, consistent with the Borrower's past practice, and to the extent such liens have been bonded in a manner reasonably satisfactory to the Agent. Except as set forth in Schedule D or as otherwise disclosed to the Agent in writing, there are no pending or, to the best of the Borrower's knowledge, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes which are likely to result in a material additional liability for Taxes. Except as set forth on Schedule D, for all years up to and including the fiscal year ended February 23, 1991, either the period during which any assessments may be made by the Internal Revenue Service have expired without waiver or extension or the federal income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service and such audits have been closed.

     5.9  Subsidiaries.  The only respective direct or indirect Subsidiaries of
          ------------
the Borrower as of the date of this Credit Agreement are those listed on Schedule D attached hereto. Except as set forth on such Schedule, the Borrower is the record and beneficial owner of all of the shares of capital stock of each of its Subsidiaries listed on such Schedule as being owned by such Borrower (other than directors' qualifying shares), there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible or exchangeable for such shares. All of such respective shares so owned by Borrower are owned by them free and clear of any Liens, and all such shares are validly issued, fully paid and non-assessable (except for statutory rights of assessment for wages owed).

     5.10 Not an Investment Company.  Neither the Borrower nor any of its
          -------------------------
Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

     5.11 No Conflicting Requirements.  Neither the Borrower nor any of its
          ---------------------------
Subsidiaries is in default under any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ, injunction, contract, lease or other commitment to which any of them is a party or by which any of them is bound such that such violations or defaults in the aggregate could reasonably be expected to have a Material Adverse Effect. The Borrower knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which would individually, or when aggregated with other such disputes, be reasonably likely to have a Material Adverse Effect.

     5.12 Debt.  The Borrower has no Debt that is senior, pari passu or
          ----                                            ---- -----
subordinated in right of payment to its Debt to Lenders hereunder, except for Debt permitted pursuant to Section 7.1 of this Credit Agreement.
                           -----------

     5.13 Title to Properties and Assets; Collateral.
          ------------------------------------------

          (a) Except for (i) Liens permitted pursuant to Section 7.4 hereof and
                                                         -----------
     (ii) such imperfections of title that represent imperfections of title or easements of record, if any, which do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations, the Borrower has (a) good and marketable fee simple title to the Owned Real Property material to its business and the Owned Real Property on which a Lien has been granted to the Agent and valid leasehold interests in all of its Leased Real Property material to its business and (b) good and marketable title to all of its other material property and assets owned by the Borrower at any time (including, without limitation, all of its accounts and inventory), other than properties disposed of in any manner permitted under this Credit Agreement. The Borrower enjoys peaceful and undisturbed possession of all its material Real Estate and there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any Real Estate which could reasonably be expected to have a Material Adverse Effect. The leases with respect to the Leased Real Property, are referred to collectively as the "Leases." No default exists under any Lease which could reasonably be expected to have a Material Adverse Effect. All of the Structures and other tangible assets owned, leased or used by the Borrower in the conduct of its business are (a) insured as required by the terms of this Credit Agreement and the other Credit Documents, (b) sufficient for the operation of the business of the Borrower and its Subsidiaries as presently conducted and (c) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.

          (b) The Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and tradenames to continue to conduct its business as presently conducted. Schedule C attached hereto sets forth as of the date of this Credit Agreement (i) all of the federal, state and foreign registrations of the registered trademarks of the Borrower and all pending applications for any such registrations and (ii) all of the patents of the Borrower and all pending applications therefor (collectively, together with all service marks and other marks and all applications therefor, tradenames and other trade rights of the Borrower, the "Proprietary Rights"). As of the date of this Credit Agreement, the Borrower is the owner of each of the trademarks and patents listed on Schedule C as indicated on such schedule and except as set forth on such Schedule and, except pursuant to licenses granted in the ordinary course of business, no other Person has the right to exploit such patents or use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. As of the date of this Credit Agreement each of the trademarks listed on Schedule C is a valid and subsisting federally registered trademark of the Borrower having the registration number and issue date set forth on Schedule C and each of the patents listed on Schedule C is a valid and subsisting patent of the Borrower having the patent number and issue date set forth on Schedule C. As of the date of this Credit Agreement except as disclosed on Schedule C, no Person has a right to receive any material royalty or similar payment from the Borrower in respect of any such registered Propriety Rights. As of the date of this Credit Agreement the Borrower has not granted any material license except as disclosed on Schedule C hereto or such licenses as were granted in the ordinary course of the Borrower's business, or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. The Borrower is not aware that the use of any of the material Proprietary Rights by the Borrower is infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights which violation or infringement could reasonably be expected to result in a material liability to the Borrower, and no proceeding has been instituted against or notice received by the Borrower that are presently outstanding alleging that the use of any of the material Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the material Proprietary Rights which, if successful, could reasonably be expected to materially adversely affect the fair market value of any such material Proprietary Rights or the rights granted therein to the Agent including, without limitation, the validity, priority or perfection of the security interest granted therein to the Agent under the Ancillary Documents or the remedies of the Agent therein or in this Credit Agreement. All of the material Proprietary Rights of the Borrower and the Subsidiaries are valid and enforceable rights of the Borrower and the Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Credit Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby.

          (c) The capital stock of each Subsidiary, (including, without limitation, each Foreign Subsidiary provided that, for any Foreign Subsidiary which constitutes a "Controlled Foreign Corporation" within the meaning of Section 951 of the Internal

     Revenue Code, Borrower shall not be required to pledge hereunder or under the other Credit Documents more than 65% of the combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote), in each case which is owned directly or indirectly by the Borrower, has been delivered and pledged to the Agent under the Pledge Agreements; excluding, however, the capital stock of any Subsidiary owned directly or indirectly by a Subsidiary of the Borrower one hundred percent (100%) of which is not owned directly or indirectly by the Borrower. The owners of all such capital stock are parties as pledgors under the Pledge Agreements.

     5.14 Compliance with Law.  Neither the Borrower nor any of its Subsidiaries
          -------------------
has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have a Material Adverse Effect. The conduct of the businesses of the Borrower and each of its Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where the aggregate of all such non-conformities could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither the Borrower nor any of its Subsidiaries has any reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

     5.15 Compliance with Environmental Laws.
          ----------------------------------

          (a) The Borrower and each of its Subsidiaries have complied with and are currently in compliance with any Environmental Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

          (b) No solid or hazardous or toxic wastes or hazardous substances (as defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resources Conservation and Recovery Act and the Superfund Amendments and Reauthorization Act of 1986, as amended or under any successor or similar law or any applicable state or local law), are processed, discharged, stored, treated, disposed of, or managed at any facility owned, leased or operated by the Borrower or any Subsidiary thereof or, at the request or behest of the Borrower or any Subsidiary thereof, at any adjoining site, so as to require a license, permit or authorization of any type from any governmental authority, other than licenses, permits and authorizations which have been obtained and are in full force and effect or where the failure to obtain such a license, permit or authorization could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule D hereto, as of the date of this Credit Agreement no governmental or private actions to enforce environmental or pollution control laws are pending against the Borrower or any Subsidiary thereof, or against or with respect to any facility owned, operated or leased by the Borrower or any Subsidiary thereof. Except as disclosed on Schedule D and except where any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance, and (ii) neither the Borrower nor any of its Subsidiaries have any contingent liability of which the Borrower has knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has the Borrower or any Subsidiary received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

          (c) Except as disclosed on Schedule D and other than any pending workers' compensation claims which individually and in the aggregate are not significant to the Borrower, no action, suit or proceeding brought by any employee of the Borrower or any Subsidiary thereof or any other Person involving (i) a claim for damages in excess of $100,000 or (ii) claims for damages under $100,000 and which, in either such case, in the aggregate could reasonably be expected to have a Material Adverse Effect, in each case based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof, is pending before any court or arbitrator or any governmental body, agency or official.

     5.16 Security Interests and Liens; Inventory and Equipment.  There are no
          -----------------------------------------------------
Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Liens permitted pursuant to Section 7.4 hereof. To the best of the
                                       -----------
Borrower's knowledge, no lessor, warehouseman, filler, processor or packer of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) has granted any Lien with respect to the Inventory maintained by the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) at the property of any such lessor, warehousemen, filler, processor or packer. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents on the Filing Assets and the Real Estate with respect to which Mortgages have been filed constitute and shall at all times constitute the valid and enforceable first, prior and perfected Liens on such Collateral, subject only to prior Liens existing on the Closing Date and set forth on Schedule D hereto and

Liens permitted pursuant to Section 7.4 hereof.  The Borrower is or will be at
                            -----------
the time additional Collateral is acquired by it, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except for Liens permitted pursuant to Section 7.4 hereof. No consents, filings or
                                -----------
recordings are required in order to perfect the security interests created by the Pledge Agreements.

     5.17 Labor Relations.  The Borrower is not engaged in any material unfair
          ---------------
labor practices which could reasonably be expected to result in a material liability to the Borrower, materially increase the costs of operations or materially decrease the revenue generated from the Borrower's operations or which could otherwise reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, before the National Labor Relations Board, and no material grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or, to the best knowledge of the Borrower, threatened against it which, in the case of the items described in the preceding clauses (i) and (ii) could reasonably be expected to result in a material liability to the Borrower, materially increase the costs of the Borrower's operations or materially decrease the revenue generated from the Borrower's operations or which could otherwise reasonably be expected to have a Material Adverse Effect, and (iii) no union representation question with respect to the employees of the Borrower and no union organizing activities which representation question or organizing activity could reasonably be expected to have a Material Adverse Effect. There are no controversies pending or, to the best knowledge of the Borrower, threatened between the Borrower and any of its employees, other than (i) employee grievances and other controversies arising in the ordinary course of business which could not, in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) employee grievances and other controversies arising outside the ordinary course of business of which the Agent has received written notice and could not reasonably be expected to have a Material Adverse Effect.

     5.18 UCC Filing Information.  As of the date of this Credit Agreement the
          ----------------------
chief executive office and principal place of business of the Borrower is as set forth on Schedule D, which office is the place where the Borrower is "located" for the purposes of Section 9-103(3)(d) of the UCC. As of the date of this
                    -------------------
Credit Agreement the places where the Borrower keeps its books, chattel paper and records concerning its respective Accounts or regularly keeps any Inventory are also identified on Schedule D. As of the date of this Credit Agreement there is no jurisdiction located in the United States in which the Borrower or any of its Subsidiaries have any assets, equipment or Inventory (except for vehicles, Inventory in transit for processing in the ordinary course of business, or immaterial items) other than those jurisdictions listed on Schedule
D. Schedule D is a true, correct and complete list as of the date of this Credit Agreement of (i) the address of all offices where records and books of account of the Borrower and each of its Subsidiaries are kept, and (ii) to the best knowledge of Borrower, the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored as of the date of this Credit Agreement. None of the receipts received by the Borrower from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assignees.

     5.19 Solvency.  On and at all times after the Closing Date the fair
          --------
saleable value of the Borrower's assets exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. On and at all times after the Closing Date, the Borrower (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and
(ii) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.

     5.20 Fictitious Business Names.  Neither the Borrower nor any of its
          -------------------------
Subsidiaries has conducted any material amount of business on or after August 3, 1992 under any corporate or fictitious name other than the corporate name shown on its or such Subsidiary's Articles or Certificate of Incorporation, as disclosed on Schedule D or as disclosed to the Agent in writing from time to time.

     5.21 Use of Proceeds.  All proceeds of the Loans and all proceeds from the
          ---------------
discount of the Acceptances have been used only in accordance with Section 6.14
                                                                   ------------
hereof.

     5.22 Margin Security.  The Borrower does not own any margin security and
          ---------------
none of the loans advanced hereunder have been used for the purpose of purchasing or carrying any margin securities of for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G, U or X of the Board of Governors of the Federal Reserve System.

     5.23 No Event of Default.  No Default or Event of Default has occurred and
          -------------------
is continuing.

     5.24 Status of Accounts.   The Borrower confirms to the Lenders that any
          ------------------
and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are their sole responsibility and that all such material taxes will be paid by the Borrower when due (unless duly contested and adequately reserved for) and that none of said taxes or fees (including any immaterial taxes or fees) is or will become a lien (other than a Permitted Lien) on or claim against the Accounts. The Borrower's books and records are marked to reflect the Lenders' interest in the Accounts.

     5.25 Survival of Representations.  All representations made by the Borrower
          ---------------------------
in this Credit Agreement and in any other Credit Document executed and delivered in connection herewith shall survive the execution and delivery hereof and thereof.

     5.26 Affiliate Transactions.  Except as set forth on Schedule D hereto,
          ----------------------
neither the Borrower nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party except as permitted pursuant to Section 7.8 hereof.
                                                             -----------

     5.27 Accuracy and Completeness of Information.  All factual information
          ----------------------------------------
heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of the Borrower or any of its Subsidiaries which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financial Statements, or some certificate, opinion or other written statement made or furnished by the Borrower to the Agent.

     5.28 Representations Upon Execution.  The Borrower hereby represents and
          ------------------------------
warrants as of the date of this Credit Agreement that (i) the execution and delivery of this Credit Agreement (A) are within the Borrower's corporate powers, (B) have been duly authorized by all necessary corporate action, (C) require no further action or order by or in respect of or filing with any governmental body, agency or official, (D) do not contravene or constitute a default under any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the Articles or Certificates of Incorporation or By-laws of the Borrower, (E) do not cause a violation of any agreement, judgment, injunction, order, decree, indenture, contract, lease, instrument or other commitment to which the Borrower is a party or by which the Borrower or any of its assets are bound and (F) will not result in the creation or imposition of any Lien upon any asset of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets may be bound and (ii) this Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                                   ARTICLE 6
                                   ---------

                             Affirmative Covenants
                             ---------------------

     Until termination of the Commitments and payment and satisfaction of all Obligations due hereunder (other than Letter of Credit Obligations with respect to Letters of Credit expiring after the Expiration Date which have been cash collateralized pursuant to Section 4.1), the Borrower agrees that, unless the
                           -----------
Agent shall have certified to the Borrower that the Required Lenders shall have otherwise consented in writing:

     6.1  Information.  The Borrower will deliver:
          -----------

          (a) to each of the Lenders, (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of earnings, changes in consolidated shareholders equity and changes in consolidated cash flow for such fiscal year, setting forth in the case of each consolidated financial statement in comparative form the figures for the previous fiscal year, including the previous fiscal year budget; all (except for the consolidating statements) accompanied by an opinion of the Auditors unqualified as to scope of audit and stating that such financial statements present fairly in all material respects the financial position of the Borrower and its Consolidated Subsidiaries and the results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles and otherwise reported on in a manner acceptable to the Securities and Exchange Commission, accompanied by a written statement signed by the Auditors as to whether in the course of such firm's audit anything of a financial or accounting nature has come to its attention to cause it to believe that any Default or Event of Default existed on the date of such statements and stating whether anything has come to its attention to cause it to believe the calculations set forth in the officers certificate delivered pursuant to subsection (c) below were not prepared in accordance with the terms hereof and (ii) as soon as available and in any event within 180 days after the end of each fiscal year of the Borrower, a copy of the Auditors' Management Letter to the Borrower relating to financial statements for such fiscal year delivered pursuant to clause (i) above;

          (b) to each of the Lenders, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of earnings, changes in consolidated shareholders equity and changes in consolidated cash flow for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of each consolidated financial statement in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, including the previous fiscal year budget, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) to each of the Lenders, simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b)
                                                     ---------------     ---
     above (i) a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth in reasonable detail any calculations required to establish whether the Borrower was in compliance with the requirements of Sections 7.6, 7.7 and 7.11 hereof on the date of
                              ------------  ---     ----
     such financial statements, and (ii) a compliance certificate in the form of Exhibit M attached hereto (the "Compliance Certificate");

          (d) to each of the Lenders, as soon as available and in any event within 30 days after the end of each of the first two months of each fiscal quarter (45 days in the case of the last month of each fiscal year of the Borrower), statements of earnings and consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such month, and related changes in consolidated cash flow for such month and for the portion of the Borrower's fiscal year ended at the end of such month, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Borrower;

          (e) to each of the Lenders, as soon as available and in any event no later than 60 days after the last day of each fiscal year of the Borrower, copies of annual budgets and other similar materials prepared by or for the Borrower and any of its Subsidiaries, which budgets and other information shall be presented on a monthly basis for the then current fiscal year and on an annual basis for each subsequent fiscal year;

          (f) to each of the Lenders, within three Business Days of any officer of the Borrower obtaining knowledge of any Event of Default or any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (g) to each of the Lenders, promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) to each of the Lenders, promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto unless the securities covered thereby are held or distributed by the Borrower, other than any registration statement on Form S-3 to the extent that it relates to a secondary offering, and other than any registration statement on Form S-8 or its equivalent), and reports on Form 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (i) to each of the Lenders, if and when any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (j) to each of the Lenders, within three Business Days of any officer of the Borrower obtaining knowledge of (i) any litigation or proceeding affecting the Borrower or any Subsidiary in which the amount involved is $3,000,000 or more and is not covered by insurance or in which injunctive or similar relief is sought, or (ii) any order, judgment or decree in excess of $1,000,000 which shall have been entered against the Borrower or any Subsidiary or any of their respective properties or assets, a certificate of the chief financial officer or accounting officer of the Borrower setting forth details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (k)    to each of the Lenders, (i) forthwith upon the occurrence of
     (A) any Change in Control or (B) any receipt of Net Cash Proceeds in excess of $2,500,000 from any single Asset Disposition, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth, with respect to any Change in Control, the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and with respect to the receipt of any Net Cash Proceeds, the details of the bases for calculation and the sources thereof; and (ii) forthwith upon becoming aware thereof, notice that a tender offer, exchange offer or market purchase program or proxy solicitation has been announced or is pending or has been consummated which, if consummated or otherwise successful, could result in a Change in Control;

          (l) to each of the Lenders, prompt notice of any notification of a violation of any law or regulation received by the Borrower or any Subsidiary from any local, state, federal or foreign governmental authority or agency which violation could reasonably be expected to have a Material Adverse Effect;

          (m) to each of the Lenders, prompt notice of any material change in the Borrower's credit and collection policy;

          (n) to each of the Lenders, prompt notice, in reasonable detail, of any material change relating to the type, quantity or quality of the Inventory, Accounts or any other material portion of the Collateral, or any event which could have a material adverse effect on the value of such Collateral or any event affecting the validity or priority of the security interests granted to the Agent and the Lenders in such Collateral;

          (o) to each of the Lenders, weekly, before 12:00 noon on the second Business Day of each week, and monthly within ten (10) Business Days of the last Business Day of each month, and at any other time reasonably requested by the Agent, a borrowing base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit N hereto, duly completed, detailing the Borrower's Eligible Accounts Receivable, Eligible Inventory and Eligible Retail Inventory, as of the last day of, as applicable, such preceding week or month (or as of the date reasonably requested by the Agent), as applicable, and, in each case, certified by the Borrower's chief executive officer, chief financial officer, controller or other senior financial officer. In addition, each monthly Borrowing Base Certificate shall have attached to it as exhibits the summary accounts receivable aged trial balance for such month and a summary schedule of Inventory owned by the Borrower. The Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement (including, without limitation, Sections 3.2 and 3.3
                                                           ------------     ---

     hereof) until such time as a new Borrowing Base Certificate is delivered to the Agent in accordance herewith. In the event at any time the Agent's calculation of the Borrower's Eligible Accounts Receivable, Eligible Inventory and Eligible Retail Inventory is materially less than the calculations of the Borrower set forth on the most recent Borrowing Base Certificate delivered to the Agent, the Agent shall notify the Borrower of such fact; provided that the Agent shall incur no liability to the Borrower
                -------- ----
     if the Agent fails to give such notice;

          (p) to each of the Lenders, within three Business Days of the chief executive officer, chief financial officer, chief accounting officer, controller or other senior financial officer of the Borrower obtaining knowledge of any Material Adverse Change, a certificate of the chief financial officer or accounting officer of the Borrower setting forth details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and

          (q) to the Agent, from time to time such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Agent, at the request of any Lender, may reasonably request.

     6.2  Payment of Obligations.  The Borrower will pay and discharge, and will
          ----------------------
cause each of its Subsidiaries to pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     6.3  Maintenance of Property: Insurance.
          ----------------------------------

          (a) The Borrower will keep, and will cause each of its Subsidiaries (other than Foreign Subsidiaries) to keep, all material property useful and necessary in their businesses in good working order and condition (ordinary wear and tear, casualty and condemnation excepted) and not commit or suffer any waste with respect to any of its material properties.

          (b) The Borrower agrees to maintain, and to cause each of its Subsidiaries (other than Foreign Subsidiaries) to maintain, public liability insurance, third party property damage and replacement cost insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. Such insurance may include levels of self insurance comparable to those in place on the date of this Credit Agreement or otherwise satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Borrower and the Agent as additional insureds and loss payees in case of loss, as their interests may appear, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. Certificates of all insurance policies are to be delivered to the Agent (with true copies of such policies to be made available to the Agent) on or prior to the Closing Date, and such policies shall have all premiums with respect thereto currently paid and contain loss payable endorsements in the Agent's favor, and shall provide for not less than ten (10) days prior written notice to the Agent, of the exercise of any right of cancellation. In the event the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) fail to respond in a timely and appropriate manner (as determined by the Agent in its reasonable discretion) with respect to collecting under any insurance policies required to be maintained under this Section 6.3, the Agent shall have the
                                          -----------
     right, in the name of the Agent, the Borrower or any Subsidiary (other than a Foreign Subsidiary) of the Borrower, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The Borrower shall provide written notice to the Agent of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any material asset or property owned or used by any Borrower or any of the Borrower's Subsidiaries (other than a Foreign Subsidiary) (i) is damaged or destroyed, or suffers any other loss, or (ii) is, or the Borrower receives notice of the institution of any proceeding pursuant to which any such asset or property could reasonably be expected to be, condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $1,000,000 (collectively, a "Casualty Loss"). The Borrower shall diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss with respect to any of the Collateral, the Borrower shall pay to the Agent or deposit in the Concentration Account, promptly upon receipt thereof, any and all insurance proceeds and payments received by the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) on account of damage, destruction, loss, condemnation or eminent domain proceedings. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may use such proceeds and payments to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss or, if such asset or property is not material to the operations of Borrower, may use such proceeds and payments as otherwise permitted pursuant to the terms of this Credit Agreement and after the occurrence and during the continuance of any Default or Event of Default the Agent may, at its election in its sole discretion either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Loans or (b) pay such proceeds to the Borrower to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Agent and (ii) the Agent may participate in any such proceedings and the Borrower shall deliver to the Agent such documents as may be requested by the Agent to permit such participation and shall consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. The Borrower hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Borrower shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

     6.4  Compliance with Laws.  The Borrower will comply, and cause each of its
          --------------------
Subsidiaries to comply with all acts, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official, applicable to the Collateral or any part thereof, or to the operation of their business (including, without limitation ERISA and the rules and regulations thereunder) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     6.5  Inspection of Property, Books and Records; Change of Name, Principal
          --------------------------------------------------------------------
Place of Business, Location of Collateral, Etc.  The Borrower will keep, and
----------------------------------------------
will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their businesses and activities; the Borrower shall make no significant change in its accounting practices except as permitted or required by GAAP. The Borrower shall have the right, however, to change its fiscal year on one occasion, provided, however, as a condition
                                           --------  -------
precedent thereto, the Borrower shall, at the request of the Agent, enter into an amendment of this Credit Agreement, in form and substance reasonably satisfactory to the Required Lenders, sufficient to make this Credit Agreement (and the terms contained herein), after effectuation of such proposed change in fiscal year, financially and economically equivalent to this Credit Agreement as it existed prior to the effectuation of such proposed change. The Borrower agrees that the Agent or its agents may enter upon the premises of the Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable prior notice, and at any time at all and without notice on and after the occurrence and during the continuance of an Event of Default, for the purpose of (i) inspecting the Collateral, (ii) inspecting and/or copying (at Borrower's expense) any and all records pertaining thereto, (iii) discussing the affairs, finances and business of the Borrower with any officers, employees and directors of the Borrower or with the Auditors and (iv) verifying Eligible Accounts Receivable and/or Eligible Inventory. Any Lender may accompany the Agent on any such visit at such Lender's own expense. The Borrower agrees to afford the Agent ten (10) Business Days prior written notice of (a) any new or additional location of any Collateral at which location Collateral having an aggregate value in excess of $1,000,000 will be located,
(b) any change in the location of its chief executive office or any new or additional places of business (other than new retail locations for which the Borrower shall give Agent written notice within fifteen (15) days after the opening thereof) from the locations specified in Schedule D, and (c) any change in its corporate name and, in each such case, the Borrower further agrees to execute in advance of such addition or change and cause to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent, all in form and substance satisfactory to the Agent.

     6.6  Compliance with Credit Documents.  The Borrower will comply, and will
          --------------------------------
cause each of its Subsidiaries to comply, with the terms of each of the Credit Documents.

     6.7  Covenant to Mortgage After-Acquired Property. With respect to any real
          --------------------------------------------
property, acquired and held in fee or owned by the Borrower at any time after the date hereof, and having a gross cost individually in excess of $2,500,000, as soon as possible and in no event later than 90 days after the relevant acquisition date and/or construction completion date, whichever is later, the Borrower shall grant to the Agent, for the benefit of the Lenders, a Lien on all such property, subject to the Permitted Liens, upon the terms set forth in the Security Documents, as appropriate, and satisfactory in form and substance to the Agent; provided, however, that in the event (i) such real property is
           --------  -------
encumbered with a purchase money mortgage permitted pursuant to Section 7.4(f)
                                                                --------------
hereof or any extensions, modifications and replacements thereof permitted pursuant to Section 7.4(i), (ii) the holder of such Lien and the Agent have
            --------------
entered into an intercreditor agreement reasonably satisfactory to the Agent permitting the Agent access to such real property for a reasonable period of time to the extent necessary to assemble, complete and sell any Collateral located thereon (or, in the event an acceptable intercreditor agreement can not be obtained, any such Collateral is excluded from the Borrowing Base calculation hereunder) and (iii) no Event of Default shall have occurred and be continuing, the Borrower shall not be required to grant the Agent a Lien on such real property. The Borrower, at its own expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in the appropriate governmental office, any document or instrument reasonably deemed by the Agent to be necessary or desirable for the creation and perfection of the foregoing Liens.

     6.8  Corporate Existence.  The Borrower (i) except as otherwise permitted
          -------------------
pursuant to Section 7.5, shall maintain its corporate existence, shall maintain
            -----------
in full force and effect all material licenses, bonds, franchise, leases, qualifications to do business, trademarks, patents, contracts and other rights necessary for the conduct of its businesses, (ii) shall continue in, and limit its operations to, the same general lines of business as that presently conducted by it and reasonable extensions thereof and (iii) shall comply with all applicable laws and regulations of any federal, state or local governmental authority, except in each case when noncompliance with the foregoing would not, in the aggregate, have a Material Adverse Effect.

     6.9  ERISA.  The Borrower shall deliver to the Agent, at the Borrower's
          -----
expense, the following information at the times specified below:

          (a) within twenty (20) Business Days after the Borrower or any ERISA Affiliate knows that a Termination Event has occurred which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any other entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

          (b) within sixty (60) Business Days after the Borrower or any ERISA Affiliate knows that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or other such entities have taken, are taking or propose to take with respect thereto;

          (c) at any time that Agent may reasonably request, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (d) at any time that Agent may reasonably request, copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan;

          (e) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan with respect to any funding of $1,000,000 or more and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

          (f) within twenty (20) Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing, in either case, which could reasonably be expected to result in an increase in the annual contributions necessary to satisfy the minimum funding requirements of ERISA or the terms of such Plan to any of the Borrower of $1,000,000 or more;

          (g) within three (3) Business Days after receipt by the Borrower or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, in either case which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, copies of each such notice;

          (h) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under
     Section 401(a) of the Internal Revenue Code which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, copies of each such letter;

          (i) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability of $1,000,000 or more under Section 4203, 4204 or 4205 of ERISA, copies of each such notice;

          (j) within ten (10) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment of $1,000,000 or more under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

          (k) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, in any such case, which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, a written statement setting forth any such event or information.

     For purposes of this Section 6.9, the Borrower and any ERISA Affiliate
                          -----------
shall be deemed to know all facts known by the administrator of any Plan of which such entity is the plan sponsor.

     The Borrower shall establish, maintain and operate all Plans to comply with the applicable provisions of ERISA, Internal Revenue Code, and all other applicable laws, other than to the extent that the Borrower is in good faith contesting by appropriate proceedings the validity or application of any such provision or law, except to the extent failure to so comply could not reasonably be expected to result in the Borrower incurring a liability, individually or in the aggregate equal to or in excess of $2,500,000.

     6.10 Environmental Matters.
          ---------------------

          (a) The Borrower will use its best efforts to conduct its business and the businesses of each of its Subsidiaries so as to comply with all Environmental Laws in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that the Borrower or any of its Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof and except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; provided,
                                                               --------
     further, that the Borrower and each of its Subsidiaries shall comply with
     -------
     the order of any court or other governmental body or applicable jurisdiction relating to such Environmental Laws unless the Borrower or Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If the Borrower or any Subsidiary of the Borrower shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any such Subsidiary, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any such Subsidiary alleging violations of any Environmental Law or requiring the Borrower or any such Subsidiary to take any action in connection with the release of Hazardous Substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that the Borrower or Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Substance into the environment or any damages caused thereby, the Borrower shall provide the Agent with a copy of such notice within thirty (30) days after the receipt thereof by the Borrower or such Subsidiary. The Borrower shall promptly take all actions necessary to prevent the imposition of any Liens on any of its properties or any of the properties of any of its Subsidiaries arising out of or related to any environmental matters.

          (b) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to any real property owned, operated or leased by the Borrower or any of its Subsidiaries is required to be performed by the Borrower or any of the Subsidiaries under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor on, about, under or within the Property (or any portion thereof), the Borrower or such Subsidiary shall within 30 days after written demand for performance thereof by the Agent (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work unless the requirement to perform such Remedial Work is being contested in good faith by the Borrower and to the reasonable satisfaction of the Agent.

     6.11 Collateral Records.  The Borrower agrees to promptly execute and
          ------------------
deliver, and to cause each of its Subsidiaries to execute and deliver, to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including without limitation those described in Section 6.1
                                                                    -----------
of this Credit Agreement, designating, identifying or describing the Collateral pledged to the Lenders hereunder. The Borrower's or any of its Subsidiaries' failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral. In addition, upon the Agent's reasonable request, the Borrower will make available to the Agent copies of agreements with, or purchase orders from, the customers of the Borrower and its Subsidiaries, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Borrower hereby authorizes the Agent to regard its or any of its Subsidiaries' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Person's authorized officers or agents.

     6.12 Security Interests.  The Borrower will defend the Collateral against
          ------------------
all claims and demands of all Persons at any time claiming the same or any interest therein which claims or demands are in excess of $500,000 or otherwise affect a material portion of the Collateral (provided, however, that the failure
                                             --------  -------
to be successful in such defense shall only be an Event of Default hereunder to the extent set forth in Section 10.1(g) below). The Borrower agrees to comply,
                        ---------------
and to cause each of its Subsidiaries to comply, with the requirements of all state and federal laws in order to grant to the Agent and the Lenders valid and perfected first security interests in the Collateral (other than Collateral located outside the United States and, except as required by the Security Agreement, motor vehicles and other equipment covered by a certificate of title statute), subject only to prior Liens permitted pursuant to Section 7.4(a),
                                                            --------------
Section 7.4(e), Section 7.4(f), Section 7.4(i) and Permitted Liens prior to the
--------------  --------------  --------------
Agent's security interest by operation of law and other Liens permitted pursuant to Section 7.4 hereof, and except to the extent the Agent's Lien in cash held by
   -----------
the Borrower as petty cash or till cash in the ordinary course of its business consistent with past practice shall not remain perfected. Without limiting the generality of the foregoing, the Borrower shall promptly, upon the request of any Lender, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Ancillary Documents or otherwise deemed by the Agent necessary or reasonably desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby to the extent required by the immediately preceding sentence. The Agent is hereby authorized by the Borrower to file any financing statements covering the Collateral whether or not the Borrower's signatures appear thereon. The Borrower agrees to do, and to cause each of its Subsidiaries to do, whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; using best efforts to obtain waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses, of whatever kind and nature (including any Taxes, attorneys' fees or costs for insurance of any kind), which the Agent may incur with respect to the Collateral or the Obligations; in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the

Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with the Borrower or any of its Subsidiaries under this Credit Agreement or any other Credit Document, shall be borne and paid by the Borrower. If same are not promptly paid by the Borrower, the Agent may pay same on the Borrower's behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

     6.13 Taxes.  The Borrower agrees to pay, when due, and to cause each of its
          -----
Subsidiaries to pay when due, all Taxes lawfully levied or assessed against the Borrower, any of its Subsidiaries or any of the Collateral; provided, however,
                                                            --------  -------
that, unless such Taxes have become a federal tax or ERISA Lien on any of the assets of such Person, no such Tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as reflected on the audited financial statements for the fiscal year ended December 28, 1996 in accordance with GAAP, and, to the extent such reserves shall be taken thereafter, consistent with the Borrower's past practice.

     6.14 Use of Proceeds.  The initial advances made to the Borrower under this
          ---------------
Credit Agreement shall be used by the Borrower to repay certain indebtedness, to pay the costs and expenses contemplated hereby which are due and payable on the Closing Date, including without limitation the Fees and Expenses pursuant to
Article 8 hereof, and for working capital and general corporate purposes of the
---------
Borrower; and the proceeds of any subsequent advances made hereunder shall be used by the Borrower solely for working capital and general corporate purposes. In addition, Borrower shall not use any portion of the proceeds of any Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions of Regulation G, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement. The Borrower shall use the proceeds of each Acceptance solely to reimburse the Issuing Bank of each Acceptance Letter of Credit for obligations owing to such Issuing Bank on account of drawings thereunder.

     6.15 Collection of Accounts.  Unless an Event of Default has occurred and
          ----------------------
shall not have been waived, the Borrower may and will enforce and collect in accordance with its credit and collection policy, all amounts owing on the Accounts, for the Lenders' benefit and on the Lenders' behalf, but at the Borrower's expense in accordance with the provisions of Section 8.5 hereof; such
                                                        -----------
privilege shall terminate automatically, however, upon the occurrence and during the continuance of any Event of Default after notice from the Agent. Any checks, cash, notes or other instruments or property received by the Borrower or any Subsidiary with respect to any Accounts shall be immediately deposited into the collection and concentration accounts maintained pursuant to Section 3.6 hereof. No checks, drafts or other instruments received by the
   -----------
Agent shall constitute final payment unless and until such instruments have actually been collected.

     6.16 Notice; Credit Memoranda; and Returned Goods.  The Borrower agrees to
          --------------------------------------------
issue credit memos promptly (with copies made available to the Agent upon its request) upon accepting returns or granting allowances, and may continue to do so until after the occurrence and during the continuance of an Event of Default and notice from the Agent. After the occurrence and during the continuance of an Event of Default and notice from the Agent, the Borrower agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Borrower, marked with the Agent's and the Lenders' name and held by the Borrower for the Agent's and the Lenders' account as owner and assignee.

     6.17 Trademarks.  The Borrower shall do and cause to be done all things
          ----------
necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights unless any of the foregoing is no longer in use or is of immaterial value. Promptly after obtaining any federal registration of any trademark, trade name or other trade right or the filing of any application therefor, the Borrower shall deliver to the Agent for the benefit of the Lenders an undated Trademark Security Agreement, executed in blank, with respect to each such registration and application.

     6.18 Patents.  The Borrower shall do and cause to be done all things
          -------
necessary to preserve and keep in full force and effect all patents and patent applications unless any of the foregoing is no longer in use or of immaterial value. Promptly after obtaining any federal registration of any patent or the filing of any application therefor, the Borrower shall deliver to the Agent for the benefit of the Lenders an undated Patent Security Agreement, executed in blank, with respect to each such registration or application.


                                 ARTICLE 7
                                 ---------

                   Negative Covenants and Financial Covenants
                   ------------------------------------------

     Until termination of the Commitments and payment and satisfaction of all Obligations due hereunder (other than Letter of Credit Obligations with respect to Letters of Credit expiring after the Expiration Date which have been cash collateralized pursuant to Section 4.1), the Borrower agrees that, unless the
                           -----------
Agent shall have certified to the Borrower that the Required Lenders shall have otherwise consented in writing:

     7.1  Debt and Guarantees.
          -------------------

          The Borrower shall not create, incur, assume or permit to be outstanding any Debt of Borrower (excluding in any event, for purposes of this Section 7.1, any Debt of Foreign Subsidiaries) other than:
          -----------

               (i)  Debt incurred pursuant to this Credit Agreement;

              (ii) Debt outstanding on the Closing Date and identified on Schedule D;
                    ----------

             (iii)  [INTENTIONALLY OMITTED]

              (iv) Debt consisting of Guarantees of the Debt of any Foreign Subsidiaries;

               (v) Funded Debt secured by Borrower's headquarters facility located at One Fordham Road, North Reading, Massachusetts, so long as the terms and conditions thereof are commercially reasonable; Agent hereby agrees to provide all necessary releases of Liens necessary to effect any such financing;

              (vi)  Any other Funded Debt not described in clauses (i) through
                    (v) above (the "Additional Permitted Debt") which, when aggregated with the Funded Debt of Borrower under clauses
                    (i), (ii) and (v) above then outstanding, shall not exceed the sum of $225,000,000;

             (vii)  Debt created in connection with the refinancing of any
                    Debt permitted under clauses (i) through (iii)  and clauses
                                         -----------         -----      -------
                    (v) and (vi) above in an amount not greater than the amount
                    ---     ----
                    required to pay the Debt so refinanced, provided such Debt shall contain terms substantially equivalent to (or more favorable to the Borrower than) the terms of the Debt being refinanced; provided, that, any such Debt created to
                                --------  ----
                    refinance any Debt subordinated to the Obligations (or any part thereof) shall be expressly subordinated to the Obligations and contain subordination terms and such other terms and conditions which, in each case in the opinion of the Agent, are substantially equivalent (or more favorable to the Agent and the Lenders) to those contained in the Debt being refinanced. Any Debt originally permitted under clause (vi) above which is subsequently refinanced as permitted by this clause (vii) will constitute usage of the dollar amount limitations provided in such clause and, will, but only to the extent and in the amounts outstanding, reduce the amounts otherwise permitted thereunder; and

            (viii) To the extent that any Subsidiary shall become a Borrower pursuant to Section 7.18(ii) hereof, Debt of any Borrower to
                                ----------------
                    any other Borrower.

     7.2    Restricted Payments.  The Borrower will not, directly or indirectly,
            -------------------
(i) except with (a) unused Unrestricted Proceeds, and (b) cumulative unused Excess Consolidated Net Income and so long as no Default or Event of Default shall have occurred and be continuing, declare or pay any dividend or make any distribution on its capital stock or to the holders of its capital stock (other than (x) dividends or distributions payable in its capital stock or rights to acquire its capital stock and (y) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, cash dividends on preferred stock), (ii) except with (a) unused Unrestricted Proceeds and (b) cumulative unused Excess Consolidated Net Income and so long as no Default or Event of Default shall have occurred and be continuing, redeem, repurchase or otherwise acquire or retire for value, or permit any Subsidiary (other than a Foreign Subsidiary) to, directly or indirectly, redeem, purchase or otherwise acquire or retire for value, any such capital stock (except shares acquired upon the conversion thereof into other shares of capital stock or rights to acquire such capital stock, odd lot shares, and except for the repurchase or acquisition of such capital stock held by directors, officers or employees of the Borrower or any domestic Subsidiary upon death, disability, retirement or termination of employment not to exceed $1,500,000 in the aggregate in any fiscal year) or rights to acquire such capital stock or (iii) except with (a) unused Unrestricted Proceeds, and (b) cumulative unused Excess Consolidated Net Income, so long as no Default or Event of Default shall have occurred and be continuing, redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Subsidiary (other than a Foreign Subsidiary) to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled or mandatory maturity, scheduled or mandatory repayment or scheduled sinking fund payment (after giving effect to the exercise of any and all unconditional (other than as to the giving of notice) options to extend the maturity), Debt of the Borrower or any of such Subsidiaries (other than Debt pursuant to this Credit Agreement and the refinancing of Debt permitted by
Section 7.1 (vii) hereof); provided, however that so long as any of the
-----------------
Obligations remain outstanding hereunder neither Borrower nor any Subsidiary shall be permitted to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, any of the Subordinated Notes.

     7.3  Investments.  The Borrower will not, and will not permit any of its
          -----------
Subsidiaries (other than Foreign Subsidiaries) to, make or acquire any Investment in any Person other than:

          (a) Investments in Subsidiaries existing on the Closing Date and disclosed on Schedule D and Investments in Subsidiaries in the form of loans and advances permitted under Section 7.1(viii) hereof;
                                        -----------------

          (b)  Permitted Investments;

          (c) Investments consisting of purchase money notes received in connection with the sale or disposition of any asset, provided such sale or disposition was made in accordance with the terms of this Credit Agreement;

          (d) Financial support permitted pursuant to Section 7.9 hereof; and
                                                      -----------

          (e) Investments in new Subsidiaries, including new Foreign Subsidiaries created after the date hereof, in an aggregate amount not to exceed, at any one time, the sum of (i) $7,000,000 plus, without duplication, (ii) unused Unrestricted Proceeds, and (iii) unused Excess Consolidated Net Income.

     7.4  Negative Pledge. Neither the Borrower nor any Subsidiary (other than a
          ---------------
Foreign Subsidiary) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the Closing Date and listed in Schedule D hereto
                                                               ----------
     securing Debt outstanding on the Effective Date;

          (b) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP have been set aside;

          (c) any Lien on an asset of a Subsidiary, securing Debt owed to the Borrower;

          (d) Liens created by and existing under the Ancillary Documents;

          (e)  Liens securing Debt incurred pursuant to Section 7.1(v);
                                                        --------------

          (f) Liens securing Debt incurred pursuant to Section 7.1(vi) incurred
                                                       ---------------
     or assumed, in either case, for the purpose of financing all or any part of the cost of acquiring an asset (other than Inventory), provided that such Lien attaches only to
                                      -------- ----
     such asset and attaches concurrently with or within 90 days after the acquisition thereof;

          (g)  [INTENTIONALLY OMITTED];

          (h)  any Permitted Liens; and

          (i) any extension, renewal or substitution of or for any of the foregoing Liens described in clauses (a), (e), (f), and (h) above or this clause (i); provided in each case that (i) the Debt or other obligation or
                 --------
     liability secured by the applicable Lien shall not exceed the Debt or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the Lien securing such Debt or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or substitution, secured such Debt or other obligation or liability, and improvements on or additions to such property.

     7.5  Consolidations, Mergers and Sales of Assets.
          -------------------------------------------

          (a) The Borrower may sell, convey, lease or otherwise transfer, or cause or permit to be sold, conveyed, leased or otherwise transferred, directly or indirectly, in whole or in part, any assets, including (i) Inventory in the ordinary course of business, (ii) surplus, obsolete or worn out property disposed of in the ordinary course of business (iii) Accounts supported by letters of credit discounted on a commercially reasonable basis, (iv) Cash Equivalents in the ordinary course of business,
     (v) fixed assets valued at up to $100,000 per year for less than fair consideration, and (vi) other assets, provided that (a) such dispositions of other assets under clause (vi) shall be for fair value and (b) the Net Cash Proceeds thereof shall be used to repay the Loans. The Borrower will not, however, sell, convey, lease or otherwise transfer, or cause or permit to be sold, conveyed, leased or otherwise transferred, directly or indirectly, in whole or in part, any assets, other than Inventory in the ordinary course of business, if by reason of, or after giving effect to such transaction, (i) the Borrowing Base limitations under Section 3.2
                                                                -----------
     hereof shall not be complied with, or (ii) at such time as there shall be an Event of Default hereunder or if either by reason of, or after giving effect to such transaction a Default or an Event of Default (including failure to make payments required by Section 3.5(c)) shall exist.
                                          --------------

          (b) The Borrower shall continue to maintain the operating integrity of its business and shall continue to operate only in the same general types of businesses as now conducted thereby and reasonable extensions thereof, and shall continue to preserve, renew and keep in full force and effect, its corporate existence and all material rights, privileges and franchises necessary or desirable in the normal conduct of its business, provided,
                                                                   --------
     however, that asset sales, mergers, consolidations and liquidations shall
     -------
     be allowed as
     permitted under Sections 7.5(a) and (c) (so long as such Borrower shall
                     ---------------
     continue to be operated only in the same general types of businesses as now conducted and reasonable extensions thereof).

          (c) The Borrower will not and will not permit any Subsidiary (except as otherwise permitted herein and excluding, in any case, a Foreign Subsidiary) to consolidate or merge with or into any other Person, provided
                                                                        --------
     that (i) the Borrower may merge with or into another Subsidiary if the
     ----
     Borrower is the corporation surviving such merger, (ii) any Subsidiary may merge with or into any other Person provided that (x) following the merger
                                         -------- ----
     the surviving corporation shall be a wholly-owned Subsidiary of the Borrower engaged in the same or similar general type of business as conducted by such Subsidiary prior to such merger, (y) if such Person shall be the corporation surviving such merger, and such Person is required by
     Section 7.18 hereof to become a Borrower, such person executes an
     ------------
     Assumption Agreement in form and substance reasonably acceptable to the Agent whereby such Person becomes a co-obligor on the Obligations and a Borrower hereunder and the Agent holds a perfected Lien on its assets (including a first priority Lien on its Accounts and Inventory), and (z) prior to completing the merger the Agent receives such Acknowledgement Agreements as the Agent may reasonably request from any mortgagee or lessor of property on which any Collateral is stored or otherwise located or any warehouseman, filler, processor or packer at which any Collateral is stored or otherwise located, and (iii) any Subsidiary may liquidate and transfer substantially all its assets to, or consolidate with, or merge into, the Borrower (so long as the provisions of Section 7.5(b) shall be observed);
                                            --------------
     and provided further, however, that no such consolidations or mergers may
         -------- -------
     be done at such time as there shall be an Event of Default hereunder or if either by reason of, or after giving effect to such transaction there would be a Default or an Event of Default. In the event of any such permitted consolidation or merger, the Agent shall be given at least (i) ten (10) Business Days' advance notice for any consolidation or merger of the Borrower into any other Person and (ii) notice within five (5) Business Days of any other consolidation or merger, and the Borrower shall, in connection with any such consolidation or merger, execute, record and file such instruments and certificates, if any, as may be necessary to continue the perfection and relative priorities of the Liens of the Agent and the Lenders in the Collateral (including the assets being acquired by the Borrower by virtue of such merger). In addition, the assets of any Subsidiary becoming a Borrower under Section 7.18 hereof may be disposed of
                                          ------------
     through a merger or consolidation of such Subsidiary with and into another Person that is not an Affiliate of such Subsidiary or by a sale of 100% of the capital stock of any such Subsidiary to another such Person, if, and only if the disposition of assets resulting from such merger, consolidation or stock sale, if completed as an asset sale, would be permitted pursuant to Section 7.5(a) hereof, including, to the extent applicable, compliance
        --------------
     with the requirements for a permitted asset sale set forth therein.

          (d) Subject to any other applicable provision of this Credit Agreement, the Borrower will not and will not permit any Subsidiary to purchase or otherwise acquire all or substantially all of the assets of any Person or all or substantially all of the capital stock or other ownership interests of any Person if at such time there shall be an Event of Default hereunder or if either by reason of, or after giving effect to, any such transaction there would be a Default or Event of Default.

     7.6  Capital Expenditures.  Consolidated Capital Expenditures shall not,
          --------------------
for any fiscal year of the Borrower, exceed $11,000,000, subject to the additional provisions of this Section 7.6. To the extent Consolidated Capital
                              ------------
Expenditures in any fiscal year are less than the maximum permitted amount of Consolidated Capital Expenditures determined pursuant to this Section 7.6 for
                                                               -----------
such fiscal year, the amount of such difference may be carried forward and used to determine the maximum permitted amount of Consolidated Capital Expenditures in succeeding fiscal years of the Borrower, provided that the maximum amount
                                            -------- ----
carried forward to any fiscal year pursuant hereto shall not exceed an amount equal to 50% of the amount of the maximum Consolidated Capital Expenditures so determined for the immediately preceding fiscal year.

     As an addition to the maximum permissible amounts of Consolidated Capital Expenditures for each fiscal year as set forth above, the Borrower and its Consolidated Subsidiaries may incur additional Consolidated Capital Expenditures out of any Insurance Proceeds, unused Unrestricted Proceeds, and unused Excess Consolidated Net Income from the preceding fiscal year. The Borrower may also incur additional Consolidated Capital Expenditures not to exceed the aggregate amount of $2,500,000 during the term hereof for or in connection with costs of compliance or remediation measures relating to Environmental Laws.

     7.7  Interest Coverage Ratio.  Borrower shall not permit the ratio of
          -----------------------
EBITDA to Consolidated Interest Expense to be less than 1.6 to 1 during the term hereof. Borrower's compliance with this Section 7.7 shall be tested at the end
                                         -----------
of the fiscal quarter ending September 1997 for the immediately preceding three
(3) fiscal quarters, and at the end of each fiscal quarter thereafter for the immediately preceding four (4) fiscal quarters.

     7.8  Transactions with Affiliates.  The Borrower will not, and will not
          ----------------------------
permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any other transaction with, or render to or receive any service from, any Affiliate provided, however,
                                                              --------  -------
that the foregoing provisions of this Section 7.8 shall not prohibit, (a) the
                                      -----------
Borrower or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, or from effecting any other transactions with an

Affiliate, if such sales or purchases are made or such services are rendered, or such other transactions are effected, on terms and conditions at least as favorable and reasonable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction on an arm's length basis with a Person not an Affiliate and will not have a material adverse effect on the Collateral taken as a whole or the Accounts and Inventory, (b) the preparation and filing of one or more registration statements with respect to securities of the Borrower owned by Interco or Apollo or a Controlled Account or an Affiliate of Apollo or of a Controlled Account, and the payment of reasonable expenses associated therewith other than underwriting discounts and commissions so long as no Default or Event of Default shall have occurred and be continuing,
(c) the Borrower or any Subsidiary from participating in, or effecting, any other transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate if the Borrower or such Subsidiary participates on a basis no less advantageous than the basis on which such Affiliate participates on terms and conditions which would apply in a similar transaction on an arm's length basis with a Person not an Affiliate, (d) payment of fees in the aggregate amount not to exceed $1,000,000 to Apollo, a Controlled Account, an Affiliate of Apollo or of a Controlled Account and Interco in any fiscal year in respect of services rendered provided such fees are approved by the Board of Directors of the Borrower and no Default or Event of Default shall have occurred and be continuing on the date of such payment or occasioned thereby; and (e) payments due to Interco with respect to the Tax Sharing Agreement dated as of November 17, 1994, so long as no Default or Event of Default shall have occurred and be continuing on the date of such payment or occasioned thereby. For purposes of this Section 7.8, the term "Affiliate" shall not include
                 -----------
Subsidiaries of the Borrower.

     The foregoing restrictions shall not apply to reasonable fees paid to and indemnity provided on behalf of the Directors and officers of the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with past practices.

     7.9  Restrictions on Foreign Subsidiary Support. The Borrower will not
          ------------------------------------------
permit to exist any open account sales, transfers by the Borrower of goods of any kind, or any other financial support, to any Foreign Subsidiary, if, when aggregated with the then outstanding open account sales, transfers of goods, or other financial support by the Borrower to all Foreign Subsidiaries, the fair value thereof, as reasonably determined by the Borrower and reasonably approved by the Agent, would exceed $110,000,000 at any one time.

     7.10 Environmental Matters.  The Borrower, will not, and will not permit
          ---------------------
any of the Subsidiaries to, use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about any real property owned, operated or leased by the Borrower or any of its Subsidiaries, or transport to or from any such property, any Hazardous Substance, or (to the extent within the Borrower's or any such Subsidiary's control) permit any other person to do so, where such could reasonably be expected to have a Material Adverse Effect.

     7.11 [INTENTIONALLY OMITTED].

     7.12 [INTENTIONALLY OMITTED]

     7.13 [INTENTIONALLY OMITTED]

     7.14 [INTENTIONALLY OMITTED]

     7.15 Amendments to Certificates of Incorporation and By-Laws.  The Borrower
          -------------------------------------------------------
shall not, nor shall it permit any of its Subsidiaries to, alter or modify their respective Articles or Certificate of Incorporation or By-Laws in any manner which could reasonably be expected to have a Material Adverse Effect. The Borrower shall not change its corporate name, mailing address, principal place of business or structure, unless it shall have complied with the requirements of
Section 6.5 hereof.
-----------

     7.16 No Prohibited Transactions Under ERISA.  The Borrower shall not do any
          --------------------------------------
of the following if such action could reasonably be expected to result in the Borrower incurring a liability, individually or in the aggregate equal to or in excess of $2,500,000:

          (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could result in a civil penalty or excise tax described in Sections 502(i) of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

          (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan;

          (e) fail, or permit any ERISA Affiliate to fail, to make any required contribution or payment to any Multiemployer Plan;

          (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

          (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that any Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

          (h) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan.

     7.17 No Additional Bank Accounts.  The Borrower will not, and shall not
          ---------------------------
permit any of its domestic Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Loan Disbursement Account and the accounts set forth on Schedule D, except to the extent the Borrower shall give the Agent prior written notice thereof.

     7.18  No Additional Subsidiaries.  The Borrower will not, and shall
           --------------------------
not permit any of its Subsidiaries (other than Foreign Subsidiaries) to, directly or indirectly, form or acquire any new Subsidiaries, including Foreign Subsidiaries, unless, and subject to the limitations of Section 7.3 hereof, (i)
                                                        -----------
with respect to Foreign Subsidiaries, the capital stock thereof owned by the Borrower shall be pledged as part of the Collateral except in the case of Foreign Subsidiaries constituting "Controlled Foreign Corporations" as referenced in Section 5.13(c) hereof, in which case Borrower shall not be required to pledge hereunder or under the other Credit Documents more than 65% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (ii) with respect to all other Subsidiaries, the capital stock thereof shall be pledged as part of the Collateral and to the extent the Investment of the Borrower shall exceed $500,000, such newly-formed Subsidiary shall execute an Assumption Agreement in form and substance similar to that attached hereto and make a part hereof as Exhibit B pursuant to which such Subsidiary shall become a co-obligor of the Revolving Notes and a Borrower hereunder and shall pledge its assets to secure the Obligations.

     7.19 [INTENTIONALLY OMITTED]


                                   ARTICLE 8
                                   ---------

                          Interest, Fees and Expenses
                          ---------------------------

     8.1  Interest on LIBOR Rate Loans.  Subject to the provisions of Section
          ----------------------------                                -------
8.4 hereof, interest on LIBOR Rate Loans shall be payable at the end of each
---
applicable Interest Period with respect to such LIBOR Rate Loan (or, in the case of Interest Periods in excess of three months, on the ninetieth (90th) and the last day of such Interest Period), at the date of Conversion of such LIBOR Rate Loan (or a portion thereof) to a Prime Rate Loan and at maturity of such LIBOR Rate

Loan at an interest rate per annum equal during the Interest Period for such LIBOR Rate Loan to the Adjusted LIBOR Rate for the Interest Period in effect for such LIBOR Rate Loan plus the LIBOR Rate Margin. The Agent upon determining the
                     ----
Adjusted LIBOR Rate for any Interest Period shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     8.2  Interest on Prime Rate Loans.  Subject to the provisions of Section
          ----------------------------                                -------
8.4 hereof, interest on Prime Rate Loans shall be payable monthly in arrears as
---
of the end of each month at an interest rate per annum equal to the Prime Lending Rate plus one percent (1.00%). In the event of any change in said Prime
             ----
Lending Rate, the rate hereunder shall change, effective as of the day the Prime Lending Rate changes. The rate hereunder shall be calculated based on a 360-day year for the actual number of days elapsed.

     8.3  Notice of Rollover and Notice of Conversion.
          -------------------------------------------

          (a) With respect to any borrowing consisting of LIBOR Rate Loans, the Borrower may, subject to the provisions of Section 8.3(c) and provided that
                                                --------------
     no Default or Event of Default has occurred and is continuing, elect to maintain such borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period (a "Rollover") shall constitute a borrowing and shall be made by notice given not later than 12:00 p.m. (New York time) on the third Business Day prior to the date of any such Rollover relating to LIBOR Rate Loans, by the Borrower to the Agent. Such notice by the Borrower of a Rollover (a "Notice of Rollover") shall be by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit O hereto, specifying (i) the date of such Rollover, (ii) the Type of Loans subject to such Rollover, (iii) the aggregate amount of Loans subject to such Rollover and (iv) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. The Borrower may elect to maintain more than one borrowing consisting of LIBOR Rate Loans by combining such borrowings into one borrowing and selecting a new Interest Period pursuant to this Section 8.3(a); provided, however, that each of the borrowings so
             --------------  --------  -------
     combined shall consist of Loans having Interest Periods ending on the same date. If the Borrower shall fail to select a new Interest Period for any borrowing consisting of LIBOR Rate Loans in accordance with this Section
                                                                      -------
     8.3(a), or if at the end of any applicable Interest Period a Default or
     ------
     Event of Default shall exist, the Agent will forthwith so notify the Borrower and the Lenders, and such Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans.

          (b) The Borrower may on any Business Day (provided that no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given by the Borrower to the Agent, and subject to the provisions of Section 8.3(c), convert the entire amount of
                                  --------------
     or a portion of all Loans of one Type comprising the same borrowing into Loans of another Type; provided, however, that any conversion of any LIBOR
                            --------  -------
     Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon conversion of any Prime Rate Loans into Loans of another Type, the Borrower shall pay accrued interest to the date of conversions on the principal amount converted. Each such Notice of Conversion shall be given not later than 12:00 p.m. (New York time) on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Rate Loans.
     Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, telecopy, telex or cable confirmed immediately in writing if by telephone in substantially the form of Exhibit P hereto specifying (i) the requested date of such Conversion, (ii) the Type of Loans to be converted, (iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan such Loans are to be converted into and
     (v) if such Conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Loan. Each Conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one borrowing into Loans of another Type by combining such borrowings into one borrowing consisting of Loans of another Type; provided, however, that if the borrowings so combined consist of LIBOR Rate
     --------  -------
     Loans, such Loans shall have Interest Periods ending on the same date.

          (c)  Anything in subsections (a) and (b) above to the contrary,

             (i) if the Agent is unable to determine the LIBOR Rate for LIBOR Rate Loans comprising any requested borrowing, Rollover or Conversion, the right of the Borrower to select or maintain LIBOR Rate Loans for such borrowing or any subsequent borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exists, and each Loan comprising such borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement;

            (ii) if (A) any Lender shall notify the Agent that it has determined that maintenance of one or more LIBOR Rate

                  Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (B) the Required Lenders shall, at least one Business Day before the date of any requested borrowing, Rollover or Conversion, notify the Agent that deposits of a type and maturity appropriate to match fund any borrowing of LIBOR Loans are not available, then the right of the Borrower to select LIBOR Rate Loans for such borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement. The Agent shall give the Borrower notice when the circumstances causing such suspension no longer exist; and

           (iii) the Borrower may not choose LIBOR Rate Loans for any borrowing, Rollover or Conversion before the ninetieth (90th) day following the Initial Credit Event without the Agent's consent (which consent shall not require the approval of the Required Lenders).

       (d) The Agent shall give to each Lender prompt notice of any Notice of Rollover or Notice of Conversion by telecopy, telex or cable. Each Notice of Rollover and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any borrowing, Rollover or Conversion that the related Notice of Borrowing, Notice of Rollover or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such borrowing, Rollover or Conversion specified in such Notice of Borrowing, Notice of Rollover or Notice of Conversion, the applicable conditions set forth in Article 2, including, without limitation, any loss
                             ---------
     (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such borrowing, Rollover or Conversion.

     8.4  Interest After Event of Default.  Interest on any amount of matured
          -------------------------------
principal under the Loans, and interest on the amount of principal under the Loans outstanding as of the date an Event of Default specified in Section
                                                                  -------
10.1(a) hereof occurs or following the date written notice to the Borrower of
-------
the occurrence of any other Event of Default is received by the Borrower, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full or (ii) such Event of Default shall have been waived, shall be payable on demand at a rate equal to the rate at which the Loans are bearing interest pursuant to Section 8.1 or Section 8.2 above, as applicable, plus two
                     -----------    -----------                       ----
percent (2%). In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two (2%) percent above the then applicable interest rate. The rate hereunder shall be calculated based on a 360-day year for the actual number of days elapsed.

     8.5  Reimbursement of Expenses.
          -------------------------

          (a) On the Closing Date, the Borrower shall reimburse the Agent for all Expenses incurred by the Agent on or prior to the Closing Date. From and after the Closing Date, the Borrower shall promptly reimburse the Agent for all Expenses of the Agent as the same are incurred by the Agent and upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information as the Borrower shall reasonably request. In addition, the Borrower shall reimburse the Agent, any Issuing Bank, any Foreign Exchange Guarantor, any Accepting Bank and each Lender upon demand for all costs and expenses (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Credit Agreement and the other Credit Documents and (ii) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent, any Issuing Bank and the Lenders, or any of them, from paying any amount under any Letter of Credit.

          (b) If any payment of principal of, or Conversion or Rollover of, any LIBOR Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, Conversion or Rollover of such Loan or acceleration of the maturity of the Notes pursuant to
     Article 10 hereof or for any other reason, the Borrower shall, upon demand
     ----------
     by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

     8.6  [INTENTIONALLY OMITTED].

     8.7  Unused Line Fee.  The Borrower shall pay to the Agent for the account
          ---------------
of the Lenders an unused line fee (the "Unused Line Fee") in an amount equal to fifty hundredths of one percent (.50%) per annum on the average unused portion of the Total Commitments, accruing from the first day after the Closing Date and calculated on the basis of a 360-day year for the actual number of days elapsed. The Unused Line Fee shall be payable monthly in arrears on the last Business Day of each month after the Closing Date and on the Expiration Date. For purposes of calculating the Unused Line Fee, the aggregate amount of the then outstanding (i) Revolving Loans, (ii) Letter of Credit Obligations, (iii) Foreign Exchange Obligations, and (iv) Acceptance Obligations shall constitute usage.


     8.8  Letter of Credit Fees; Foreign Exchange Fees.
          --------------------------------------------

          (a) The Borrower agrees to pay to the Agent for the account of the Lenders in the case of each Letter of Credit, a Letter of Credit fee (the "Letter of Credit Fees") (i) based on the undrawn and outstanding face amount of any such documentary or commercial Letter of Credit at a rate per annum equal to 1.25% and (ii) based on the undrawn and outstanding face amount of any such standby Letter of Credit at a rate per annum determined in accordance with Section 8.8(g) hereof, in all cases calculated on the
                        --------------
     basis of a 360-day year for the actual number of days elapsed. In addition, the Borrower agrees to pay to the Agent for the account of the Agent a facing fee equal to .5% on the initial face amount of each such stand-by Letter of Credit (the "L/C Facing Fee"). The Letter of Credit Fees shall be payable monthly in arrears on the last Business Day of each month after the issuance of such Letter of Credit during the term of such Letter of Credit and on the expiration date of such Letter of Credit. The L/C Facing Fee owing with respect to any stand-by Letters of Credit shall be payable at the time of issuance thereof. Notwithstanding the foregoing, all Letter of Credit Fees shall be payable on demand and shall increase to a rate which is 2% above the Letter of Credit Fee rate that is otherwise applicable to any such Letters of Credit if (i) an Event of Default set forth in Section 10.1(a) hereof occurs or (ii) the Agent gives written
              ---------------
     notice to the Borrower of any other Event of Default set forth in Section
                                                                       -------
     10.1, and such increased rate shall remain in effect until such Event of
     ----
     Default is waived.

          (b) The Borrower agrees to pay to the Agent for the account of the Lenders as and when incurred by the Agent or any Lender, any charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by the Issuing Bank (other than any fees charged to the Agent or any Lender which would be duplicative of the Letter of Credit Fees and the L/C Facing Fee paid to the Agent for the benefit of the Lenders) in connection with the issuance of any Letters of Credit by the Issuing Bank. The Borrower further agrees to pay to the Agent upon demand for its own account, the Issuing Bank's customary issuing, administrative and negotiating fees and the Agent shall pay the charges owing to such Issuing Bank upon receipt of such amounts from the Borrower.

          (c) The Borrower agrees to pay to the Agent for the account of the Lenders in the case of each Foreign Exchange Contract, a Foreign Exchange fee (the "Foreign Exchange Fees") based on the Foreign Exchange Exposure of such Foreign Exchange Contract at a rate per annum determined in accordance with Section 8.8(g) hereof on the basis of a 360-day year for the actual
          --------------
     number of days elapsed. In addition, the Borrower agrees to pay to the Agent for the account of the Agent a facing fee equal to .5% on the initial face amount of each such Foreign Exchange Contract (the "Foreign Exchange Facing Fee"). The Foreign Exchange Fees shall be payable monthly in arrears on the last Business Day of each month after the execution of such Foreign Exchange Contract during the term of such Foreign Exchange Contract and on the expiration date of such Foreign Exchange Contract. The Foreign Exchange Facing Fee owing with respect to any Foreign Exchange Contract shall be payable at the time of issuance thereof. Notwithstanding the foregoing, all Foreign Exchange Fees shall be payable on demand and shall increase to a rate which is 2% above the Foreign Exchange Fee rate that is otherwise applicable to any such Foreign Exchange Contract if (i) an Event of Default set forth in Section 10.1(a) hereof occurs or (ii) the Agent gives written
                  ---------------
     notice to the Borrower of any other Event of Default set forth in Section
                                                                       -------
     10.1, and such interest rate shall remain in effect until such Event of
     ----
     Default is waived.

          (d) The Borrower agrees to pay to the Agent for the account of the Lenders as and when incurred by the Agent or any Lender, any charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by the Foreign Exchange Guarantor (other than any fees charged to the Agent or any Lender which would be duplicative of the Foreign Exchange Fees and the Foreign Exchange Facing Fee paid to the Agent for the benefit of the Lenders) in connection with the execution of any Foreign Exchange Contract by a Foreign Exchange Guarantor. The Borrower further agrees to pay to the Agent upon demand for its own account, the Foreign Exchange Guarantor's customary issuing, administrative and negotiating fees and the Agent shall pay the charges owing to such Foreign Exchange Guarantor upon receipt of such amounts from the Borrower.

          (e) The Borrower agrees to pay to the Agent for the account of the Lenders in the case of each Acceptance, an Acceptance commission (the "Acceptance Commission") based on the face amount of such Acceptance for the period from the date of acceptance to maturity at a rate per annum determined in accordance with Section 8.8(g) hereof on the basis of a 360-
                                   --------------
     day year for the actual number of days elapsed. The Acceptance Commissions shall be payable monthly in arrears on the last Business Day of each month after the creation of such Acceptance during the term of such Acceptance and on the maturity of such Acceptance. Notwithstanding the foregoing, all Acceptance Commissions shall be payable on demand and shall increase to a rate which is 2% above the Acceptance Commission rate that is otherwise applicable to any such Acceptance if (i) an Event of

     Default set forth in Section 10.1(a) hereof occurs or (ii) the Agent gives
                          ---------------
     written notice to the Borrower of any other Event of Default set forth in
     Section 10.1 and such increased rate shall remain in effect until such
     ------------
     Event of Default is waived.

          (f) The Borrower agrees to pay to the Agent for the account of the Lenders as and when incurred by the Agent or any Lender, any charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by the Accepting Bank (other than any fees charged to the Agent or any Lender which would be duplicative of the Acceptance Commissions paid to the Agent for the benefit of the Lenders) in connection with the creation or discount of any Acceptance by the Accepting Bank. The Borrower further agrees to pay to the Agent upon demand for its own account, the Accepting Bank's customary creation, discounting, administrative and negotiating fees and the Agent shall pay the charges owing to such Accepting Bank upon receipt of such amounts from the Borrower.

          (g) Prior to the delivery by Borrower of the financial reports with respect to the fiscal quarter ending September 27, 1997, the applicable Letter of Credit Fee for standby Letters of Credit, Foreign Exchange Fee for Foreign Exchange Contracts, and Acceptance Commission for Acceptances, shall be one and seventy five hundredths percent (1.75%). Thereafter, if the ratio of Borrower's EBITDA to Consolidated Interest Expense as at the end of any fiscal quarter, commencing with the fiscal quarter ending September 27, 1997 measured on the basis of the period consisting of the three (3) fiscal quarters ending September 27, 1997 and the four (4) fiscal quarters ending with any subsequent fiscal quarter (the "LFA Measurement Period") shall fall within any of the ranges set forth in the schedule below, based on such financial reports delivered by Borrower to Agent sufficient to Agent's satisfaction confirming such fact, and so long as no Default or Event of Default then exists and subject to the additional terms hereof, the applicable Letter of Credit Fee for standby Letters of Credit, Foreign Exchange Fee for Foreign Exchange Contracts, and Acceptance Commission for Acceptances shall each be the percentage set opposite such range in the schedule below, effective on the first day of the month immediately following such confirmation by Agent and continuing for a period of three (3) calendar months:


             Range of Ratio                        Percentage
             --------------                        ----------
     less than 2.75 to 1                              1.75%

     2.75 to 1 or greater, but                        1.50%
     less than 3.25 to 1

     3.25 to 1 or greater                             1.25%


     In the event that Borrower shall receive any Equity Offering Proceeds during the term hereof, Borrower's Consolidated Interest Expense shall be calculated on a proforma basis as if such Equity Offering Proceeds were used on a daily basis from the beginning of such LFA Measurement Period until the date such Equity Offering Proceeds were received to permanently reduce the Revolving Loans outstanding on each day thereof in an amount equal to the lesser of such Revolving Loans then outstanding, or such Equity Offering Proceeds.

     Notwithstanding the foregoing, (1) any change in the fees and commissions to which Borrower is otherwise entitled to hereunder shall be limited to not more than a twenty-five hundredths percent (.25%) reduction based on Borrower's performance hereunder measured as at the end of each of the first three (3) full fiscal quarters occurring after the date hereof (provided, however, that no such limitation shall apply with respect to Borrower's performance hereunder for the second and third full fiscal quarters if Borrower shall be entitled to a greater reduction in such fees and commissions by reason of the receipt of Equity Offering Proceeds), and
     (2) if a Default or Event of Default shall occur at any time during the term hereof in which Borrower is otherwise entitled to fees and commission at a rate less than 1.75%, such fees and commissions shall revert to not less than 1.75%, and be subject to increase pursuant to the applicable provisions of Sections 8.8(a)(ii), (c) and (e) hereof during the pendency
                   -------------------  ---     ---
     of any such Default or Event of Default.


     8.9  [INTENTIONALLY OMITTED].

     8.10 Collateral Management Fees; Expenses.  The Borrower agrees to pay to
          ------------------------------------
the Agent for its sole account fees in such amounts and at such times as follows:

          (a) as a Collateral Management Fee, an amount equal to $100,000 payable on the Closing Date and on each anniversary thereof during the term hereof; and

          (b) upon demand by the Agent after the incurrence thereof, all reasonable costs and Expenses of the Agent incurred in connection with the audits, inspection and examination of the Collateral described in this Credit Agreement and the other Credit Documents, and all reasonable legal fees and Expenses of the Agent in connection with the management of the loan facility as contemplated hereunder, excluding, however, the internal overhead costs of Agent associated with the monitoring and internal management of the Collateral during the ordinary course administration of this Credit Agreement.

     8.11 Authorization to Charge Account.  The Borrower hereby authorizes the
          -------------------------------
Agent to charge the Borrower's Loan Account with the amount of all payments and Fees and Expenses due hereunder as and when such payments become due. The Borrower confirms that any charges which the Agent may so make to the Borrower's Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion.

     8.12 Indemnification in Certain Events.  If after the Closing Date, either
          ---------------------------------
(i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Bankers Trust Company, Bankers Trust (Delaware) or any other banking or financial institution from whom any of the Lenders borrow funds or obtain credit (a "Funding Bank") or any of the Lenders, or (ii) a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other governmental authority or (iii) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(i), (ii) or (iii) is or results in an increase in the cost to any of the Lenders of funding or maintaining any such Lender's Commitments, then the Borrower shall from time to time upon demand by the Agent (which demand shall be made by the Agent upon the request of any such Lender), pay to the Agent additional amounts sufficient to indemnify the Lenders against such increased cost. A certificate as to the amount of such increased cost shall be submitted to the Borrower by the Lender requesting such additional amount or increased cost and shall be conclusive absent manifest error.


                                   ARTICLE 9
                                   ---------

                               Powers of Attorney
                               ------------------

     9.1  Appointment as Attorney-in-Fact.  The Borrower hereby irrevocably
          -------------------------------
authorizes and appoints the Agent or any Person or agent the Agent may designate as such Borrower's attorney-in-fact, at the Borrower's cost and expense, to exercise, subject to the limitations set forth in Section 9.2 hereof, all of the
                                                  -----------
following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to the Lenders have been paid and satisfied in full:

          (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent, the Lenders or the Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

          (b) To receive, open and dispose of all mail addressed to the Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

          (c) To request at any time from customers indebted on Accounts, in the name of the Agent, the Lenders or the Borrower or that of the Agent's or Lenders' designee, information concerning the Accounts and the amounts owing thereon;

          (d) To give customers indebted on Accounts notice of the Lenders' interest therein, and/or to instruct such customers to make payment directly to the Agent for the Borrower's account;

          (e) To take or bring, in the name of the Agent, the Lenders or the Borrower, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and

          (f) To revise, update, amend and otherwise complete the Trademark Security Agreements and the Patent Security Agreements as the Agent may determine to be necessary or desirable to, and file, record and register any or all of the Trademark Security Agreements and the Patent Security Agreements with the United States Patent and Trademark Office in order to, assign and transfer the trademarks and patents covered thereby to any Person, including, without limitation, the Agent or any of the Lenders.

     9.2  Limitation on Exercise of Power.  Notwithstanding anything hereinabove
          -------------------------------
to the contrary, the powers set forth in subparagraphs (b), (d), (e) and (f) above may only be exercised by the Agent on and after the occurrence of an Event of Default which has not been waived by the Agent. The powers set forth in subparagraphs (a) and (c) above may be exercised by the Agent at any time.


                                   ARTICLE 10
                                   ----------

                         Events of Default and Remedies
                         ------------------------------

     10.1 Events of Default.  The occurrence of any of the following events
          -----------------
shall constitute an Event of Default hereunder:

          (a) failure of the Borrower to pay (i) any interest, Fees or Expenses or other Obligations (other than principal) when due, or if the amount in the Borrower's accounts and the Borrower's Borrowing Base is insufficient to permit such payment when due, then within three (3) Business Days of when due, in each case whether at stated maturity, by acceleration, or otherwise, or (ii) any principal when due, whether at stated maturity, by acceleration or otherwise;

          (b)    (i)  failure of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 6.14, 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8, or
                         -------- ----  ---  ---  ---  ---  ---  ---  ---
                      7.9;
                      ---

                 (ii) failure of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it in
                      Section 6.1(f), (j), (k)(i)(A), (k)(ii), or (p) and the
                      ------- ------  ---  ---------  -------     ---
                      failure shall continue unremedied until two (2) Business Days after a senior officer of the Borrower knowledgeable of the requirements of this Credit Agreement (including, without limitation, the chief financial officer or controller or chief accounting officer of the Borrower) knows of such failure (provided that this clause (ii)
                                             -------- ----
                      shall not be deemed to place any additional obligations on any such officer to be so knowledgeable);

                (iii) failure of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it in
                      Section 6.1 (other than a provision of Section 6.1
                      ------- ---                            -----------
                      covered by subparagraph (ii) above), 6.3, 6.9, 6.12, or
                                                           ---  ---  ----
                      7.3 and the failure shall continue unremedied until two
                      ---
                      (2) Business Days after the Agent's delivery of notice to the Borrower of such failure;

                 (iv) failure of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it in Articles 6 or 7 hereof (other than a provision covered by
                      ----------    -
                      subparagraphs (i), (ii) or (iii) above) and the failure shall continue unremedied until ten (10) Business Days after the Agent's delivery of notice to the Borrower of such failure;

          (c) breach by the Borrower of any representation or warranty, or failure to comply with any covenant, contained in this Credit Agreement (other than under a provision covered by subsection (a) or (b) above), the other Credit Documents or any other agreement, document, instrument or certificate among the Borrower, the Agent and the Lenders or executed by the Borrower in favor of the Agent or the Lenders, which breach or failure shall continue unremedied more than ten (10) Business Days after the Agent's delivery of notice to the Borrower of such breach (such grace period to apply only to the extent such breach or failure is curable within such ten (10) Business Day period);

          (d) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for 60 days after the entry thereof; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal for 60 days;

          (e)  a Change in Control shall have occurred;

          (f) the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Debt or in the payment of any Guarantee the aggregate principal amount of the series of Debt under which such Debt is issued and the aggregate principal amount of the obligation guaranteed by such Guarantee equals or exceeds $3,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Debt or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity or such Guarantee to become due prior to its stated maturity or such Guarantee to become payable;

          (g) (i) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders) to any Credit Document shall deny or disaffirm it obligations under any of the Credit Documents, or any Credit Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of the Agent, (ii) any of the Credit Documents shall cease for any reason to be in full force and effect (other than in accordance with the terms hereof or thereof) or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, (iii) any court or other governmental authority shall issue a final judgment, order, decree or ruling for the payment of money (a "Judgment") and such Judgment is in an amount (determined after an allowance for the application of any insurance proceeds to such Judgment) in excess of $1,000,000 and enforcement proceedings shall have been commenced upon any such Judgment or any such Judgment shall remain unpaid after a period of ten (10) consecutive days during which a stay of such enforcement of any such Judgment, including, without limitation, by reason of a pending appeal or otherwise, shall not be in effect, or (iv) any security interest or lien purported to be created by the Ancillary Documents shall cease to be valid and (to the extent required by the Ancillary Documents) perfected or the Borrower shall so have asserted, except that the failure of any security interest or lien purported to be created by the Ancillary Documents to be valid and perfected shall not in itself constitute a default hereunder if the value of the Collateral purported to be covered thereby is, in the aggregate, not in excess of $1,000,000.

     10.2  Acceleration.  Upon the occurrence of an Event of Default which has
           ------------
not been waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrower from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against the Borrower:
(a) declare all or any part of the Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 10.1(d)
                                                          ---------------
hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender; and/or (b) immediately terminate or reduce the Commitments under this Credit Agreement.

     In addition, upon demand by the Agent or the Required Lenders after the occurrence of any Event of Default unless such Event of Default is waived, the Borrower shall deposit with the

Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding, each Foreign Exchange Contract then in effect and each Acceptance then outstanding promptly upon such demand, cash or Cash Equivalents in an amount equal to 110% of the greatest amount for which such Letter of Credit may be drawn, 110% of the Foreign Exchange Exposure under each such Foreign Exchange Contract and 110% of the face amount of each outstanding Acceptance. Such deposit shall be held by the Agent for the benefit of the Issuing Banks, the Foreign Exchange Guarantors, the Accepting Banks and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit, the Foreign Exchange Obligations and the Acceptance Obligations.

     If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Credit Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans and other Obligations due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrower, the Required Lenders may elect, in the sole discretion of such Required Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

     10.3  Remedies.  Immediately upon the occurrence of any Event of Default
           --------
which has not been waived by the Agent at the direction of the Required Lenders, the Agent may: (a) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use (at the expense of the Borrower) such of the supplies or space of the Borrower at the Borrower's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Borrower or the Lenders and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrower or the Lenders; (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and any Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrower; (d) foreclose the security interests created pursuant to the Credit Documents by any available judicial procedure, or to take possession of any or all of the Inventory and equipment without judicial process and enter any premises where any Inventory and equipment may be located for the purpose of taking possession of or removing the same; and (e) revise, update, amend and otherwise complete the Trademark Security Agreements as the Agent may determine to be necessary or desirable to, and file, record and register any or all of the Trademark Security Agreements and Patent Security Agreements with the United States Patent and Trademark Office in order to, assign and transfer the trademarks and patents covered thereby to any Person, including, without limitation, the Agent or any of the Lenders. The Agent shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory and equipment, whether in its then condition or after further preparation or processing, in the name of the Borrower or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent or any other Lender shall have the right to purchase at any such sale. If any Inventory and equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and equipment in such saleable form as the Agent shall deem appropriate. The Borrower agrees, at the request of the Agent, to assemble the Inventory and equipment and to make it available to the Agent at places which the Agent shall select, whether at the premises of the Borrower or elsewhere, and to make available to the Agent the premises and facilities of the Borrower or any Pledgor for the purpose of the Agent's taking possession of, removing or putting the Inventory and equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that five (5) days notice shall constitute reasonable notification and full compliance with the law. The Agent shall be entitled to use all Proprietary Rights and computer software programs and data bases used by the Borrower in connection with their respective businesses or in connection with the Collateral. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Borrower's Obligations to the Lenders, whether due or to become due, in such order as the Agent may elect. The Borrower shall remain liable to the Lenders for any deficiencies, and the Lenders in turn agree to remit to the Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.


                                   ARTICLE 11
                                   ----------

                    Termination of the Revolving Commitments
                    ----------------------------------------

     Except as otherwise provided in Article 10 hereof, the Revolving Credit
                                     ----------
Commitments made hereunder shall terminate on the Expiration Date and all then outstanding Loans and

Acceptance Obligations shall be immediately due and payable in full, all outstanding Letters of Credit and all Foreign Exchange Contracts shall immediately terminate except as otherwise provided in Section 4.1 hereof. Unless
                                                      ------- ---
sooner demanded, all Obligations shall become due and payable as of any such termination hereunder or under Article 10 hereof. All of the Agent's and the
                               ----------
Lenders' rights, liens and security interests relating to any cash collateral securing any outstanding Letters of Credit, Foreign Exchange Obligations or Acceptance Obligations provided for in Section 4.1 and Article 10 hereof shall
                                       -----------     ----------
continue after any termination of the Commitments until all Obligations relating to such Letters of Credit, all Obligations relating to such Foreign Exchange Contracts and all Obligations relating to such Acceptances have been paid and satisfied in full.


                                  ARTICLE 12
                                  ----------

                                   The Agent
                                   ---------

     12.1  Appointment of Agent.
           --------------------

           (a) Each Lender hereby designates BTCC as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note, by the acceptance of such Note, shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto including, without limitation, the execution, delivery and performance by the Agent of any application in favor of an Issuing Bank in connection with the issuance of any Letter of Credit, the execution, delivery and performance by the Agent of any Foreign Exchange Contract or the execution, delivery and performance of an application for the creation of an Acceptance or an Acceptance. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

           (b)  The provisions of this Article 12 are solely for the benefit of
                                       ----------
     the Agent and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 12.9 and 12.10). In performing its functions and duties under
          ------------     -----
     this Credit Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

     12.2  Nature of Duties of Agent.  The Agent shall have no duties or
           -------------------------
responsibilities except those expressly set forth in this Credit Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.

     12.3  Lack of Reliance on Agent.
           -------------------------

           (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

           (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Notes or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Notes, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

     12.4  Certain Rights of the Agent.  The Agent shall have the right to
           ---------------------------
request instructions from the Required Lenders by notice to each of the Lenders. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders. The Agent may give any notice required under Article 10
                                                                      ----------
hereof without the consent of any of the Lenders unless otherwise directed by the Required Lenders in writing and will, at the direction of the Required Lenders, give any such notice required under Article 10.
                                             ----------

     12.5  Reliance by Agent.  The Agent shall be entitled to rely, and shall be
           -----------------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     12.6  Indemnification of Agent.  To the extent the Agent is not reimbursed
           ------------------------
and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement, provided that no Lender shall be liable
                                      -------- ----
for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     12.7  The Agent in its Individual Capacity.  With respect to its obligation
           ------------------------------------
to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, and its participation in Letters of Credit, Acceptances created pursuant hereto issued hereunder and Foreign Exchange Contracts executed pursuant hereto, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

     12.8  Holders of Notes.  The Agent may deem and treat the payee of any Note
           ----------------
as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any

Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.9  Successor Agent.
           ---------------

           (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section
                                                                         -------
     12.9) by giving written notice thereof to the Lenders and the Borrower.
     ----
     Upon any such resignation, the Required Lenders shall have the right, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld or delayed), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld or delayed), the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $50,000,000.

           (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall
                                                            ----------
     inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

           (c) In the event BTCC resigns as Agent it shall refund to the Borrower a pro rata portion of the Collateral Management Fee paid to BTCC in respect of the year in which such resignation occurs equal to the percentage of such year remaining prior to the next anniversary of the Closing Date.

     12.10 Collateral Matters.
           ------------------

           (a) Each Lender authorizes and directs the Agent to enter into the Ancillary Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Credit Agreement or the Ancillary Documents, and the exercise by the

     Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Ancillary Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Ancillary Documents.

           (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby or (ii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.10.
          -------------

           (c) The Lenders hereby agree that the Lien granted to the Agent and the Lenders in any property sold or disposed of in accordance with the provisions of Section 7.5 hereof shall, if no Default or Event of Default
                   -----------
     shall then exist, be automatically released except to the extent a signed release of the Agent is required pursuant to Section 7.5; provided, however
                                                  -----------  --------  -------
     that Agent's Lien shall attach to and continue in the proceeds and products of such property arising from any such sale or disposition and provided,
                                                                    --------
     further, that the proceeds from any such sale or disposition by the
     -------
     Borrower shall be paid to the Agent for application to the then outstanding Loans.

           (d) The Lenders hereby agree that the Agent shall release (or subordinate to the extent permitted by the provider of purchase money financing referred to below, in the discretion of such provider) any Lien granted to or held by the Agent and the Lenders on any personal property other than Accounts and Inventory acquired or owned by any Borrower at any time after the Effective Date (the "After-Acquired Personal Property") which is located on any real property acquired and held in fee or owned by the Borrower at any time after the Effective Date (the "After-Acquired Real Property") so long as such After-Acquired Real Property on which the After-Acquired Personal Property is located is (i) financed with a purchase money mortgage permitted pursuant to Section 7.4(f) hereof and (ii) not required
                                    --------------
     to become subject to a Lien of the Agent pursuant to Section 6.7 hereof.
                                                          -----------
     Such release or subordination shall be given by the Agent only upon the request of the Borrower.

           (e)  To the extent, pursuant to the provisions of Section 12.10(b),
                                                           -----------------
     (c), and (d) hereof, the Agent's execution of a release is required to
              ---
     release its Lien upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not be required to execute any such
     -------- ----
     document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests retained by the Borrower or any Subsidiary of any Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

           (f) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this
     Section 12.10 or in any of the Ancillary Documents, it being understood and
     -------------
     agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct. The Agent agrees to conduct or cause to be conducted at least two audits of the Collateral during each year that this Credit Agreement shall remain in effect.

     12.11 Actions with Respect to Defaults.  In addition to the Agent's right
           --------------------------------
to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders; provided that until the Agent shall
                                           -------- ----
have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

     12.12 Delivery of Information.  The Agent shall not be required to deliver
           -----------------------
to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, any Subsidiary of the Borrower, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.



                                  ARTICLE 13
                                  ----------

                                 Miscellaneous
                                 -------------

     13.1  Waivers.  The Borrower hereby waives due diligence, demand,
           -------
presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

     13.2  JURY TRIAL.  THE BORROWER, THE AGENT AND THE LENDERS EACH HEREBY
           ----------
WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

     13.3  GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS
           -------------
CREDIT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     13.4  VENUE; SERVICE OF PROCESS; WAIVER OF DAMAGES.
           --------------------------------------------

           (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS, OR ANY OTHER DOCUMENT RELATING HERETO OR THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF

     ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (1) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (2) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 13.5 HEREOF. NOTHING HEREIN
                                          ------------
     SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

           (B) THE BORROWER (1) AGREES THAT NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE BORROWER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS CREDIT AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE AGENT OR SUCH LENDER, AS THE CASE MAY BE (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND (2) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST THE AGENT OR ANY LENDER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE), EXCEPT A CLAIM BASED UPON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS

     EFFECTIVE, NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS CREDIT AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE AGENT OR SUCH LENDER, AS THE CASE MAY BE (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT

     13.5  Notices.  Except as otherwise provided herein, all notices and
           -------
correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, then to BT Commercial Corporation, Sears Tower, 84th Floor, Chicago, Illinois 60606, Attention: Credit Department, Wayne D. Hillock, and if to the Borrower, then to (i) Borrower at One Fordham Road, North Reading, MA 01864-2680, Attention: James Lawlor, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, at (312) 993-8096, and if to the Borrower at (508) 664-8763. All such notices and correspondence to any of the Lenders shall be sent and confirmed in a similar manner to the addresses set forth on the signature pages hereto. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that notices to the Agent
                                              -------- ----
shall not be effective until received.

     13.6  Assignability.
           -------------

           (a) The Borrower shall not have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Agent and the Lenders.

           (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower (including, without limitation, any increased costs under

     Section 3.10 hereof).
     ------------

           (c) Each Lender may, with the consent of the Agent which consent shall not be unreasonably withheld, but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Notes; provided that (i) for each such assignment, the parties thereto
            -------- ----
     shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500 to be paid by the assignee, (ii) no such assignment shall be for less than $10,000,000 of the Commitments (except any assignment made pursuant to Section 13.7 hereof), and (iii) any such
                                     ------------
     assignment shall include such Lender's pro rata interest in all Loans hereunder. Upon such execution and delivery of the Assignment and Acceptance to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 13.9 hereof which will
                                             ------------
     survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

           (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Parties or the performance or observance by the Borrower or any other Credit Parties of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto,
     (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in
     Section 6.1 hereof and such other documents and information as it has
     -----------
     deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this

     Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

           (e)  The Agent shall maintain at its address referred to in Section
                                                                       -------
     13.5 hereof a copy of each Assignment and Acceptance delivered to and
     ----
     accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with the Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. Within five (5) Business Days after the Agent's acceptance and recordation of any of such Assignment and Acceptance, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Note or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

           (g) Each Lender may sell participations (without the consent of the Agent, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided that (i) such
                                                          -------- ----
     Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations, or Foreign Exchange Obligations or Acceptance Obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Letter of Credit reimbursement obligations or Foreign Exchange Obligations or Acceptance Obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans, or Letter of Credit reimbursement obligations or Foreign Exchange Obligations or Acceptance Obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

           (h) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

           (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrower.

     13.7  [INTENTIONALLY OMITTED].

     13.8  Information.  The Borrower hereby agrees that the Agent and the
           -----------
Lenders may exchange any information concerning the Borrower, including, without limitation, information relating to the creditworthiness of the Borrower in the possession or control of the Agent or the Lenders, as the case may be; (i) with any of their respective affiliates; provided, however, that any such exchange,
                                    --------  -------
and the nature, manner and extent thereof shall be limited pursuant to any written confidentiality agreement governing the obligations of the Agent or the Lenders or such affiliate, as the case may be, with respect to such information; provided, further, that neither the Agent nor any of the Lenders shall in any
--------  -------
event furnish any such information to any competitor of the Borrower or any customer of the Borrower or any Person known by the Agent or any Lender to be contemplating an acquisition of any capital stock or assets of the Borrower or any agent or affiliate of any of the foregoing, except with the prior written consent of the Borrower or as required by applicable law or judicial order; (ii) to any regulatory authority having jurisdiction over the Lender, (iii) to any other person, in connection with the exercise of the Lender's rights hereunder or under any of the other Credit Documents.

     13.9  Indemnification.  The Borrower shall and hereby agrees to indemnify,
           ---------------
defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents and employees from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated thereby, (ii) any actual or proposed use by the Borrower of the proceeds of the Loans or (iii) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by the Borrower, any Pledgor or any of the Lenders in connection with compliance by the Borrower or any Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrower shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing. The provisions of this Section
                                                                       -------
13.9 shall not limit or waive, and are not
----
intended to limit or waive, any claim which the Borrower has or may have against any Defaulting Lender.

     Without limiting the generality of the foregoing paragraph, the Borrower will defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to any real property owned, leased or operated by the Borrower, or any orders, requirements or demands of governmental authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

     The Borrower's obligations under this Section 13.09 shall survive any
                                           -------------
termination of the Commitments and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Credit Agreement.

     13.10 Entire Agreement; Successors and Assigns.  This Credit Agreement
           ----------------------------------------
along with the other Credit Documents constitutes the entire agreement among the Borrower, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrower and the Lenders and their respective successors and permitted assigns.

     13.11 Amendments, Etc.  No amendment or waiver of any provision of this
           ----------------
Credit Agreement or any other Credit Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided
                                                                    --------
that no amendment, waiver or consent shall, unless in writing and signed by all
----
the Lenders, do any of the following: (i) increase the Commitments, (ii) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations, any Foreign Exchange Obligations, any Acceptance Obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent),
(iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations, any Foreign Exchange Obligations, any Acceptance Obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent), (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Required Lenders to take any action hereunder, (v) amend or waive
Section 3.5(b) or this Section 13.11, or change the definition of Required
--------------         -------------
Lenders, or (vi) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrower permitted under this Credit Agreement, release any Liens in favor of the Lenders on any of the Collateral (except as provided in Sections 7.5 and 12.10) and provided further, that no
                       ------------     -----      -------- -------
amendment, waiver or consent affecting the rights or duties of the Agent, an Issuing Bank, a Foreign Exchange Guarantor or an Accepting Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or such Issuing Bank, such Foreign Exchange Guarantor or such Accepting Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 12 (other than
                            ----------
the provisions of Section 12.9 and 12.10). In addition, the Borrower and the
                  ------------     -----
Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I from time to time in the manner requested by the Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided,
                                                                 --------
however, that the Agent shall promptly deliver a copy of any such modification
-------
to the Borrower and each Lender.

     13.12 [INTENTIONALLY OMITTED].

     13.13 Nonliability of Agent and Lenders.  The relationship between the
           ---------------------------------
Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     13.14 Independent Nature of Lenders' Rights.  The amounts payable at any
           -------------------------------------
time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt.

     13.15 Counterparts.  This Credit Agreement may be executed in any number
           ------------
of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     13.16 Effectiveness.  This Credit Agreement shall become effective on the
           -------------
date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent or, in the case of Lenders who have not so delivered the same to the Agent, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     13.17 Severability.  In case any provision in or obligation under this
           ------------
Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     13.18 Headings Descriptive.  The headings of the several sections and
           --------------------
subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     13.19 Maximum Rate.  Notwithstanding anything to the contrary contained
           ------------
elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrower to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section 13.19 shall control every
                                               -------------
other provision of this Credit Agreement and all agreements among the Borrower, the Agent and the Lenders.

     13.20 Right of Setoff.  In addition to and not in limitation of all rights
           ---------------
of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or the Obligations of any Credit Party are matured, have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in Section
                                                                      -------
3.11 hereof.
----

     13.21 Confidentiality.  (a)  The Agent and each Lender agree that they
           ---------------
shall hold in confidence in accordance with their respective customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, any confidential information which has been marked as "confidential" provided by the Borrower either directly to the Agent or such Lender or indirectly through the Agent.

     (b) Notwithstanding the foregoing paragraph (a), this Section shall not apply to: (i) information exchanged among the Agent and the Lenders or among their employees, officers, accountants, attorneys or consultants provided that
                                                                 -------- ----
any such Person shall have first been advised of the confidential nature of such information; (ii) information that has been or is made public by the Borrower or any third party without breach of this Credit Agreement or otherwise becomes generally available to the public other than as a result of a disclosure in violation of this Section 13.21; (iii) information that was or becomes available
                  -------------
to the Agent, or any Lender from a third party on a non-confidential basis; (iv) information that is required to be disclosed by law, including to bank examiners and regulatory authorities; (v) information that is required to be disclosed by any court, agency or legislative body (by interrogatories, requests for information, oral questions, subpoena, civil investigative demand or similar process); or (vi) any disclosure of confidential information to a proposed participant or purchasing bank in connection with a proposed participation or transfer pursuant to Section 13.6 hereof; provided that such proposed
                     ------------         -------- ----
participant or purchasing bank shall have first agreed to treat such information as confidential as provided in this Section 13.21.
                                    -------------

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                                 BORROWER:

                                 CONVERSE INC.

                                 By:
                                    -------------------------------------------
                                    Senior Vice President


                                 LENDER:

                                 BT COMMERCIAL CORPORATION


                                 By:
                                    -------------------------------------------
                                    Senior Vice President

                                    ANNEX I
                                    -------

                        LENDERS AND COMMITMENT AMOUNTS
                              As of May 20, 1997


Name and Address of Lender                          Revolving Credit Commitment
--------------------------                          ---------------------------

BT COMMERCIAL CORPORATION                                       $150,000,000.00
233 South Wacker Drive
84th Floor
Chicago, Illinois 60606
Attention:  Wayne D. Hillock
Telecopy No.: (312) 993-8096